Exhibit 10.30

PURCHASE, SALE AND PARTICIPATION AGREEMENT

by and between

ORCA ICI DEVELOPMENT, JV,

as Seller,

and

MATADOR RESOURCES COMPANY,

as Buyer

Dated as of May 16, 2011

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	(b) Participation Right – DeWitt	10
	(c) Participation Right – KGW	11
	(d) Reassignment	12
	(e) Lease Burdens	12
	(f) Rights of Ingress and Egress	12

8.	Feasibility Period; Inspections	13

9.	Covenants of Seller Prior to Closing	14
	(a) Operations	14
	(b) Negative Covenants	14

10.	Closing	15
	(a) Time and Place	15
	(b) Preliminary Closing Settlement Statement	15
	(c) Agreed Closing Settlement Statement	15
	(d) Seller’s Deliveries	15
	(e) Buyer’s Deliveries	16
	(f) Copies of Data and Recorded Assignment	16
	(g) Sales and Transfer Taxes	16

11.	Post-Closing Obligations	16
	(a) Final Settlement Statement	16
	(b) Payment of Final Settlement Amounts	17
	(c) Additional Payments Received	17
	(d) Revenues and Expenses	17
	(e) Drilling and Completion of Earning Wells	17
	(f) Identification of Wells	18

12.	Indemnification	18
	(a) By Seller	18
	(b) By Buyer	18

13.	Area of Mutual Interest	18

14.	Dispute Resolution	19
	(a) Mediation	19
	(b) Arbitration	19

15.	Miscellaneous	20
	(a) Further Assurances	20
	(b) Entire Agreement	20
	(c) Confidentiality	21
	(d) Notices	21
	(e) Binding Effect	22
	(f) Counterparts	22
	(g) Law Applicable; Jurisdiction and Venue	22
	(h) Survival	23

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(i) Headings	23
(j) Timing	23
(k) Expenses	23
(l) Amendment and Waiver	23
(m) Announcements	23
(n) Third-Party Beneficiaries	23
(o) Severance	23

Exhibits

Exhibit “A”	Description of DeWitt Leases
Exhibit “A-1”	List of DeWitt Lease Net Revenue Interests, Net Acres and Allocated Values
Exhibit “B”	Description of Karnes, Gonzales and Wilson Leases
Exhibit “B-1”	List of Karnes, Gonzales and Wilson Lease Net Revenue Interests, Net Acres and Allocated Values
Exhibit “C”	List of Certain Agreements, Contracts, Approvals and Consents
Exhibit “D”	Joint Operating Agreement
Exhibit “E”	Form of DeWitt Five Percent Reassignment
Exhibit “F”	Form of DeWitt Fifteen Percent Reassignment
Exhibit “G”	Form of KGW Earning Well Reassignment
Exhibit “H”	Form of Orca Participation Reassignment
Exhibit “I”	Form of Assignment, Conveyance and Bill of Sale
Exhibit “J”	Lewton Well Log
Exhibit “K”	Other Obligations Exhibit
Exhibit “L”	Tax Partnership Agreement

Schedules

Schedule 4(i)	Legal Proceedings

Addenda

Addendum to Address Post-Closing Issues

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PURCHASE, SALE AND PARTICIPATION AGREEMENT

This Purchase, Sale and Participation Agreement (the “Agreement”) is made this 16th day of May, 2011 (the “Effective Date”), by and between ORCA ICI DEVELOPMENT, JV, a Texas general partnership (“Seller”), whose address is 5005 Riverway, Suite 440, Houston, Texas 77056, and MATADOR RESOURCES COMPANY, a Texas corporation, whose address is One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240 (“Buyer”). Buyer and Seller may be collectively referred to herein as the “Parties” and individually as a “Party.” Buyer and Seller agree as follows:

AGREEMENT

1. Purchase and Sale.

(a) Property Being Sold. For and in consideration of the Purchase Price and Buyer’s agreement to the terms and conditions of this Agreement, including without limitation Buyer’s agreement to drill the DeWitt Earning Wells and the KGW Earning Wells, and subject to the terms and conditions of this Agreement, Seller agrees to make the Property exclusively available and subject to Buyer’s right to acquire and retain it hereunder. The term “Property” (or within context “Properties”) means:

(i) DeWitt Leasehold. An undivided Fifty Percent (50%) of 8/8ths of Seller’s right, title and interest in and to the oil, gas and mineral leases and subleases, including renewals, extensions, ratifications and amendments to such leases and subleases, and further including working interests, rights of assignment and reassignment, net revenue interests and undeveloped locations under or in oil, gas and mineral leases, and interests in rights to explore for and produce oil, gas or other minerals covering approximately 2,794.728 gross acres and 2,794.728 net acres in DeWitt County, Texas insofar and only insofar as such rights, titles and interests are described in Exhibit “A” (all references in this Agreement to Exhibit “A” shall be deemed to include Exhibit “A-1”) attached and made a part hereof (all of such right, title and interest described in this Section 1(a)(i) being hereinafter referred as the “DeWitt Leases” or in some cases “DeWitt Lease” if the context requires, but excluding the 220 acres associated with the Lewton #1H well as identified in the Farmout Agreement dated March 18, 2011, by and between Buyer and Seller);

(ii) Karnes, Gonzales and Wilson Leasehold. One Hundred Percent (100%) of 8/8ths of Seller’s right, title and interest in and to the oil, gas and mineral leases and subleases, including renewals, extensions, ratifications and amendments to such leases and subleases, and further including working interests, rights of assignment and reassignment, net revenue interests and undeveloped locations under or in oil, gas and mineral leases, and interests in rights to explore for and produce oil, gas or other minerals covering approximately 3,938.081 gross acres and 3,938.081 net acres in Karnes, Gonzales and Wilson Counties, Texas insofar and only insofar as such rights, titles and interests are described in Exhibit “B” (all references in this Agreement to Exhibit “B” shall be deemed to include Exhibit “B-1”) attached and made a part hereof (all of such right, title and interest described in this Section 1(a)(ii) being hereinafter

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referred to herein as the “KGW Leases” or in some cases “KGW Lease” if the context requires; the DeWitt Leases and KGW Leases (or assigned interest therein) being hereinafter referred to collectively as the “Leases” or in some cases “Lease” if the context requires);

Notwithstanding the foregoing clauses (i) and (ii), the term “Property” shall exclude, and Seller shall reserve and except in any assignment thereof, any of Seller’s right, title and interest in the Leases not conveyed and assigned to Buyer as a result of a Title Defect (as defined in Section 6(a)) unless Seller is able to timely cure or remediate such defect as referenced in Section 6(d) or if such defect is waived by Buyer.

(iii) Rights in Production. All of Seller’s right, title and interest in and to all reversionary interests, backin interests, overriding royalty interests and production payments relating to all natural gas, casinghead gas, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous or liquid, produced and severed from, or allocable to the Leases (the “Hydrocarbons”), but only to the extent such right, title and interest are attributable to the Leases;

(iv) Contract Rights. All of Seller’s right, title and interest in or derived from unit agreements, orders and decisions of regulatory authorities establishing or relating to units, unit operating agreements, exploration agreements, operating agreements, communitization agreements, gas purchase agreements, oil purchase agreements, gathering agreements, transportation agreements, road use agreements, surface use agreements, processing or treating agreements, farmout agreements and farm in agreements, rights-of-way, easements, seismic agreements, seismic permits, permits, surface leases and any other agreements relating to the Leases and Hydrocarbons to the extent such contracts are assignable without the payment of any compensation (the “Contracts”), but only to the extent such right, title and interest are attributable to the Leases, and Hydrocarbons;

2. Purchase Price. As part of the consideration to Seller, Buyer agrees to pay to Seller for the Property the sum of THIRTY FOUR MILLION DOLLARS AND NO/100 ($34,000,000.00) (the “Purchase Price”). The Purchase Price shall be payable at Closing (as hereinafter defined) to Seller in immediately available funds.

3. Effective Date and Closing. The conveyance of the Property to Buyer shall be effective as of and title thereof shall be delivered at the closing, which shall take place on the date that is five (5) business days after the Effective Date (the “Closing” or “Closing Date”) unless extended by the written agreement of the Parties.

4. Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof and will represent and warrant to Buyer at the Closing, as follows:

(a) Authority. Orca ICI Development, JV is a general partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite power and authority to enter into, deliver and perform this Agreement and carry out the transactions contemplated under this Agreement.

(b) Valid Agreement. This Agreement constitutes the legal, valid and binding agreement of Seller on its behalf. At the Closing, all instruments required hereunder to be executed

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and delivered by Seller shall constitute legal, valid and binding obligations of Seller. The execution and delivery by Seller of this Agreement, the consummation of the transactions set forth herein and the performance by Seller of its obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of Seller and will not, in any material respects, violate, conflict with or result in any violation or breach of any provision of any:

(i) Agreement, contract, mortgage, lease, license or other instrument to which Seller or any of Seller’s partners are a party or by which Seller or the Property is bound;

(ii) Governmental franchise, license, permit or authorization or any judgment or order of a judicial or governmental body applicable to Seller or the Property; or

(iii) Law, statute, decree, rule or regulation of any jurisdiction in the United States to which Seller or the Property is subject.

(c) Authorization. This Agreement has been duly authorized, executed and delivered by Seller on its behalf. All instruments required to be delivered by Seller at the Closing shall be duly authorized, executed and delivered by Seller. This Agreement and all documents executed by Seller in connection with this Agreement shall constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, as well as general principles of equity.

(d) Leases. (i) The Leases are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms, (ii) all royalties, rentals and other payments due under the Leases have been fully, properly and timely paid, or placed in suspense, (iii) Seller has not made any oral or written agreements that would impair or interfere with the ability of Buyer to enter upon and conduct operations on the Leases, amend any of the terms in the Leases, or bind Buyer to any obligations that are not disclosed in the Leases or on the Other Obligations Exhibit attached hereto as Exhibit “K”, (iv) all deductions from oil and gas proceeds have been deducted in compliance with all of the terms and conditions of the applicable Leases, other contracts and applicable law, (v) Seller is not in material breach or default with respect to any of its obligations pursuant to any of the Leases and (vi) Seller has received no written or oral notice of default under any of the Leases.

(e) Prepayments and Wellhead Imbalances. Except as provided in the Leases, Seller is not obligated, by virtue of a production payment, prepayment arrangement under any contract for the sale of Hydrocarbons containing a “take or pay,” advance payment or similar provision, gas balancing agreement or any other arrangement to deliver Hydrocarbons produced from the Property at any time after the Effective Date without then or thereafter receiving full payment therefor.

(f) Taxes. All due and payable ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property on the Property have been timely paid when due and are not in arrears and all such taxes and assessments which become due prior to the Closing Date for any periods prior to the Effective Date, will be properly paid or accounted for at Closing.

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(g) Brokers. Seller has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees with respect to this transaction for which Buyer shall have any obligation or liability.

(h) Maintenance of Interests. Seller has maintained and will continue, from the date of this Agreement until the Closing, to maintain the Property in a reasonable and prudent manner, in full compliance with applicable law and orders of any governmental authority, will maintain insurance and bonds, if any, now in force with respect to the Property and will pay when due all costs and expenses coming due and payable in connection with the Property including but not limited to, payment of all rentals, deferred payments, extension payments and any other necessary payments to maintain the Leases in full force and effect.

(i) Suits and Claims. Except as disclosed on Schedule 4(i) attached hereto, to Seller’s knowledge, no suit, action, claim or other proceeding is now pending or threatened before any court, arbitration panel or governmental agency which might result in the impairment or loss of any of Seller’s title to any portion of the Property or a material diminution of the value of any of the Property or that might materially hinder or impede the operation of the Property, and Seller shall promptly notify Buyer of any such proceeding which arises or is threatened prior to the Closing Date.

(j) Environmental Matters. To Seller’s knowledge, Seller is not in material violation of any environmental laws applicable to the Property, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any environmental laws. Seller has not received any written notice alleging such a violation is pending or threatened against the Property.

(k) Obligation to Close. Seller shall take or cause to be taken all actions necessary or advisable to consummate the transactions contemplated by this Agreement and to assure that as of the Closing Date it will not be under any material, legal, governmental or contractual restriction that would prohibit or delay the timely consummation of such transactions.

(l) Outstanding AFEs, Well Commitments, Etc. Except as provided in the Leases, Seller has not, and will not after execution of this Agreement by all Parties, become legally obligated for any future operational commitments requiring an expenditure, if such commitments would be binding on Buyer, of greater than Five Thousand Dollars and No/100 ($5,000.00) net to the Property, without obtaining Buyer’s written consent. There are no operations on the Property to which Seller is or was a non-consenting party. There are no obligations to drill additional wells on the Leases, other than those required to maintain the Leases in force and effect.

(m) Contracts, Consents and Preferential Rights. Exhibit “C” attached hereto and made a part hereof accurately identifies the following items:

(i) All joint venture and area of mutual interest agreements of which any terms remain executory and affect any Property;

(ii) All gas purchase contracts, oil purchase contracts, gathering contracts, transportation contracts, marketing contracts, disposal or injection contracts and all

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other contracts affecting any Property which are not, by the terms thereof, subject to termination upon thirty (30) days or less notice;

(iii) All governmental approvals and third party contractual consents required in order to consummate the transactions contemplated by this Agreement; and

(iv) All agreements pursuant to which third parties have preferential rights or similar rights to acquire any portion of the Property upon the transfer of the Property by Seller to the Buyer as contemplated by this Agreement.

(n) Buyer’s Remedy in the Event of a Breach of Warranty by Seller. If Buyer discovers or is advised by Seller in writing at or prior to Closing that any of Seller’s warranties and representations are untrue as of the Closing, then Buyer may either (i) waive objection thereto and close, without reduction of the Purchase Price; or (ii) as Buyer’s sole and exclusive remedy, terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder except as otherwise expressly provided.

5. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof and will represent and warrant at the Closing, as follows:

(a) Authority. Buyer is a corporation duly organized and in good standing under the laws of the State of Texas and has all the requisite corporate power and authority to enter into and perform this Agreement and carry out the transactions contemplated under this Agreement.

(b) Valid Agreement. This Agreement constitutes the legal, valid and binding agreement of Buyer. At the Closing, all instruments required hereunder to be executed and delivered by Buyer shall be duly executed and delivered to Seller and shall constitute legal, valid and binding obligations of Buyer. Buyer’s execution and delivery of this Agreement, the consummation of the transactions set forth herein and Buyer’s performance of Buyer’s obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of Buyer and will not conflict with or result in any violation of any provision of any:

(i) Agreement, contract, mortgage, lease, license or other instrument to which Buyer is a party or by which Buyer is bound;

(ii) Governmental franchise, license, permit or authorization or any judgment or order of a judicial or governmental body applicable to Buyer; or

(iii) Law, statute, decree, rule or regulation of any jurisdiction in the United States to which Buyer is subject.

(c) Governmental Approvals. Buyer shall obtain all required local, state, federal governmental and agency permissions, approvals, permits, bonds and consents, as may be required to assume Seller’s assigned obligations and responsibilities attributable to the Property.

(d) Independent Evaluation. Buyer is an experienced and knowledgeable investor in the oil and gas business. Buyer has been advised by and has relied solely on its own

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expertise and legal, tax, title, reservoir engineering, environmental and other professional counsel concerning this transaction, the Property, the value thereof and title thereto.

(e) Obligation to Close. Buyer shall take or cause to be taken all actions necessary or advisable to consummate the transactions contemplated by this Agreement and to assure that as of the Closing Date it will not be under any material, corporate, legal, governmental or contractual restriction that would prohibit or delay the timely consummation of such transactions.

(f) Available Funds. Buyer has readily available sufficient funds to pay the full amount of the Purchase Price.

(g) Brokers. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees with respect to this transaction for which Seller shall have any obligation or liability.

6. Title Matters.

(a) Definitions.

(i) “Marketable Title” means a title that can be deduced from the applicable county, state and federal records and is such that:

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a reasonable and prudent person engaged in the business of the ownership, development and operation of oil and gas properties with the knowledge of all the facts and their legal bearing would be willing to accept title to the Property, and

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the title is free and clear from liens and encumbrances that would reduce, impair or prevent Buyer from receiving payment from the purchasers of production, or which would materially impair or reduce the ability of Buyer to enter upon and conduct operations upon the Property, or which would materially impair or reduce the economic benefit Buyer could reasonably expect from acquiring the Property.

(ii) “Title Defect” means: (A) any matter that would cause the title to the Property to fail to qualify as Marketable Title; (B) any matter that reduces the net revenue interest to be conveyed to Buyer in any Lease to less than that which is represented on Exhibit “A-1” or “B-1”; and (C) any matter that reduces the number of net acres to be conveyed with respect to any Lease from that which is represented on Exhibit “A-1” or “B-1”; provided, however, the term “Title Defect” shall not include a Permitted Encumbrance.

(iii) “Allocated Value” means the value agreed upon by the Parties for the Properties as set forth on Exhibits “A-1” and “B-1”.

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(iv) “Permitted Encumbrance”, as to any Lease, means:

(1) lessors’ royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens (“Lease Burdens”) (payable or in suspense) filed of record as of March 17, 2011 in the county in which such Lease is located, if the net cumulative effect of such Lease Burdens does not operate to reduce (i) the net revenue interest for such Lease below that which is represented on Exhibit “A-1” or “B-1”, and (ii) the number of net acres to be conveyed with respect to such Lease from that which is represented on Exhibit “A-1” or “B-1”;

(2) liens for taxes or assessments not yet due and delinquent;

(3) all rights to consent by, required notices to, filings with, or other actions by federal, state or local governmental bodies in connection with the conveyance of the applicable Lease if the same are customarily obtained after such conveyance (“Routine Consents”);

(4) rights of reassignment upon the surrender or expiration of any Lease;

(5) easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, on, over or in respect of the lands covered by the Lease or any restriction on access thereto so long as the same do not materially interfere with the operation of the affected Lease and do not materially affect the value thereof;

(6) materialmen’s, mechanics’, operators’ or other similar liens arising in the ordinary course of business incidental to operation if such liens and charges have not been filed pursuant to law or the time for filing such liens and charges has expired; and

(7) all other contracts, agreements, instruments, obligations, defects and irregularities affecting such Lease that individually or in the aggregate are not such as to materially interfere with the ability of Buyer to enter upon and conduct operations upon the Lease or materially interfere with the value or use of such Lease and cannot reasonably be expected to prevent Buyer from receiving the proceeds of production from such Lease; provided, nothing in this Section 6(a)(iv)(7) shall operate to reduce (i) the net revenue interest for such Lease below that which is represented on Exhibit “A-1”or “B-1” and (ii) the number of net acres to be conveyed with respect to such Lease from that which is represented on Exhibit “A-1” or “B-1”.

(b) Examination of Files and Records. Seller has made and shall continue to make available to Buyer its Leases, title files, easements, contracts and other title information available in Seller’s files relating to the Property (collectively “Data”). Upon reasonable advance notice from Buyer, all such Data shall be made available at Seller’s office during normal working hours. Seller shall also permit Buyer to examine and copy such Data at Buyer’s expense. If Closing does not occur, Buyer shall promptly return all such Data, copies of Data and other materials provided by Seller to Buyer hereunder. Buyer shall, and shall cause its

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affiliates, officers, employees, representatives and agents to, treat as confidential all such Data in accordance with the requirements of Section 15(c) of this Agreement and shall not, and shall cause its affiliates, officers, employees, representatives and agents not to, disclose or otherwise use the Data for any purpose other than its evaluation of the Property prior to the Closing.

(c) Notice of Title Defect. Buyer will review title to the Leases prior to Closing and notify Seller in writing of any Title Defect it discovers as soon as reasonably practicable after its discovery, but no later than two (2) business days after the Effective Date. Any notice provided hereunder shall include a description of the Title Defect, the basis for the Title Defect, the Lease affected by the Title Defect and the Allocated Value of the affected Lease. Buyer will be deemed to have conclusively waived any Title Defect about which it fails to notify Seller in writing within the applicable period specified in the preceding sentence.

(d) Procedure. If Buyer properly and timely notifies Seller of a Title Defect, Seller shall have the option, but not the obligation, to cure the Title Defect. If Seller elects not to, or is unable to cure a Title Defect prior to Closing, the Purchase Price will be reduced by the Allocated Value of the affected Lease. Further, the Buyer’s obligation to drill the KGW Earning Wells and/or the DeWitt Earning Wells, depending on the location of the affected Lease(s), shall be reduced proportionately to the reduction caused by the affected Lease in relation to the net leasehold acres of the KGW Leases or the DeWitt Leases, as appropriate (provided however, before Buyer’s obligation to drill a KGW Earning Well and/or a DeWitt Earning Well is reduced, the affected Leases must total at least twenty percent (20%) of the total net leasehold acres within the KGW Leases and/or the DeWitt Leases, as appropriate). The affected Lease will not be conveyed to Buyer at the Closing unless, however, Buyer elects to waive the Title Defect, in which case the Purchase Price shall not be reduced and the affected Lease shall be conveyed to Buyer at the Closing. In the event Buyer asserts a Title Defect and Seller elects to cure, no later than 5:00 PM on the business day preceding the Closing Date, Seller shall provide Buyer with a list of Leases with asserted Title Defects that it will undertake to attempt to cure, and in that event, the Purchase Price will be reduced at Closing by the Allocated Value of the affected Leases, and the Buyer’s obligation to drill the DeWitt Earning Wells and the KGW Earning Wells will be reduced under the standards set forth above, and the affected Leases will not be conveyed to Buyer at Closing. Seller will have sixty (60) days following the Closing Date to attempt to cure such asserted Title Defects. If Seller is able to cure a Title Defect to the reasonable satisfaction of Buyer or if Buyer elects to waive the asserted Title Defect, Seller shall make an additional assignment of the affected Lease to Buyer, and Buyer shall pay Seller the Allocated Value deducted from the Purchase Price with respect to such Title Defect within five (5) days thereafter, and any reduction in the Buyer’s obligation to drill the DeWitt Earning Wells and the KGW Earning Wells because of such Leases as set forth above will be reinstated. If an affected Lease is not ever assigned to Buyer pursuant to the foregoing provisions of this paragraph, such Lease will not be considered part of the Property; Seller shall retain such Lease and the Purchase Price shall be deemed permanently reduced by an amount equal to the Allocated Value of the affected Lease, and the Buyer’s obligation to drill the KGW Earning Wells and/or the DeWitt Earning Wells shall be permanently reduced as set forth above.

(e) Required Consents. The Parties agree that, under the terms of certain Leases, the consents of the lessors of such Leases (other than Routine Consents) are required to be obtained in connection with the assignment of such Leases from Seller to Buyer (“Required

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Consents”) and that Exhibit “C” attached hereto lists all of the Required Consents. Seller shall use its commercially reasonable efforts to obtain such Required Consents prior to Closing, provided that Seller shall not be required to expend any funds or make any other type of financial commitment as a condition to obtaining such Required Consent. If a Required Consent has not been obtained as of the Closing, then (i) the Lease for which such Required Consent has not been obtained shall not be conveyed at the Closing, (ii) the Allocated Value for that Lease shall not be paid to Seller, (iii) the Buyer’s obligation to drill the KGW Earning Wells and/or the DeWitt Earning Wells, depending on the location of the affected Lease(s), shall be reduced proportionately to the reduction caused by the affected Lease in relation to the net leasehold acres of the KGW Leases or the DeWitt Leases, as appropriate (provided however, before Buyer’s obligation to drill a KGW Earning Well and/or a DeWitt Earning Well is reduced, the affected Leases must total at least twenty percent (20%) of the total net leasehold acres within the KGW Leases and/or the DeWitt Leases, as appropriate); and (iv) Seller shall use its commercially reasonable efforts to obtain such Required Consent as promptly as practicable following Closing. If a Required Consent has been obtained within sixty (60) days after the Closing, Seller shall convey the affected Lease to Buyer effective as of the Closing Date, and Buyer shall pay Seller the Allocated Value of the affected Lease, and any reduction in the Buyer’s obligation to drill the DeWitt Earning Wells and the KGW Earning Wells because of such Leases as set forth above will be reinstated. If such Required Consent has not been obtained within sixty (60) days after the Closing, the affected Lease will not be considered part of the Property; Seller shall retain such Lease; and the Purchase Price shall be deemed permanently reduced by an amount equal to the Allocated Value of the affected Lease, and the Buyer’s obligation to drill the KGW Earning Wells and/or the DeWitt Earning Wells shall be permanently reduced as set forth above.

(f) Termination Right. Either Party may elect to terminate this Agreement without liability to the other Party by giving the other party written notice of such termination at any time prior to the Closing Date, if (i) the sum of the Title Defects equals or exceeds Twenty Five Percent (25%) of the Purchase Price and Seller elects not to cure such Title Defects; or (ii) the sum of the Required Consents not obtained by Seller equals or exceeds Twenty-Five Percent (25%) of the Purchase Price. However, as a condition to Seller’s right to terminate hereunder, Seller shall first make a good faith effort to cure the Title Defects and/or obtain the Required Consent, and, if Seller is unable to cure such Title Defects to the reasonable satisfaction of Buyer, or obtain the Required Consent, then, in the event the remaining uncured Title Defects or Required Consents not obtained by Seller at the Closing Date equal or exceed Twenty Five Percent (25%) of the Purchase Price and Buyer elects not to waive a sufficient number of the Title Defects or un-obtained Required Consents, so that the remaining Title Defects or un-obtained Required Consents are less than Twenty Five Percent (25%) of the Purchase Price, Seller may terminate this Agreement. For the purposes of this Subsection 6(f), the term “good faith effort” shall not require Seller to initiate litigation with respect to any Lease, or incur costs and expenses in connection with a particular Lease in excess of the sum of one percent (1.0%) of the Allocated Value of such Lease.

7. Right to Participate.

(a) Joint Operating Agreement. The Parties hereby agree that they and any of their successors, transferees and assigns are bound by and subject to the joint operating agreement attached hereto as Exhibit “D” (“JOA”). It is contemplated herein that there will be

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only one JOA between the Parties with respect to the Leases. The Parties agree to amend Exhibit “A” to such JOA by inserting from time to time addenda in which the working interests of Seller, its designees, successors, transferees and/or assigns and Buyer, its designees, successors, transferees and/or assigns in each well drilled thereunder shall be duly noted. In the event of a conflict between the JOA and this Agreement, then, in that case, this Agreement shall govern. The Parties agree to execute and cause to be recorded in the real property records of the counties in which the Properties are located the form of Memorandum of Joint Operating Agreement attached as Exhibit “F” to the JOA. The Parties further agree that any assignment, reassignment and/or other transfer of all or a portion of Buyer’s interest in the Properties shall expressly provide that the party acquiring such interest shall be bound by and subject to the JOA and the surviving provisions of this Agreement, and absent such language such assignment shall be null and void and of no force and effect.

(b) Participation Right – DeWitt. Under the terms of this Agreement and the JOA, Seller shall be deemed to participate to the full extent of a Fifteen Percent (15%) working interest in each of the first five (5) wells drilled on the DeWitt Leases (the “DeWitt Earning Wells”); provided, however, Seller’s working interest in each DeWitt Earning Well shall be proportionately reduced to the extent the Leases, or portions thereof, included within such drilling and spacing unit are (i) pooled, spaced, or unitized with other lands, (ii) represent less than One Hundred Percent (100%) of the leasehold in the lands covered by such Leases or (iii) represent less than One Hundred Percent (100%) of the mineral estate in the lands covered by such Leases. Buyer, on behalf of Seller, shall bear and pay One Hundred Percent (100%) of Seller’s working interest share of the drilling and completion costs incurred through the tanks, for each DeWitt Earning Well. Buyer will be entitled to receive Eighty Five Percent (85%) of the production attributable to each DeWitt Earning Well until such time as it has reached Payout (as defined below). “Payout” shall occur when Buyer has recouped One Hundred Percent (100%) of the costs to acquire, drill, complete, equip and produce a well. For the purposes of this Agreement, the costs used to determine when Payout has occurred shall be those costs and expenses described in Exhibit “C” to the JOA which the operator thereunder may properly charge to the non-operators, and inclusive of Buyer’s lease acquisition costs. Once each DeWitt Earning Well has reached Payout, Seller will have the right, but not the obligation, to back-in for an additional Thirty-Five Percent (35%) working interest (proportionately reduced to the extent the Leases, or portions thereof, included within such drilling and spacing unit are (i) pooled, spaced, or unitized with other lands, (ii) represent less than One Hundred Percent (100%) of the leasehold in the lands covered by such Leases or (iii) represent less than One Hundred Percent (100%) of the mineral estate in the lands covered by such Leases) in the DeWitt Earning Wells on a well-by-well basis, for no additional consideration. No later than twenty (20) days after reaching Payout on a particular DeWitt Earning Well, Buyer shall give written notice thereof to Seller. Upon receipt of the Buyer’s notice of reaching Payout with respect to a DeWitt Earning Well, Seller shall have a period of thirty (30) days in which to elect in writing to participate. In addition, under the terms of this Agreement and the JOA, Seller shall have the right to participate, on a well-by-well basis, for a Fifty Percent (50%) working interest (proportionately reduced in the same manner as for the DeWitt Earning Wells) in all wells drilled on the DeWitt Leases or on lands and other leases unitized, communitized or pooled with the DeWitt Leases to the extent such wells are not DeWitt Earning Wells (“Subsequent DeWitt Wells”). If Seller makes such an election to participate, Seller shall pay its working interest share of the drilling, completion, testing and equipping costs for all Subsequent DeWitt Wells in accordance with the

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JOA. Seller’s rights to participate and working interest obligations under this Section 7(b) shall also apply with respect to any renewals and extensions of any DeWitt Lease acquired at any time prior to the expiration of such DeWitt Lease. Provided that any assignment, transfer or security interest is made specifically subject to the terms and conditions of this Agreement and the JOA, Seller (i) may assign or otherwise transfer its rights to participate arising under this Agreement with the consent of the Buyer, which consent may not be unreasonably withheld, (ii) may create a security interest in such rights and (iii) may mortgage and create a lien or security interest in any interest that it earns or receives hereunder and has been assigned from Buyer in accordance with Section 7(d) below.

(c) Participation Right – KGW. Buyer shall bear and pay One Hundred Percent (100%) of the drilling and completion costs incurred through the tanks, for each of the first five (5) wells drilled on the KGW Leases by Buyer (the “KGW Earning Wells”). Buyer will be entitled to receive One Hundred Percent (100%) of the production attributable to each KGW Earning Well until Payout. Once each KGW Earning Well has reached Payout, Seller will have the right, but not the obligation, to back-in for a Twenty Five Percent (25%) working interest (proportionately reduced in the same manner as for the DeWitt Earning Wells) in the KGW Earning Wells on a well-by-well basis, for no additional consideration. No later than twenty (20) days after reaching Payout on a particular KGW Earning Well, Buyer shall give written notice thereof to Seller. Upon receipt of the Buyer’s notice of reaching Payout with respect to a KGW Earning Well, Seller shall have a period of thirty (30) days in which to elect in writing to participate. Subsequent to the drilling and completion of all five (5) KGW Earning Wells, Seller will have a one-time election to acquire a Twenty Five Percent (25%) leasehold interest (proportionately reduced) in the KGW Leases for a one-time payment to Buyer of Five Million, Five Hundred Ten Thousand Nine Hundred Ninety Nine Dollars ($5,510,999.56) (the “Orca Participation Payment”), said election and Orca Participation Payment will be due within Thirty (30) days of written notification by Buyer that all five (5) KGW Earning Wells have been drilled and completed. Should Seller fail to elect and make the Orca Participation Payment within Thirty (30) days then it will be deemed to have forfeited all of its rights and interests contemplated by the one-time election. Upon Seller’s election and payment of the Orca Participation Payment, Seller will acquire the right to participate in all subsequent wells on the KGW Leases or on lands and other leases unitized, communitized or pooled with the KGW Leases to the extent such wells are not KGW Earning Wells (“Subsequent KGW Wells”). If Seller makes such an election, Seller shall pay its working interest share of the drilling, completion, testing and equipping costs for all Subsequent KGW Wells in accordance with the JOA. Seller’s rights to participate and working interest obligations under this Section 7(c) shall also apply with respect to any renewals and extensions of any KGW Lease acquired at any time prior to the expiration of such KGW Lease. Provided that any assignment, transfer or security interest is made specifically subject to the terms and conditions of this Agreement and the JOA, Seller (i) may assign or otherwise transfer its rights to participate arising under this Agreement with the consent of the Buyer, which consent may not be unreasonably withheld, (ii) may create a security interest in such rights and (iii) may mortgage and create a lien or security interest in any interest that it earns or receives hereunder and has been assigned from Buyer in accordance with Section 7(d) below.

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(d) Reassignment.

(i) If the cumulative production from any DeWitt Earning Well reaches 500,000 Barrels of Oil Equivalent, then no later than twenty (20) days thereafter, Buyer shall assign to Seller, by delivery of an Assignment in the form attached hereto as Exhibit “E” (the “DeWitt Five Percent Reassignment”), an undivided Five Percent (5%) working interest, proportionately reduced, in (i) the DeWitt Leases insofar and only insofar as they provide rights in and to the wellbore for such well, (ii) the Hydrocarbons produced from such well, (iii) the equipment used or obtained in connection with such well and (iv) other rights and agreements relating to or used in connection with such well, all as more particularly described and set forth in the form of the DeWitt Five Percent Reassignment.

(ii) If the cumulative production from any DeWitt Earning Well reaches 750,000 Barrels of Oil Equivalent, then no later than twenty (20) days thereafter, Buyer shall assign to Seller, by delivery of an Assignment in the form attached hereto as Exhibit “F” (the “DeWitt Fifteen Percent Reassignment”), an undivided Fifteen Percent (15%) working interest, proportionately reduced, in (i) the DeWitt Leases insofar and only insofar as they provide rights in and to the wellbore for such well, (ii) the Hydrocarbons produced from such well, (iii) the equipment used or obtained in connection with such well and (iv) other rights and agreements relating to or used in connection with such well, all as more particularly described and set forth in the form of the DeWitt Fifteen Percent Reassignment.

(iii) Upon Payout of any KGW Earning Well, and election by Seller to back-in to such well, then no later than twenty (20) days thereafter, Buyer shall assign to Seller, by delivery of an Assignment in the form attached hereto as Exhibit “G” (the “KGW Earning Well Reassignment”), an undivided Twenty Five Percent (25%) working interest, proportionately reduced, in (i) the KGW Leases insofar and only insofar as they provide rights in and to the well and 110 acres surrounding the wellbore for such well in the form of a rectangle with the wellbore in the center, (ii) the Hydrocarbons produced from such well, (iii) the equipment used or obtained in connection with such well and (iv) other rights and agreements relating to or used in connection with such well, all as more particularly described and set forth in the form of the KGW Earning Well Reassignment.

(iv) Upon the payment of the Orca Participation Payment, then no later than twenty (20) days thereafter, Buyer shall assign to Seller, by delivery of an Assignment in the form attached hereto as Exhibit “H” (the “Orca Participation Reassignment”), an undivided Twenty Five Percent (25%) interest, proportionately reduced, in the KGW Leases as more particularly described and set forth in the form of the Orca Participation Reassignment.

(e) Lease Burdens. The Parties hereby agree that Seller’s working interest in all wells contemplated hereby shall be burdened by and shall bear its proportionate share of the Lease Burdens but shall not be burdened by any overriding royalties, liens, encumbrances, mortgages or other burdens which do not exist as of March 17, 2011.

(f) Rights of Ingress and Egress. To the extent not included in the Property and except to the extent prohibited by law or by the terms of the particular rights-of-way, easements, licenses, servitudes, surface rights agreements or other applicable agreements, upon

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reasonable request from Buyer and subject to the negotiation of a mutually acceptable license agreement or agreements without requiring payment of any monetary consideration, Seller shall agree to license to Buyer the right to use, in connection with the ownership and operation after the Closing of the Property, particular rights-of-way, easements, licenses, servitudes, or other surface rights owned by Seller and used in connection with the ownership and operation of the Property, if any. In such case, such license agreements will require the licensee to contribute to any maintenance and repair obligations related to, and to comply with all of the terms and conditions of, the rights-of-way, easements, licenses, servitudes, surface rights agreements and other applicable agreements, cooperate with all reasonable requests by the counterparties thereto and use commercially reasonable efforts to preserve the good relations of Seller with such counterparties.

8. Feasibility Period; Inspections.

a. Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing, Buyer shall have reasonable access to the Property at all reasonable times during normal business hours, for the purpose of conducting reasonably necessary tests, evaluations and inspections, provided that (i) Buyer must give Seller two full Business Days’ prior telephone or written notice of any such inspection or test, and (ii) prior to performing any physical inspection or test for which Buyer or any agent of Buyer enters upon any of the real property described in the Leases, Buyer must deliver a certificate of insurance to Seller evidencing that Buyer and its contractors, agents and representatives have in place (and Buyer and its contractors, agents and representatives shall maintain during the pendency of this Agreement) (1) commercial general liability insurance with limits of at least One Million Dollars ($1,000,000) for bodily or personal injury or death, (2) property damage insurance in the amount of at least One Million Dollars ($1,000,000), (3) contractual liability insurance with respect to Buyer’s obligations hereunder, and (4) workers’ compensation insurance in accordance with applicable law, all covering any accident arising in connection with the presence of Buyer, its contractors, agents and representatives on the Property, which insurance shall (A) name as additional insureds thereunder Seller and such other parties holding insurable interests as Seller may designate and (B) be written by a reputable insurance company. Buyer shall bear the cost and risk of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests, which obligation shall survive the termination of this Agreement.

b. No Representation or Warranty by Seller. Buyer acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the Property. Buyer shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto.

c. Buyer’s Responsibilities. In conducting any inspections, investigations or tests of the Property, Buyer and its agents and representatives shall: (i) not damage any part of the Property or any personal property owned or held by any third party; (ii) comply with all applicable laws; (iii) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (iv) not permit any liens to attach to any of the

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Property by reason of the exercise of its rights hereunder; and (v) repair any damage to the Property resulting directly or indirectly from any such inspection or tests.

d. Buyer’s Agreement to Indemnify. Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Buyer’s inspections or tests permitted under this Agreement or any violation of the provisions of this Section 8. Buyer’s obligations under this Section 8(d) shall survive the termination of this Agreement and shall survive the Closing.

9. Covenants of Seller Prior to Closing.

(a) Operations. Until Closing, Seller agrees to do the following:

(i) Operate the Property in a good and workmanlike manner and in substantially the same manner as it previously operated the Property;

(ii) Maintain insurance now in force with respect to the Property;

(iii) Notify Buyer of any claim or demand received by Seller which might materially adversely affect title to or operation of the Property;

(iv) Pay taxes, costs and expenses attributable to the Property as they become due; and

(v) Pay all delay rentals, maintenance payments, deferred payments and/or extension payments as they become due under the Leases.

(b) Negative Covenants. Until Closing, Seller shall not do any of the following with regard to the Property without Buyer’s consent:

(i) Release all or any portion of a Lease, Contract or easement;

(ii) Commence or consent to an operation if the estimated cost of the operation exceeds Five Thousand Dollars and No/100 ($5,000.00) net to the Seller’s interest;

(iii) Create a lien, overriding royalty interest or other burden, security interest or other encumbrance on the Property;

(iv) Dispose of the Property;

(v) Amend a Lease, Contract or easement or enter into any new contracts affecting the Property; or

(vi) Waive, compromise or settle any claim that would materially affect ownership, operation or value of any of the Property.

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10. Closing.

(a) Time and Place. The Closing shall be held at 11:00 A.M., Texas time on the date that is five (5) business days following the Effective Date, at Buyer’s offices located at One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, or at such other time and place as the Parties shall mutually agree.

(b) Preliminary Closing Settlement Statement. Seller shall provide Buyer five (5) days prior to Closing with a “Preliminary Closing Settlement Statement” that shall include the respective adjustments to the Purchase Price (except any adjustments relating to Title Defects and Environmental Defects) along with supporting detail, and the portion of the adjusted Purchase Price due Seller, prepared in accordance with customary accounting principles used in the oil and gas industry. Seller shall additionally provide Buyer with wiring instructions designating the account or accounts to which the Closing funds are to be delivered.

(c) Agreed Closing Settlement Statement. One (1) day prior to Closing, Buyer and Seller shall agree upon a “Closing Settlement Statement” that shall include adjustments to the Purchase Price, which are known as of the Closing Date, as follows (the following adjustments shall apply only to the extent they are attributable to the Property):

(i) All ad valorem, property, production, severance and similar taxes and assessments on the Property (collectively “Property Taxes”) with respect to the tax period in which the Effective Date occurs shall be apportioned as of the Effective Date between the Seller and the Buyer. No later than one (1) year following the Closing Date, the Parties shall make a post-Closing settlement of all Property Taxes upon receipt of the notice of Property Taxes due for the tax period in which the Effective Date occurs.

(ii) A proportionate decrease in the Purchase Price in the aggregate amount of the adjustments for Title Defects in accordance with Section 6, if any;

(iii) An increase in the Purchase Price in the proportionate amount of any lease maintenance payments and other expenses paid by Seller attributable to the period after the Effective Date as permitted by this Agreement, if any; and

(iv) Any other adjustments agreed to by Buyer and Seller.

(d) Seller’s Deliveries. At the Closing, Seller shall deliver the following:

(i) An Assignment, Conveyance and Bill of Sale executed and acknowledged by Seller containing a special warranty of title by, through and under Seller, but not otherwise, the form of which is attached hereto as Exhibit “I” (the “Assignment”);

(ii) The additional releases, termination statements, ratifications, consents and waivers from third parties listed on Exhibit “C” attached hereto;

(iii) An executed statement described in Treasury Regulation 1.445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Internal Revenue Code.

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(iv) An instrument terminating Orca Assets GP, LLC’s right, title and interest in and to the overriding royalty interests reserved in (1) that certain Assignment of Oil and Gas Leases dated November 30, 2010, and recorded in Volume 1037, Page 36, Gonzales County Deed records; (2) that certain Assignment of Oil and Gas Leases dated October 30, 2010, and recorded at Volume 949, Page 439, Karnes County Deed Records; (3) that certain Assignment of Oil and Gas Leases dated October 30, 2010, recorded at Volume 1581, Page 816, Wilson County Deed Records; and (4) that certain Assignment of Oil and Gas Leases dated October 30, 2010, recorded at Volume 330, Page 618, DeWitt County Deed Records.

(e) Buyer’s Deliveries. At the Closing, Buyer shall deliver the following:

(i) The Purchase Price, as adjusted pursuant to this Section 10, to Seller by wire transfer pursuant to wire instructions provided to Buyer by Seller;

(ii) The Assignment executed and acknowledged by Buyer.

(f) Copies of Data and Recorded Assignment. Promptly following the Closing, Seller shall deliver copies of any Data not previously provided to Buyer. Buyer shall record the Assignment in the applicable counties at its sole cost and expense and shall deliver copies of the recorded Assignment to Seller no later than sixty (60) days after the Closing.

(g) Sales and Transfer Taxes. The Final Purchase Price (as hereinafter defined) does not include any sales, transfer or use taxes or other taxes in connection with the sale of the Property pursuant to this Agreement. If a determination is ever made that a sales or use tax or other transfer tax applies, Buyer shall be liable for such tax. Buyer shall also be liable for any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of the Property pursuant to this Agreement.

11. Post-Closing Obligations.

(a) Final Settlement Statement. Subject to the provisions of Section 10(c)(i) with respect to Property Taxes, not more than seventy five (75) days after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement, a “Final Settlement Statement” setting forth each adjustment or payment which was not finally determined as of the Closing (after taking into account any Title Defect and Environmental Defect adjustments and any cure or remediation of any such defects) and showing the calculation of such adjustments and showing the aggregate amount that should have been payable by Buyer to Seller in connection with the Closing, after taking into account all such adjustments and any post-Closing curative and remediation activity as though such activity had preceded the Closing (the “Final Purchase Price”), prepared in accordance with customary accounting principles used in the oil and gas industry. As soon as practicable, but not later than twenty (20) days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Final Settlement Statement and Final Purchase Price. The Parties shall agree on the Final Settlement Statement and Final Purchase Price no later than ninety five (95) days after Closing. The date upon which such agreement is reached or upon which the Final Purchase Price is established shall be called the “Final Settlement Date.” If the Parties are unable to agree as to the Final Settlement Statement and Final Purchase Price within

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ninety five (95) days after Closing, the Parties will follow the dispute resolution provisions of Section 14 below.

(b) Payment of Final Settlement Amounts. If the Final Purchase Price is more than the aggregate of the amounts paid by Buyer to Seller at Closing and pursuant to Sections 6(d), Buyer shall pay to Seller in immediately available funds the amount of such difference based on instructions provided by Seller. If the Final Purchase Price is less than the aggregate of the amounts paid by Buyer to Seller at Closing and pursuant to Sections 6(d), Seller shall pay to Buyer in immediately available funds the amount of such difference. Payment by Buyer or Seller shall be made within five (5) business days of the Final Settlement Date.

(c) Additional Payments Received. After the Final Settlement Date, Seller shall promptly deliver to Buyer, from time to time as and when received by it, any cash, checks with appropriate endorsements (using its reasonable efforts not to convert such checks into cash), or other property that it may receive which properly belongs to Buyer, and shall account to Buyer for all such receipts.

(d) Revenues and Expenses. For all purposes, including Purchase Price adjustments, Seller and Buyer will properly allocate revenues and expenses before and after the Effective Date and will make payments to each other to the extent necessary for such proper allocation. All expenses (capital and operating) incurred in the operation of the Property before the Effective Date will be borne by Seller.

(e) Drilling and Completion of Earning Wells. Buyer shall drill and complete, or cause to be drilled and completed, at its sole cost and expense, the DeWitt Earning Wells and the KGW Earning Wells no later than the date that is twenty-two (22) months after the Closing Date (the “Completion Date”), provided, however, Buyer shall not be in default under this Section 11(e) if Buyer has commenced the drilling of all the Earning Wells as of the Completion Date and is diligently and continuously pursuing the completion of the same. For the purposes hereof, a Dewitt Earning Well or a KGW Earning Well shall be deemed to be completed only if such Earning Well shall: at a minimum contain five thousand (5,000.00) feet of 5  1/2” casing, cemented laterally in the Eagle Ford Shale formation, defined as the interval from 12,790’ to 12,960’ on the electric log of the Frances Lewton 1-H pilot hole included on Exhibit “J” attached hereto, and contain a minimum of fifteen (15) fracturing stages. Notwithstanding the foregoing, if the preceding standards are not permitted by the terms of a particular Lease, prohibited by applicable rule or regulation, or are not reasonably practicable, then if Buyer and Seller cannot agree on a commercially reasonable substitute standard(s), then Buyer and Seller shall each shall designate a registered petroleum engineer who collectively shall determine a commercially reasonable replacement standard. In the event Buyer shall fail to drill and complete all of the DeWitt Earning Wells and the KGW Earning Wells on or before the Completion Date in accordance with this Agreement, then as a condition precedent to Seller commencing any legal action or arbitration seeking damages as a result of Buyer’s breach of this Section 11(e), Seller shall be required to drill and complete, or cause to be drilled and completed, the KGW Earning Wells and/or DeWitt Earning Wells that Buyer failed or refused to drill and complete.

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(f) Identification of Wells. All wells drilled on the Leases, including but not limited to the DeWitt Earning Wells and the KGW Earning Wells shall contain the name “Orca”, and be identified with “Orca” in the name of the well in all filings and correspondence with any regulatory agency, governmental body, or trade association, unless objected to by a Lessor or a regulatory body. This provision shall only apply to wells in which Seller has or may acquire a participating interest.

12. Indemnification.

(a) By Seller. Except as specifically provided herein, Seller agrees to indemnify and hold Buyer, its officers, directors, employees and agents (“Buyer Group”) harmless from all claims, losses, costs, liabilities and expenses, including without limitation reasonable attorneys’ fees (“Claims”), arising out of or resulting from Seller’s ownership or operation of the Properties prior to the Closing Date, but subject to the ordinary rules of applicable statutes of limitation. Seller’s indemnity hereunder shall not extend to matters for which Buyer has agreed to indemnify Seller hereunder. THE FOREGOING INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, LIABILITIES, LOSSES, COSTS OR EXPENSES, ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY INDEMNIFIED PARTY OR (ii) STRICT LIABILITY. THE PARTIES AGREE THAT THE FOREGOING COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

(b) By Buyer. Except as specifically provided herein, Buyer agrees to indemnify and hold Seller and its partners, and their respective partners, members, managers, owners, directors, officers, employees and agents (“Seller Group”) harmless from all Claims arising out of or resulting from (i) any misrepresentations or breach of any warranty, covenant or agreement of Buyer contained in this Agreement and (ii) Buyer’s operations on the Properties after the Closing Date, but subject to the ordinary rules of applicable statutes of limitation. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, LIABILITIES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY INDEMNIFIED PARTY OR (ii) STRICT LIABILITY. THE PARTIES AGREE THAT THE FOREGOING COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

13. Area of Mutual Interest. The Parties agree to establish an area of mutual of interest consisting of Karnes County, Wilson County, Dewitt County and Gonzales County, Texas (the “AMI”). If either Party should acquire an oil and gas lease or leasehold interest therein with Marketable Title, covering lands located in the AMI, and such lease or leasehold interest contains or covers at least twenty-five (25) acres or is adjacent to and contiguous with an existing Lease, then such Party (the “Offering Party”) may elect to offer the other Party (the “Acquiring Party”) the right, but not the obligation, to acquire up to an undivided Fifty Percent

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(50%) interest, but not less than an undivided Ten Percent (10%) interest, to be designated by the Acquiring Party, in the interest acquired by Offering Party in said oil and gas lease (the “AMI Interest”). Upon receipt of notice from the Offering Party, the Acquiring Party shall have a period of five (5) business days in which to elect in writing to purchase an interest in the interest being offered and to deliver payment for the same, as provided below. The Acquiring Party will pay the Offering Party a minimum of $5,000.00 per net mineral acre for the AMI Interest. However, if the Offering Party’s Lease Acquisition Costs (as defined below) exceed $3,000.00 per net mineral acre then the Acquiring Party shall pay its proportionate share of the Lease Acquisition Costs plus an additional $2,000.00 per net mineral acre included in the AMI Interest. The “Lease Acquisition Costs” shall be defined as the Offering Party’s lease bonus payment, cash consideration paid, out-of-pocket lease brokerage costs, title research and review costs, and attorney’s fees. The Offering Party may require the execution of a commercially reasonable confidentiality agreement as a condition to presenting any such leasehold interest to the Acquiring Party. Such AMI Interest shall be bound and subject to the JOA attached hereto as Exhibit “D”.

14. Dispute Resolution. The Parties agree to resolve all disputes concerning this Agreement pursuant to the provisions of this Section 14.

(a) Mediation.

(i) If a dispute arises out of or in connection with this Agreement or the alleged breach thereof, or if a dispute arises out of the operations contemplated in this Agreement, and if the dispute cannot be settled through negotiation, the Parties hereby agree to submit all disputes, controversies, claims and matters of differences (“Disputes”) to mandatory mediation under the Commercial Mediation Rules of the American Arbitration Association (“AAA”). The party desiring mediation shall so notify the other Party identifying in reasonable detail the matters to be mediated and the relief sought.

(ii) The Parties agree to use a mediator mutually agreed to by the Parties. In the event the Parties cannot agree to a mediator within two (2) weeks of a Party’s notice seeking mediated relief, the Parties shall each choose a mediator who together shall agree on a third and final mediator. The mediator shall be entitled to a fee commensurate with his or her fees for professional services requiring similar time and effort. Each Party shall be required to share the cost of the mediator and to bear its own costs of mediation. All matters mediated hereunder shall be mediated in San Antonio, Texas; shall be governed by Texas law, without reference to any choice of law rules; and shall be conducted in accordance with the Commercial Mediation Rules of the AAA. The mediator shall conduct the mediation no later than thirty (30) days after submission of the matter to mediation. Any agreement reached in the mediation shall be memorialized in writing and signed by both Parties.

(b) Arbitration.

(i) If mediation is unsuccessful, the Parties agree to submit all Disputes to binding arbitration in San Antonio, Texas, such arbitration to be conducted pursuant to the AAA Commercial Arbitration rules (but need not be filed with or administered by the AAA if the parties agree such that the filing fees with the AAA can be avoided).

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(ii) The arbitration shall be governed by Texas law. The arbitration shall be before a three-person panel of arbitrators (the “Arbitrators”). Not later than five (5) days after the submission of the matter to arbitration, each Party shall select an Arbitrator and request the two selected Arbitrators to select a third neutral Arbitrator. If the two Arbitrators fail to select a third on or before the 10th day after the second Arbitrator was selected, either Party is entitled to request the AAA to appoint the third neutral Arbitrator in accordance with its rules. Before beginning the hearings, each Arbitrator must provide an oath or undertaking of impartiality.

(iii) Either Party is entitled to seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that Party. By doing so, that Party does not waive any right or remedy under this Agreement. The interim or provisional relief is to remain in effect until the arbitration award is rendered or the controversy is resolved.

(iv) Any disputes over the scope of discovery shall be determined by the Arbitrators. The Arbitrators shall conduct a hearing no later than sixty (60) days after submission of the matter to arbitration, and the Arbitrators shall render a written decision within thirty (30) days of the hearing. At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required, but the Arbitrators shall consider any evidence and testimony that they determine to be relevant, in accordance with procedures that they determine to be appropriate. Any award entered in the arbitration shall be made by a written opinion stating the reasons and basis for the award made and any payment due pursuant to the arbitration shall be made within fifteen (15) days of the decision by the Arbitrators. The Arbitrators will have no authority to award punitive damages or other damages not measured by the prevailing Party’s actual damages.

(v) The final award and decision of the Arbitrators shall be binding on the Parties, final and may be filed in a court of competent jurisdiction and may be enforced by any Party as a final judgment of such court. Each Party shall bear its own costs and expenses of the arbitration; provided, however, that the costs of employing the Arbitrators shall be borne Fifty Percent (50%) by Seller and Fifty Percent (50%) by Buyer. However, the Arbitrators may, in their discretion, award fees (including reasonable attorneys’ fees) and costs to the prevailing Party, including reasonable attorneys’ fees and costs associated with any action which the Prevailing Party may be required to take in order to enforce the Arbitrators’ award through judicial or other legal process.

15. Miscellaneous.

(a) Further Assurances. The Parties agree to execute any documents, whether before or after the Closing, to aid the other Party in fulfilling the purpose of this Agreement.

(b) Entire Agreement. This Agreement, together with the Exhibits and Schedules attached hereto and the Assignment and other documents to be delivered pursuant to the terms hereof, shall constitute the complete agreement between the Parties hereto and shall supersede and terminate all prior agreements, whether written or oral, including that certain letter

20

agreement between the Parties dated as of March 17, 2011, and any representations or conversations with respect to the Property.

(c) Confidentiality. The Parties agree to hold in confidence and not disclose the terms and conditions of this Agreement to any third party; provided, however, either Party may disclose such terms and conditions to its directors, partners, officers, employees, attorneys, auditors, consultants, lenders, agents and shareholders, or otherwise as may be required by applicable law, securities or stock exchange regulation or pursuant to court order, subpoena or other legal process. Prior to the Closing and for a period of one (1) year from the Closing Date, except as required by applicable law, Buyer and Seller shall hold in strict confidence all information, including the Data, furnished or made available by the Parties relating to the Property, unless such Data is traded or divulged pursuant to an existing agreement or pursuant to an exchange of like data in the ordinary course of business. Furthermore, if the Closing does not occur, Buyer shall return to Seller all the information, including the Data, furnished or made available by Seller to Buyer hereunder or in contemplation hereof, shall keep such information strictly confidential, shall destroy all notes, reports, studies or analyses and all data and information generated by Buyer to the extent based on or incorporating such information furnished or made available by Seller and shall not use or permit the use of any of such information to Buyer’s advantage or in competition with or in a manner that damages Seller. The obligations of Buyer to retain in confidence such information shall not apply to the extent such information:

(i) was already in the public domain, not as a result of disclosure by Buyer;

(ii) was already known to Buyer;

(iii) is developed by Buyer independently from the information supplied by Seller; or

(iv) is furnished to Buyer by a third party independently of Buyer’s investigation related to the transaction contemplated by this Agreement.

Buyer shall use reasonable commercial efforts to cause its affiliates, officers, employees, consultants, representatives and agents to comply with the foregoing confidentiality covenants and requirements.

(d) Notices. All communications required or permitted under this Agreement shall be in writing and may be sent by facsimile delivery; electronic mail (e-mail); certified United States Mail, return receipt requested; or commercial overnight delivery service. Such communication shall be deemed made upon (i) the earlier of actual delivery or refusal of delivery, if sent by commercial overnight delivery service; (ii) two (2) business days after deposit in the U.S. Mail, if sent by certified mail; (iii) upon receipt if sent by facsimile, provided such receipt occurs between the hours of 8:00 a.m. and 6:00 p.m. on a day other than a weekend or holiday (facsimile deliveries occurring after such hours or on a weekend or holiday shall be deemed received the next business day); and (iv) email notice shall be deemed when received provided notice is also given according to one of the other methods set forth in this Section

21

15(d). Either party may, by written notice to the other, change the address for mailing such notices.

Notices to Seller:	Orca ICI Development, JV
5005 Riverway, Suite 440
Houston, Texas 77056
Attn: Lawrence Berry
Telephone: 713-963-9112
Facsimile: 713-623-2382

Notices to Buyer:	Matador Resources Company
One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240
Attn: David E. Lancaster
Telephone: 972-371-5200
Facsimile: 972-371-5201

(e) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their successors and assigns. No assignment of this Agreement by either Party shall be made without the prior written consent of the other Party, which consent may be withheld in such party’s sole discretion. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to an affiliate only upon the following conditions: (1) the assignee of Buyer must be an entity controlling, controlled by, or under common control with Buyer, (2) all of the Purchase Price must have been delivered in accordance herewith, (3) the Feasibility Period shall be deemed to have ended, (4) the assignee of Buyer shall expressly assume all obligations of Buyer hereunder, but Buyer shall remain primarily liable for the performance of Buyer’s obligations, (5) Buyer shall deliver written notice to Seller of the assignee name, notice address and signature block prior to such assignment being effective and (6) a copy of the fully-executed written assignment and assumption agreement shall be delivered to Seller within five (5) days of the effective date of such assignment.

(f) Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall constitute one instrument and each of which shall be considered legally enforceable.

(g) Law Applicable; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its choice of law principles. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN BEXAR COUNTY, TEXAS. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR

22

IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(h) Survival. All representations and warranties of this Agreement shall expire at Closing, except (i) the special warranty of title which is incorporated in the Assignment; (ii) Section 11 “Post Closing Obligations” shall survive until such provisions are fully satisfied; (iv) Section 12 “Indemnification” shall survive as set forth therein; (v) Section 7 “Right to Participate;” Sub-Section 15(g) “Law Applicable; Jurisdiction and Venue” and the JOA shall survive Closing and remain in effect for as long as any of the Leases remain in force and effect.

(i) Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms and provisions of this Agreement.

(j) Timing. Time is of the essence in this Agreement.

(k) Expenses. All fees, costs and expenses incurred by the Parties in negotiating this Agreement and in consummating the transactions contemplated by this Agreement shall be paid by the Party that incurred such fees, costs and expenses.

(l) Amendment and Waiver. This Agreement may be altered, amended or waived only by a written agreement executed by Buyer and Seller. No waiver of any provision of this Agreement shall be construed as a continuing waiver of the provision.

(m) Announcements. Except as otherwise permitted by the first sentence of Section 15(c), no Party shall publicly announce or otherwise publicize the existence of this Agreement, its terms and conditions or the transactions contemplated hereby without first providing the other Party the opportunity to review the proposed announcement and obtaining the other Party’s prior written consent to such proposed announcement, which consent shall not be unreasonably withheld.

(n) Third-Party Beneficiaries. Unless expressly stated to the contrary, no third party is intended to have any rights, benefits or remedies under this Agreement.

(o) Severance. If any provision of this Agreement is found to be illegal or unenforceable, the other terms of this Agreement shall remain in effect and this Agreement shall be construed as if the illegal or unenforceable provision had not been included.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

– SIGNATURE PAGE FOLLOWS]

23

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed below by their duly authorized representatives.

Seller:

ORCA ICI DEVELOPMENT, JV

By:	ORCA ASSETS G.P., LLC, its Managing Partner

By:	/s/ Lawrence Berry
Lawrence Berry President

Buyer:

MATADOR RESOURCES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chairman, President & CEO

24

Exhibit A

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May     2011

by and among Orca ICI Development, JV, and Orca Assets GP, LLC and Matador Resources Company

ORCA LEASE NO.	LESSOR	LESSEE	LEGAL DESCRIPTION	RECORDING DATA	COUNTY
D123L-0001	Hilmar Cowey, Jr.	Orca Assets, G.P., LLC	229.85 acres, more or less, in the Indianola Railroad Company Survey No. 9, A-249, and the Indianola Railroad Company Survey No. 11, A-270, DeWitt County, Texas, more fully described in deed dated January 31, 2007, from P & R Properties, a Texas general partnership composed of Paul Duffy and Richard Gohmert, to Hilmer Cowey, Jr., recorded in Volume 215, Page 154, Official Public Records of DeWitt County, Texas	5/19/2010, 312/863	DeWitt

D123L-0002	Randy Joseph Cowey, and wife, Michelle Noreen Cowey	Orca Assets, G.P., LLC	75.0 acres, more or less, in the Indianola Railroad Company Survey No. 9, A-249, in DeWitt County, Texas, more fully described in deed dated March 12, 2007, from P & R Properties to Randy Joseph Coewy et ux, recorded in Volume 219, Page 22, Official Public Records of DeWitt County, Texas.	5/19/2010 , 312/865	DeWitt

D123L-0003	Wayne C. Blank	Orca Assets, G.P., LLC	Being 125.00 acres of land, more or less, out of the Thomas R. Miller Survey, Abstract No. 37, Dewitt County, Texas, being the same tract of land described in that certain Warranty Deed with Vendor’s Lien dated July 30, 1990, from Eugene Finney, III and wife Sharon Finney to Wayne C. Blank and wife, Annie D. Blank, recorded in Volume 346, pages 52 to 54 of the Deed Records of Dewitt County, Texas.	6/10/2010, 313/718	DeWitt

D123L-0004	Robert L. Wheeler, and wife, Dorothy J. Wheeler	Orca Assets, G.P., LLC	59.957 acres of land, more or less, out of the Thomar R. Miller Survey, Abstract No. 37, Dewitt County, Texas, and being divided into 4 tracts of land, and being more fully described in that certain Gift Deed dated July 24,2009, from Robert L. Wheeler and wife, Dorothy J. Wheeler to Robert Dwayne Wheeler, Richard Leroy Wheeler, Karen J. Marquez and James Dean Wheeler, recorded in Volume 291, Pages 700 to 707 of the Official Public Records of Dewitt County, Texas.	6/10/2010 , 313/720	DeWitt

D123L-0005	William Avry. Carnes, III	Orca Assets, G.P., LLC	Tract 1: 118.64 acres of land, more or less, out of the Thomas R. Miller Survey, Abstract No. 37, Dewitt County, Texas, and being the same tract of land described in that certain Warranty Deed dated April 30, 1991, from American National Bank to W.A. Carnes, Jr., recorded in Volume 350, Page 585 of the Deed Records of Dewitt County, Texas. Tract 2: 80.00 acres of land, more or less, out of the Thomas R. Miller Survey, Abstract No. 37, Dewitt County, Texas, and being the same tract of and described in that certain Warranty Deed dated April 7, 2000, from Harry Veselka and wife, Mattie A. Veselka to Ineta C. Skinner, a single woman, recorded in Volume 72, Page 478 of the Official Public Records of Dewitt County, Texas.	6/10/2010 , 313/722	DeWitt

D123L-0006	Eugene L. Finney III	Orca Assets, G.P., LLC	150.86 acres of land, more or less, out of the T.R. Miller League, A-37 & N. McNutt League, A-327, being all of the land (as described by metes and bounds therein), being a part of the original 474.6 acre tract of land, as described in Partition Deed dated June 17, 1985 and executed by Eugene Finney, Jr. and William Royce Finney, recorded in Volume 316, Page 133 of the Deed Records of Dewitt County, Texas, SAVE AND EXCEPT: Tract 1: 125.00 acres of land, more or less, out of the T.R. Miller League, A-37, being all of that land (as described by metes and bounds therein), being described in that certain Deed dated July 30, 1990 and executed by Eugene Finney, III and wife, Sharon Finney to Wayne C. Blank and wife, Annie D. Blank, recorded in Volume 346, Page 52 of the Deed Records of DeWitt County, Texas; Tract 2: 118.64 acres of land, more or less, out of the T.R. Miller League, A-37, being all of that land (as described by metes and bounds therein), being described in that certain Gift Deed dated May 14, 1999 and executed by Alma Carnes, a widow to William Avry Carnes, III, recorded in Volume 56, Page 525 of the Official Records of DeWitt County, Texas; Tract 3: 80.00 acres of land, more or less, out of the T.R. Miller League, A-37, being all of that land (as described by metes and bounds therein), being described in that certain Warranty Deed dated April 7, 2000 and executed by Harry and Mattie Veselka to Inneta C. Skinner, recorded in Volume 72, Page 478 of the Official Records of DeWitt County, Texas.	6/9/2010 , 313/764	DeWitt

Exhibit A

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May 2011 by and among Orca ICI Development, JV, and Orca Assets GP, LLC and Matador Resources Company

ORCA LEASE NO.	LESSOR	LESSEE	LEGAL DESCRIPTION	RECORDING DATA	COUNTY
D123L-0007	Paul Summers, Jr. and wife, Nancy Gayle Summers	Orca Assets, G.P., LLC	All of that certain tract or parcel of land containing 95.88 acres of land, more or less, out of the Elihu Moss League, A-40 and also a part of that tract described as 95.46 acres allotted to Joe T. Warzecha in Partition Deed dated Novemeber 27, 1943, recorded in Volume 118, Page 34 of the Deed Records of DeWitt County, Texas; said 95.88 acre tract of land being more particularly described by metes and bounds (FIRST TRACT) on Exhibit “A” of that certain Deed dated May 10, 2000, from Valeria Kozielski et al, to L. Paul Summers, Jr. and wife, Nancy Gayle Summers, found of record in Volume 75, Page 528 of the Official Public Records of DeWitt County, Texas. All of that Certain Tract or parcel of land containing 0.19 of an acre of land, more or less, out of the Elihu Moss League, A-40, and also a part of that tract described as 95.46 acres allotted to Joe T. Warzecha in Partition Deed dated Novemeber 27, 1943, recorded in Volume 118, Page 34 of the Deed Records of DeWitt County, Texas; said 0.19 acre tract of land being more particularly described by metes and bounds (SECOND TRACT) on Exhibit “A” of that certain Deed dated May 10, 2000, from Valeria Kozielski et al, to L. Paul Summers, Jr. and wife, nancy Gayle Summers, found of record in Volume 75, Page 528 of the Official Public records of DeWitt County, Texas. All that certain parcel or tract of land, containing 34.664 acres of land, more or less, located in DeWitt County, Texas, and being a part of the Elihu Moss Survey, A-40, and a part of an 82 acre tract of land conveyed by Raymond Wild to James M. Howard by deed dated May 27, 1965, recorded in Volume 163, Page 78 of the Deed Records of DeWitt County, Texas, and being the same property conveyed by James M. Howard to Veterans’ Land Board by deed dated May 12, 1976, recorded in Volume 233, Page 54 of the Deed Records of DeWitt County, Texas; said 34.664 acre tract of land (TRACT ONE) being more particularly described by metes and bounds in that certain Deed dated August 3, 1999, executed by Donald Allen Rikard and wife, Maxine F. Rikard, to Paul Summers, Jr., and found of record in Volume 59, page 981 of the Official Public Records of DeWitt County, Texas. All that certain parcel or tract of land, containing 34.664 acres of land, more or less, located in DeWitt County, Texas, and being a part of the Elihu Moss Survey, A-40, and a part of an 82 acre tract of land conveyed by Raymond Wild to James M. Howard by deed dated May 27, 1965, recorded in Volume 163, Page 78 of the Deed Records of DeWitt County, Texas, and being the same property conveyed by James M. Howard to Veterans’ Land Board by deed dated May 12, 1976, recorded in Volume 233, Page 57 of the Deed Records of DeWitt County, Texas; said 34.664 acre tract of land (TRACT TWO) being more particularly described by metes and bounds in that certain Deed dated August 3, 1999, executed by Donald Allen Rikard and wife, Maxine F. Rikard, to Paul Summers, Jr., and found of record in Volume 59, page 981 of the Official Public Records of DeWitt County, Texas.	6/7/2010 , 314/660	DeWitt

D123L-0008-001	Edward L. Keseling	Orca Assets, G.P., LLC	549.73 acres, more or less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being described in Four (4) Tracts as follows: FIRST TRACT: 485.968 acres, more of less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being that same land as described as First Tract in a Deed dated March 16, 1993 from Artie Henke and wife to Farm Credit Bank of Texas and recorded in Volume 362, Page 689 of the Deed Records of DeWitt County, Texas. SECOND TRACT: 26.762 acres , more or less, a part of the Elihu Moss Survey, A-40 DeWitt County, Texas and being that same land as described as the Second Tract in deed dated March 16,1993 from Artie Henke and wife, to Farm Credit Bank of Texas and recorded in Volume 362, Page 689 of the Deed Records of DeWitt County, Texas. THIRD TRACT: 18.50 acres, more or less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being that same land as described as the THIRD TRACT in Deed dated March 16, 1993 from Artie Henke and wife, to Farm Credit Bank of Texas and recorded in Volume 362, Page 689 of the Deed Records of DeWitt County, Texas. FOURTH TRACT: 18.50 acres, more or less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being that same land as described as FOURTH TRACT in Deed dated March 16, 1993 from Artie Henke and wife, to Farm Credit Bank of Texas and recorded in Volume 362, Page 689 of the Deed Records of DeWitt County, Texas.	6/29/2010 , 316/360	DeWitt

D123L-0008-002	Artie Henke	Orca Assets, G.P., LLC	549.73 acres, more or less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being described in Four (4) Tracts as follows: FIRST TRACT: 485.968 acres, more or less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being that same land as described as FIRST TRACT in a Deed dated March 16, 1993 from Artie Henke and wife to Farm Credit Bank of Texas and recorded in Volume 362, Page 689 of the Deed Records of DeWitt County, Texas. SECOND TRACT: 26.762 acres, more or less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being that same land as described as the SECOND TRACT in deed dated March 16, 1993 from Artie Henke and wife, to Farm Credit Bank of Texas and recorded in Volume 362, Page 689 of the Deed Records of DeWitt County, Texas. THIRD TRACT: 18.50 acres, more or less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being that same land as described as the THIRD TRACT in Deed dated March 16,1993 from Artie Henke and wife, to Farm Credit Bank of Texas and recorded in Volume 362, Page 689 of the Deed Records of DeWitt County, Texas. FOURTH TRACT: 18.50 acres, more or less, a part of the Elihu Moss Survey, A-40, DeWitt County, Texas and being that same land as described as FOURTH TRACT in Deed dated March 16, 1993 from Artie Henke and wife, to Farm Credit Bank of Texas and recorded in Volume 362, Page 689 of the Deed Records of DeWitt County, Texas.	7/5/2010 , 318/142	DeWitt

Exhibit A

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May 2011 by and among Orca ICI Development, JV, and Orca Assets GP, LLC and Matador Resources Company

ORCA LEASE NO.	LESSOR	LESSEE	LEGAL DESCRIPTION	RECORDING DATA	COUNTY

D123L-0009	Love Partnership Interests, LP, by and through Love Enterprises L.L.C., by General Partner, Kenneth A. Love, Manager	Orca Assets, G.P., LLC	Tract 1: 94.1 acres of land, more or less, out of the Francisco Gonzales League Abstract 194, DeWitt County, Texas, being the same tract of land described in that certain Gift Deed dated May 5, 1993 from Ewald Metting and Erma Metting to Elroyee Metting, recorded in Volume 127, Page 373 Deed Records, DeWitt County, Texas. Tract 2: 253.42 acres of land, more or less, out of the Francisco Gonzales Survey, A-233, Gonzales County, Texas and the Francisco Gonzales Survey, A-194, DeWitt County, Texas, being the same tract of land described in that certain Warranty Deed dated December 20, 1977 from Hedwig Stanchos, to Velma Spellman, et al, recorded in Volume 250, Page 78 of the Deed Records of DeWitt County, Texas.	7/15/2010 , 318/401	DeWitt

D123L-0010	Susan Cooper Trustee of the Susan Cooper Weaver-DeWitt Trust: Robert Clayton Weaver –DeWitt Trust; Benjamin Cole Weaver- DeWitt Trust, Kathryn Avery Weaver-DeWitt Trust; Charles Ryan Weaver-DeWitt Trust; and Jackson Harrison Weaver-DeWitt Trust	Orca Assets, G.P., LLC	885.3 acres of land, more or less, being the same 885.3 acres of land, more or less, described in that certain Quit Claim Deed, between Frances H. Lewton aka Frances Hildebrand Lewton and The Edwin T. Lewton and Frances H. Lewton Revocable Living Trust, dated May 5, 1994, recorded in Volume 369, Page 20, of the Deed Records of DeWitt County, Texas, and being the land described in those certain Gift Mineral Deeds referenced as Instrument Number 71441 and 71442 of the Official Records of DeWitt County.	10/1/2010 , 325/308	DeWitt

D123L-0011	Everett Roy Brown	Orca Assets, G.P., LLC	3.153 acres out of the A 14.161 acre tract as described in Partition Deed to Patsy Brown recorded in Volume 173, Page 326, Deed Records, also being the same property as conveyed by Otward Brown, Sr. to Everett Roy Brown, described in Volume 361, Page 258, Deed Records, DeWitt County, Texas.	8/17/2010 , 327/175	DeWitt

D123-0013	Curtis R. Wild and Melba Ray Attaway	Orca Assets, G.P., LLC	Tract 1: 4.20 acres, more or less, out of the E. Moss Survey, A-40, DeWitt County, Texas, being all of that certain tract three described in a Right-of-Way Deed dated November 24, 1951 executed by Adolph Wild in favor of The State of Texas and recorded in Volume 132, Page 51 of the Deed Records of DeWitt County, Texas. Tract 2: 0.12 acres, more or less, out of the E. Moss Survey, A-40, DeWitt County, Texas, being all of that certain tract described in a Right-of-Way Deed dated July 16, 1958 executed by Adolph Wild in favor of The State of Texas and recorded in Volume 142, Page 327 of the Deed Records of DeWitt County, Texas.	11/5/2010 , Inst. No. 72793	DeWitt

EXHIBIT A-1

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets GP, LLC and Matador Resources Company

ORCA LEASE NO.	LESSOR	LESSEE	GROSS ACRES	NET ACRES	NRI - 8/8ths	ALLOCATED VALUE
D123L-0001	Hilmar Cowey, Jr.	Orca Assets, G.P., LLC	229.8500	229.8500	0.750000000	$747,833.75
D123L-0002	Randy Joseph Cowey, and wife, Michelle Noreen Cowey	Orca Assets, G.P., LLC	75.0000	75.0000	0.750000000	$244.017.98
D123L-0003	Wayne C. Blank	Orca Assets, G.P., LLC	125.0000	125.0000	0.750000000	$406.696.63
D123L-0004	Robert L. Wheeler, and wife, Dorothy J. Wheeler	Orca Assets, G.P., LLC	59.9570	59.9570	0.750000000	$195.077.73
D123L-0005	William Avry. Carnes, III	Orca Assets, G.P., LLC	198.6400	198.6400	0.750000000	$646,289.74
D123L-0006	Eugene L. Finney, III	Orca Assets, G.P., LLC	150.8600	150.8600	0.750000000	$490.834.02
D123L-0007	Paul Summers, Jr., and wife, Nancy Gayle Summers	Orca Assets, G.P., LLC	165.3980	165.3980	0.750000000	$538, 134.47
D123L-0008-001	Edward L. Keseling	Orca Assets, G.P., LLC	549.7300	169.3140	0.750000000	$550,875.46
D123L-0008-002	Artie Henke	Orca Assets, G.P., LLC	<549.7300>	380.4160	0.750000000	$1,237,711.23
D123L-0009	Love Partnership Interests, LP, by and through Love Enterprises L.L.C., by General Partner, Kenneth A. Love, Manager	Orca Assets, G.P., LLC	347.5200	347.5200	0.750000000	$1,130,681.69
D123L-0010	Susan Cooper Trustee of the Susan Cooper Weaver-DeWitt Trust: Robert Clayton Weaver -DeWitt Trust; Benjamin Cole Weaver-DeWitt Trust, Kathryn Avery Weaver-DeWitt Trust; Charles Ryan Weaver-DeWitt Trust; and Jackson Harrison Weaver-DeWitt Trust	Orca Assets, G.P., LLC	885.3000	885.3000	0.750000000	$2,164,602.12
D123L-0011	Everett Roy Brown	Orca Assets, G.P., LLC	3.1530	3.1530	0.750000000	$10,261.77
D123L-0013	Curtis R. Wild and Melba Ray Attaway	Orca Assets, G.P., LLC	4.3200	4.3200	0.750000000	$14,055.44

Exhibit B

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets, GP, LLC and Matador Resources Company

ORCA LEASE NO.	LESSOR	LESSEE	LEGAL DESCRIPTION	RECORDING DATA	COUNTY
G177L-0001	Dan R. Hennig Living Trust	Orca Assets, G.P., LLC	200.726 acres, more or less out of the James Roney One-quarter League, A-58, Gonzalez County, Texas being all of the land described by metes and bounds in Exhibit “A” attached to and made a part of that certain General Warranty Deed dated August 1, 2002 executed by Brett L. Sarver and wife, Tracy K. Sarver in favor of the Dan R. Hennig and wife, Sandra A. Hennig recorded in Volume 870, page 921 of the Official Records of Gonzales County, Texas.	9/21/2010, 1030 /841	Gonzales
G177L-0002-1	Nickel Ranch, L.P.	Orca Assets, G.P., LLC	169.78 acres, more or less, out of the Allen B Williams League, A-79, in Gonzales County, Texas comprised of the following two tracts: Tract 1: 149.78 acres of land, more or less, described in Warranty Deed from Frank D. Adams and wife Mary E. Adams to Christian T. Swinbank and wife, Catherine M. Swinbank, dated October 31, 2006, recorded in the Official Public Records, Volume 953, page 320, Gonzalez County, Texas, save and except that 7.76 acre portion thereof, more or less that lies within those 20 acres, more or less, described in Mineral Deed dated November 23, 1923 executed by H. W. Paul and wife, Honora Paul, in favor of J. A. Brunkenhoefer, John Cinadr, J. J. Maresh and August W. Janszen and recorded in Volume 131, Page 85 of the Deed Records of Gonzalez County, Texas. Tract 2: 7.76 acres, more or less, being that portion of that certain 20 acres, more or less, described in Mineral Deed dated November 23, 1923 executed by H. W. Paul and wife, Honora Paul, in favor of J. A. Brunkenhoefer, John Cinadr, J. J. Maresh and August W. Janszen and recorded in volume 131, Page 85 of the Deed Records of Gonzalez County, Texas that lies within those 169.78 acres, more or less, described in Warranty from Frank D. Adams and wife, Mary E. Adams to Christian T. Swinbank and wife, Catherine M. Swinbank dated October 31, 2006, recorded in the Official Public Records, Volume 953, page 320, Gonzalez County, Texas.	9/27/10, 1031/426	Gonzales
G177L-0003-1	Robert Greenwell & Michelle Greenwell	Orca Assets, G.P., LLC	40.156 acres, more or less, out of the Allen B. Williams League, A-79, in Gonzales County, Texas comprised of the following two tracts: 38.252 acres, more or less, being all of that certain 40 acres, more or less, described in Warranty Deed from Earl D. Maurer and wife, Elva M. Maurer to Robert E. Greenwell and wife, Michelle Greenwell dated November 29, 1976 recorded in the Official Public Records, Volume 427, page 565, Gonzales County, Texas, save and except that 1.748 acre portion thereof, more or less, that lies within those 20 acres more or less, described in Mineral Deed Dated November 23, 1923 executed by H. W. Paul and Wife, Honora Paul, in favor J. A. Brunkenhoefer, John Cinadr, J. J. Maresh and August W. Janszen and recorded in Volume 131, Page 85 of the Deed Records of Gonzales County, Texas. 1.748 acres, more or less, being that portion of that certain 20 acres, more or less, described in Mineral Deed dated November 23, 1923 executed by H. W. Paul and wife, Honora Paul, in favor of J. A. Brunkenhoefer, John Cinadr, J. J. Maresh and August W. Janszen and recorded in volume 131, Page 85 of the Deed Records of Gonzales County, Texas that lies within those 40.156 acres, more or less, , described in Warranty Deed from Earl D. Maurer and wife, Elva M. Maurer to Robert E. Greenwell and wife, Michelle Greenwell dated November 29, 1976 recorded in the Official Public Records, Volume 427, page 565, Gonzales County, Texas.	9/24/10 , 1031/80	Gonzales
G177L-0004-1	Eric Abbt and Melinda M. Menchaca	Orca Assets, G.P., LLC	40 acres more or less, out of the Allen B. Williams League, A-79, in Gonzales County, Texas comprised of the following two tracts: 29.49 acres of land, more or less, ,being all of that certain 40 acres, more or less, described in Warranty Deed from Ronald Krotofil and wife, Linda Krotofil to Joel Eric Abbt and Melinda M. Menchaca dated May 20, 2008 and recorded in Volume 982, page 490 of the Official Public Records of Gonzales County, Texas, save and except that 10.51-acre portion thereof, more or less, that lies within those 20 acres more or less, described in Mineral Deed dated November 23, 1923 executed by H. W. Paul and wife, Honora Paul, in favor of J. A. Brunkenhoefer, John Cinadr, J. J. Maresh and August W. Janszen and recorded in Volume 131, Page 85 of the Deed Records of Gonzales County, Texas. 10.51 acres, more or less, being that portion of that certain 20 acres, more or less, described in Mineral Deed dated November 23, 1923 executed by H. W. Paul and wife, Honora Paul, in favor of J. A. Brunkenhoefer, John Cinadr, J. J. Maresh and August W. Janszen and recorded in volume 131, Page 85 of the Deed Records of Gonzales County, Texas that lies within those 40 acres, more or less, described in Warranty Deed from Ronald Krotofil and wife, Linda Krotofil Joe Eric Abbt and Melinda M.. Menchaca dated May 20, 2008 and recorded in Volume 982, page 490 of the Official Public Records of Gonzales County, Texas.	9/27/1010, 1031/429	Gonzales

Exhibit B

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets, GP, LLC and Matador Resources Company

G177L-0005	Alois and Annie Marburger	Orca Assets, G.P., LLC	Tract 1: 23.011 acres, more or less, out of the I.D. Bradley
Survey, A-99, Gonzales County, Texas, being all of that
certain tract as described in a Warranty Deed Dated
August 16, 1985 executed by John M. & Josephine R.
Delany in favor of Alois & Annie D. Marburger and
recorded in Volume 576, Page 9 of the Deed Records of
Gonzales County, Texas.Tract 2: 39.865 acres, more or
less, out of the I.D. Bradley Survey, A-99, Gonzales
County, Texas, being all of that certain tract as described
in a Warranty Deed dated July 11, 1988 executed by
James C. Kendig in favor of Alois & Annie D. Marburger
and recorded in Volume 619, Page 390 of the Deed
Records of Gonzales County, Texas. Tract 3: 20.000
acres, more or less, out of the I.D. Bradley Survey, A-99,
Gonzales County, Texas, being all of that certain tract as
described in a Deed dated August 12, 1992 executed by
Veterans Land Board of the State of Texas in favor of
Alois Marburger and recorded in Volume 712, page 366
of the Deed Records of Gonzales County, Texas.	11/4/2010, 1034/995	Gonzales
K255L-0001	Gertrude Pawelek, George Pawelek, Lorraine Pruski, Vivian Behrends, Helen Moczygemba and Barbara Kotara	Orca Assets, G.P., LLC	280.25 acres of land, more or less, situated in the Bartlett
Hickman Survey No. 136, Abstract 35, Karnes County,
Texas, and being described in three tracts as follows:
Tract 1 - Being 70.25 acres, more or less, out of the
Bartlett Hickman Survey in Karnes County, Texas, and
being a part of Subdivision No. 24 containing 140.5 acres
out of the Cora Butler Subdivision of 3970.7 acres of land
as per map or plat of said subdivision duly recorded in
Volume 1, page 16, Plat Records of Karnes County,
Texas, said 70.25 acres being the South or Southeast
portion of said 140.5 acres of land, and being the same
70.25 acre tract described in Warranty Deed dated
January 15, 1941 from Louis W. Dzuik and Elizabeth
Dziuk to Gertrude Pawelek, recorded in Volume 122,
Page 121 of the Deed Records of Karnes County, Texas.
Tract 2- Being 140.00 acres of land, more or less, out of
the Bartlett Hickman Survey, Abstract No. 35, Karnes
County, Texas, and being Lot No. 17 of the Cora Butler
Ranch Subdivision of 3970.7 acres as per map of same of
record in the Deed Records of Karnes County, Texas, and
being that same tract of land conveyed by Miss Cora
Butler to Peter Opiela by Deed dated September 29, 1928,
recorded in Volume 84, Page 19, Deed Records, Karnes
County, Texas, and being also described in Deed dated
October 9, 1936 from Peter Opiela et al to Prosper
Pawelek, recorded in Volume 111, Page 53 of the Deed
Records of Karnes County, Texas. Tract 3 - Being 70.00
acres of land, more or less, out of the Bartlett Hickman
survey Abstract No. 35, Karnes County, Texas, and being
the Northwest 70 acres of Block No. 16 of the Cora Butler
Subdivision of 3970.7 acres as of record in Volume 1,
Page 15, Map Records of Karnes County, Texas, and
being that same tract of land described in Deed dated
March 3, 1973 from George A. Pawelek and Louise
Pawelek to Prosper Pawelek and wife, Gertrude Pawelek,
recorded in Volume 419, Page 541 of the Deed Records
of Karnes County, Texas.	6/2/2010, 927/758	Karnes
K255L-0002-0001	John Danysh	Orca Assets, G.P., LLC	140 acres of land, more or less, being a portion of the
Bartlett Hickman Survey No. 136, Abstract 35, Karnes
County, Texas, and being Tract No. 12 of the Subdivision
of the Cora Butler land and being that same tract
conveyed to Peter Danysh by Miss Cora Butler by Deed
dated April 19, 1940, recorded in Volume 120, Page 90 of
the Deed Records of Karnes County, Texas.	6/2/2010 , 929/487	Karnes

Exhibit B

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets, GP, LLC and Matador Resources Company

K255L-0003	The Jerome J. Dziuk and Rosalie M. Dziuk Revocable Living Trust and Rosalie Dziuk, individually, Evelyn Ruth Warnken, Elsie Jane Olenick, Larry James Dziuk, Jerome Joseph Dziuk, Jr.	Orca Assets, G.P., LLC	All that certain 140.24 acres of land out of the Bartlett Hickman Survey, A-35, Karnes County, Texas; being the land conveyed to Jerome J. Dziuk by Partition Deed of record in Volume 489, Page 340, Deed Records of Karnes County, Texas, and further being Tract 19 of the subdivision of the Cara Butler land according to plat of record in Volume 1, page 16, Map Records of Karnes County, Texas and being more particularly described as follows: BEGINNING at a set /12 inch rebar on the northeast right-if-way line of County Road No. 193 for the West Corner of the Gertrude Pawelek land described in Volume 804, Page 657, Karnes County Official Records and the south corner of this tract. THENCE: North 40° 22’ 28” West, with said county road right-of-way line, 2004.20 feet to set a 1/2 inch rebar for the west corner of this tract and south corner of the Clyde Day land described in Volume 568, Page 569, Deed Records of Karnes County, Texas. THENCE: North 49° 48’ 40” East, with the common line of the Day land and of this tract, generally along fence, 3046.40 feet to a found steel pin for a common corner on the southwest line of Dee Ann Patterson Trust land described in Volume 731, Page 81, Karnes County Official Records. THENCE: 40° 16’ 45” East, with the common line of the Patterson land of this tract, generally along fence, 2008.43 feet to a set 1/2 inch rebar for the east corner of this tract and north corner of the aforementioned Gertrude Pawelek land. THENCE: South 49° 53’ 27” West, with the common line of the Pawelek Land and of this tract generally along fence, 3043.08 feet to the POINT OF BEGINNING containing 140.24 acres of land.	6/2/2010, 931/98	Karnes
K255L-0004	Jefferson Bank, Trustee of the Dee Ann Patterson Trust	Orca Assets, G.P., LLC	Two hundred eighty (280.0) acres of land, more or less, situated in Karnes County, Texas, described in two parcels as follows: First Parcel: All that certain tract or parcel of land situated in Karnes County, Texas and being a part of the Bartlett Hickman League and Labor of land, Survey No. 136, Abstract No. 35, situated in the Western part of Karnes County, Texas, and being more particularly described as Tract No. 10, containing 140 acres of land, of the Subdivision of the Cora Butler Ranch, as per plat and map of same recorded in Volume 1, Page 16, of the Plat Records of Karnes County, Texas, to which reference is hereby made; Being the same land conveyed by Ludwik Danysh, Sr. and Maria L. Danysh to Benedykt Danysh and Mary A. Danysh by Deed dated December 13, 1927 and recorded in Volume 82, Pages 325, et seq. of the Deed Records of Karnes County, Texas. Second Parcel: all that certain Parcel of land, being out of the Bartlett Hickman Survey No. 136, Abstract No. 35, and being all of Tract No. 11, containing 140 acres of the Cora Butler Subdivision as the same appears of record in Volume 1, Page 16, Plat records of Karnes County, Texas; and being the same land conveyed by Ed Jandrusch, et al, to Ben J. Danysh by Deed dated November 2, 1943, and recorded in Volume 141, Pages 564, et seq. of the Deed Records of Karnes County, Texas.	9/15/10, 941/351	Karnes
K255L-0005-0001	Minnie Lee Culpepper	Orca Assets, G.P., LLC	Being 168.60 surface acres of land, more or less, a part of the George C. Arnst Survey A-19, Karnes County, Texas, and being a part of the same 186.0 acres, more or less, described in that certain Warranty Deed dated October 5, 1942, from the Federal Land Bank of Houston, to J.C. Culpepper, recorded in Volume 129, page 257, of the Deed Records of Karnes County, Texas, Save and Except 17.40 acres, more or less, out of said George C. Arnst Survey, Abstract 19, and being the same land as described in that certain Warranty Deed dated May 5, 1978, from J.C. Culpepper et ux, to Continental Oil Company, recorded in Volume 476, Page 210, of the Deed Records of Karnes County, Texas.	7/12/2010, 935/538	Karnes
K255L-0005-0002	Doyle C. Culpepper	Orca Assets, G.P., LLC	Being 168.60 surface acres of land, more or less, a part of the George C. Arnst Survey A-19, Karnes County, Texas, and being a part of the same 186.0 acres, more or less, described in that certain Warranty Deed dated October 5, 1942, from the Federal Land Bank of Houston, to J.C. Culpepper, recorded in Volume 129, page 257, of the Deed Records of Karnes County, Texas, Save and Except 17.40 acres, more or less, out of said George C. Arnst Survey, Abstract 19, and being the same land as described in that certain Warranty Deed dated May 5, 1978, from J.C. Culpepper et ux, to Continental Oil Company, recorded in Volume 476, Page 210, of the Deed Records of Karnes County, Texas.	7/12/2010, 935/536	Karnes

Exhibit B

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets, GP, LLC and Matador Resources Company

K255L-0005-0003	Virgil W. Culpepper	Orca Assets, G.P., LLC	Being 168.60 surface acres of land, more or less, a part of
the George C. Arnst Survey A-19, Karnes County, Texas,
and being a part of the same 186.0 acres, more or less,
described in that certain Warranty Deed dated October 5,
1942, from the Federal Land Bank of Houston, to J.C.
Culpepper, recorded in Volume 129, page 257, of the
Deed Records of Karnes County, Texas, Save and Except
17.40 acres, more or less, out of said George C. Arnst
Survey, Abstract 19, and being the same land as
described in that certain Warranty Deed dated May 5,
1978, from J.C. Culpepper et ux, to Continental Oil
Company, recorded in Volume 476, Page 210, of the
Deed Records of Karnes County, Texas.	7/12/2010, 935/534	Karnes
K255L-0006	Monroe Sickenius and Florence S. Baumann	Orca Assets, G.P., LLC	All of Lessors’ Ownership, if any, in the following
described Surveys, located in Karnes County, Texas, to
wit: William S. Hendricks Survey No. 120, A-152, The
William G. Preusch Survey, A-238, The William S.
Hendricks Survey no. 119, A-153, and The George C.
Arnest Survey, A-19, Including, but not limited to the
following described lands: Tract 1: 100 acres, more or
less, out of the William S. Hendricks Survey No. 120, A-
152, the William G. Preusch Survey, A-238 and the
William S. Hendricks Survey no. 119, A-153, being all
of the land described by metes and bounds in Warranty
Deed dated April 10,1980, executed by Victor F.
Sickenius and wife, Therese Sickenius in favor of
Conoco, Inc., and recorded in Volume 500, Page 122 of
the Deed Records of Karnes County, Texas. Tract 2: 400
acres, more or less, out of the George C. Arnest Survey,
A-19, the William S. Hendricks Survey, A-152 and the
William S. Hendricks Survey, A-153, being all of the
land described by metes and bounds in Warranty Deed
dated April 10, 1980, executed by Florence Baumann,
Kimberli Renee Pruski and Beverli Elaine Helmke in
favor of Conoco, Inc. dated April 10, 1980, recorded in
Volume 500, Page 541 of the Deed Records of Karnes
County, Texas.	7/15/2010, 935/523	Karnes
K255L-0007	Red Crest Trust, JPMORGAN CHASE BANK, N.A., Trustee and JPMORGAN CHASE BANK, N.A.	Orca Assets, G.P., LLC	458.1 acres of land, more or less, out of the John J.
Pickett Survey, A-227, Karnes County, Texas, more
particularly described in three tracts as follows: 1. 200.1
acres, more or less, being all of the land described in
Deed from William I. Mayfield to J.W. Moravitz, dated
March 16,1901 and recorded in Volume Y, Page 621 of
the Deed Records of Karnes County, Texas, 2. 100 acres,
more or less, being all of the land described in Deed
dated September 25, 1920 executed by Lucy Pilarczyk
and husband, Peter Pilarczyk, in favor of Edward Janysek
and recorded in Volume 61, Page 558 of the Deed
Records of Karnes County, Texas and 3. 158 acres, more
or less, being all of the land described in Deed dated July
19, 1920 executed by Felix Richter and Wife, Anges
Richter, in favor of Peter Kortz, and wife, Anna Kortz
and recorded in Volume 61, Page 291 of the Deed
Records of Karnes County, Texas.	10/5/2010, 945/426	Karnes
W493L-0001	Kenneth C. Andrews	Orca Assets, G.P., LLC	Being 45.9 acres more or less, the same property
described in a deed from Grantor, John T. Dworaczyk
and wife, Koleta Dworaczyk to Grantee, Hunter C.
Andres and wife, Lillian M. Andres, deed recorded in
Volume 326, Page 137 and property referenced in,
Volume B67, Page 252, Volume 62, Page 503, Volume
41, Page 174, Volume F, Page 354, Volume 62, Page
504, Volume 171, Page 182, Volume 181, Page 456,
Volume 244, Page 426, recorded in the Deed Records of
Wilson County, Texas.	7/16/2010 , 1564/1	Wilson
W493L-0002	Fabian Jendrusch, and wife, Cecilia C. Jendrusch, Thomas J. Jendrusch, Edmund Jendrusch III, Ronald F. Jendrusch, Nancy J. Raynor, Janice Sue Rotter, Stephen Jendrusch	Orca Assets, G.P., LLC	Being 86.4 acres, more or less, situated in Wilson
County, Texas, a part of Luis Manchaca, A-18, being the
same land described by metes and bounds in a Deed
dated November 3, 1945 from C.B. Pawelek and wife,
Sallie M. Pawelek to Ed Jendrusch, and recorded in
Volume 230, Page 358 of the Deed Records of Wilson
County, Texas.	7/16/2010 , 1564/5	Wilson
W493L-0003-0001	Alice P. Jendrusch, Ronald F. Jendrusch, Nancy J. Raynor, Janice Sue Rotter, Kathleen J. Felux, Stephen Jendrusch	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County,
Texas, part of Luis Manchaca A-18 being contained in
two tracts, one 115 acre tract and one 3.1 acre tract, both
tracts being described by metes and bounds in a Deed
dated January 23, 1946 from Walter R. Voges and wife,
Stella Voges to Ed Jendrusch, and recorded in Volume
231, Page 66 of the Deed Records of Wilson County.	7/16/2010 , 1564/63	Wilson
Judith Ann Mosheim Clancy	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County,
Texas, part of Luis Manchaca A-18 being contained in
two tracts, one 115 acre tract and one 3.1 acre tract, both
tracts being described by metes and bounds in a Deed
dated January 23, 1946 from Walter R. Voges and wife,
Stella Voges to Ed Jendrusch, and recorded in Volume
231, Page 66 of the Deed Records of Wilson County.	8/15/2010 , 1585/642	Wilson

Exhibit B

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets, GP, LLC and Matador Resources Company

Donna Gail Mosheim Jones	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County, Texas, part of Luis Manchaca A-18 being contained in two tracts, one 115 acre tract and one 3.1 acre tract, both tracts being described by metes and bounds in a Deed dated January 23, 1946 from
Walter R. Voges and wife, Stella Voges to Ed Jendrusch, and
recorded in Volume 231, Page 66 of the Deed Records of
Wilson County.	8/15/2010, 1579/228	Wilson
David Hugh Mosheim	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County, Texas, part of Luis Manchaca A-18 being contained in two tracts, one 115 acre tract and one 3.1 acre tract, both tracts being described by metes and bounds in a Deed dated January 23, 1946 from
Walter R. Voges and wife, Stella Voges to Ed Jendrusch, and
recorded in Volume 231, Page 66 of the Deed Records of
Wilson County.	8/15/2010 , 1579/228	Wilson
Michael Warner Mosheim	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County, Texas, part of Luis Manchaca A-18 being contained in two tracts, one 115 acre tract and one 3.1 acre tract, both tracts being described by metes and bounds in a Deed dated January 23, 1946 from
Walter R. Voges and wife, Stella Voges to Ed Jendrusch, and
recorded in Volume 231, Page 66 of the Deed Records of
Wilson County.	8/15/2010 , 1579/228	Wilson
William Max Mosheim	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County, Texas, part of Luis Manchaca A-18 being contained in two tracts, one 115 acre tract and one 3.1 acre tract, both tracts being described by metes and bounds in a Deed dated January 23, 1946 from
Walter R. Voges and wife, Stella Voges to Ed Jendrusch, and
recorded in Volume 231, Page 66 of the Deed Records of
Wilson County.	8/15/2010 , 1579/228	Wilson
Jacqueline Kay Mosheim Yeater	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County, Texas, part of Luis Manchaca A-18 being contained in two tracts, one 115 acre tract and one 3.1 acre tract, both tracts being described by metes and bounds in a Deed dated January 23, 1946 from
Walter R. Voges and wife, Stella Voges to Ed Jendrusch, and
recorded in Volume 231, Page 66 of the Deed Records of
Wilson County.	8/15/2010 , 1579/228	Wilson
W493L-0003-0002	Patricia M. Mosheim, executrix of the estate of Emil L. Mosheim and trustee under the Patricia M. Mosheim separate trust under the Patricia M. Mosheim and Emil L. Mosheim revocable declaration of trust dated January 23,1997, as amended	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County, Texas, part of Luis Manchaca A-18 being contained in two tracts, one 115 acre tract and one 3.1 acre tract, both tracts being described by metes and bounds in a Deed dated January 23, 1946 from
Walter R. Voges and wife, Stella Voges to Ed Jendrusch, and
recorded in Volume 231, Page 66 of the Deed Records of
Wilson County.	8/15/2010 , 1585/727	Wilson
W493L-0003-0004B	Emma May Sheppard, Patricia Kathleen DeLany, Annette Louise DeLany, Diana Lynn DeLany, Ruben Eugene DeLany, Heath Edward DeLany, Linda Marie Klasek Martinez	Orca Assets, G.P., LLC	118.1 acres, more or less, situated in Wilson County, Texas, part of Luis Manchaca A-18 being contained in two tracts, one 115 acre tract and one 3.1 acre tract, both tracts being described by metes and bounds in a Deed dated January 23, 1946 from
Walter R. Voges and wife, Stella Voges to Ed Jendrusch, and
recorded in Volume 231, Page 66 of the Deed Records of
Wilson County.	2/25/2011 , 1598/17	Wilson
W493L-0004	Leroy D. Jendrusch , Arlene F. Jendrusch Jurgajtis, Jerry J. Jendrusch, Gerald C. Jendrusch	Orca Assets, G.P., LLC	250 acres, more or less, part of Luis Manchaca, A-18, in Wilson
County, Texas, being the same land described by metes and
bounds in that certain Warranty Deed dated May 19, 1907, from
Henry Bauer, William Steinmeyer, Walter Breustedt, J. B.
Dibrell and Emil Mosheim to Anton Jendrusch, and recorded in
Volume 53, Page 610 of the Deed Records of Wilson County,
Texas.	7/16/2010 , 1564/18	Wilson
W493L-0005	Fabian Jendrusch, and wife, Cecilia A. Jendrusch, Thomas J. Jendrusch, Edmund Jendrusch III, Alice P. Jendrusch, Ronald F. Jendrusch, Nancy J. Raynor, Janice Sue Rotter, Kathleen J. Felux, Stephen Jendrusch	Orca Assets, G.P., LLC	1.8 acres, more or less, situated in Wilson County, Texas, a part of Luis Menchaca, A-18, being the same land described as Tract
b.) in a Deed dated January 9, 1967 from Alice P. Jendrusch to
Raymond E. Phipps and wife, Mary Belle Phipps, recorded in
Volume 398, Page 152 of the Deed Records of Wilson County,
Texas.	7/16/2010 , 1564/72	Wilson
W493L-0006	Red Crest Trust, JPMORGAN CHASE BANK, N. A., Trustee, JPMORGAN CHASE BANK, N.A.	Orca Assets, G.P., LLC	99.2 acres, more or less, situated in Wilson County, Texas, a part of the Luis Manchaca, A-18, being the same land described in that certain Mineral Deed dated February 4, 1930, from Peter
Kozielski and wife, Julia Kozielski, recorded in Volume 166, page 36 of the Deed records of Wilson County, Texas. And
being the same land conveyed to Peter Kozielski by R.J.
Woellert and Wm. Eckel in a deed dated December 12, 1927
recorded in Volume 144, page 214, of the Deed records of
Wilson County. And being the same land conveyed to R.J.
Woellert and William Eckel by Peter Kozielski in a deed dated
September 1, 1925 recorded in Volume 136, page 490 of the
Deed records of Wilson County, Texas. And being the same
land conveyed in a to Peter Kozielski by Henry Bauer, et al., in a deed dated January 29, 1907 recorded in Volume 53, page 432
of the Deed records of Wilson County, Texas.	7/26/2010 , 1566/20	Wilson

Exhibit B

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets, GP, LLC and Matador Resources Company

W493L-0007	Efrem J. Sprencel and wife, Jeanie M. Sprencel	Orca Assets, G.P., LLC	1.02 acres, more or less, a part of the Luis Manchaca Grant, A-18, Wilson County, Texas and being the same 1.02 acres described in that certain deed dated December 7, 1984 from Tom Sprencel and wife , Monica Sprencel to Efrem J. Sprencel and wife, Jeanie M. Sprencel recorded in Volume 632, Page 92, Deed records, Wilson County, Texas, and being a portion of that certain 94 tract described in Probate dated February 20, 1953, from the estate of Stanik Sprencel, deceased, Thomas D. Sprencel, Executor, of record in Volume A-5 page 158, Probate records, Wilson County, Texas.	7/28/2010 , 1573/581	Wilson
W493L-0008	Efrem J. Sprencel, dealing herein with his sole and separate property	Orca Assets, G.P., LLC	107.7186 acres, more or less, out of the Luis Menchaca Grant, A-18, in Wilson County, Texas and being described in TRACT ONE and TRACT TWO as follows: TRACT ONE: 107.6727 acres, more or less, out of the Luis Menchaca Grant, A-18, in Wilson County, Texas and being described as follows: 110.2727 acres, more or less, and being the residue of that certain 111.3386 acre tract described in that certain deed dated October 4, 1988 from Monica Sprencel, individually and as Independent Executrix of the Estate of Tom D. Sprencel to Efrem J. Sprencel, recorded in Volume 708, Page 456, of the Deed Records of Wilson County, Texas, SAVE AND EXCEPT the following two tracts: First Tract: 2.0 acres, more or less, described in that certain deed dated October 19, 1988 from Efrem Sprencel to Annie Niedenberger, recorded in Volume 769, Page, 402, Deed Records, Wilson County, Texas; Second Tract 0.60 acres, more or less, described in that certain deed dated December 18, 2001, from Efrem Sprencel to Douglas Niedenberger and wife, Carrie Ramirez Niedenberger, recorded in Volume 1092, page 780, Deed Records, Wilson County, Texas. Leaving a total of 107.6727 acres, more or less. TRACT TWO: 0.0459 acre, more or less, out of the Luis Menchaca Grant, A-18, in Wilson County, Texas and being the land described in that certain deed dated April 7, 1952 from Stanik Sprencel to Southwestern Bell Telephone Company and recorded in Volume 273, Page 219 of the Deed Records of Wilson County, Texas.	7/28/2010 , 1573/576	Wilson
W493L-0009	Anton L. Lyssy and wife, Maxine Lyssy, Antoinette Kalala and husband, William M. Kalala, Duane Lyssy, Paula Lyssy, Wendy L. Volner, a single woman dealing herein with her sole property	Orca Assets, G.P., LLC	97.88 acres of land, more or less, out of the Luis Menchaca Survey, Abstract 18, in Wilson County, Texas, being all that certain 100 acres, more or less described in a deed executed by Nick Lyssy and Irene Lyssy in favor of Anton Lyssy, Antoinette Kalala, Duane Lyssy and Wendy L. Volner dated August the 5th, 1988, recorded in Volume 704, Page 660 of the Deed Records of Wilson County, Texas, save and except that 2.12 acres, more or less, thereof conveyed in Gift Deed executed by Anton Lyssy, Antoinette Kalala, Duane Lyssy and Wendy L. Volner in favor of Sheldon Lyssy dated March 22, 1996 and recorded in Volume 904, Pages 20, of the Official Public Records of Wilson County, Texas.	8/26/2010, 1570/520	Wilson
W493L-0010	Sheldon Lyssy and wife, Cheryl Lyssy	Orca Assets, G.P., LLC	2.12 acres of land, more or less, out of the Luis Menchaca Grant, Abstract 18, in Wilson County, Texas, being all of the tract described in Gift Deed executed by Anton Lyssy, Antoinette Kalala, Duane Lyssy and Wendy L. Volner in favor of Sheldon Lyssy dated March 22, 1996 and recorded in Volume 904, Pages 20, of the Official Public Records of Wilson County, Texas.	8/26/10, 1570/516	Wilson
W493L-0011	Red Crest Trust, JPMORGAN CHASE BANK, N. A., Trustee, JPMORGAN CHASE BANK, N.A.	Orca Assets, G.P., LLC	250.0 acres of land, more or less, out of the Luis Menchaca Grant, A-18, in Wilson County, Texas, being all of the land described in Deed dated March 20, 1902 from Henry Bauer, J.B. Dibrell, and Emil Mosheim to Robert B. Pruski and recorded in volume 49, page 163 of the Deed Records of Wilson County, Texas.	9/1/2010 , 1572/778	Wilson
W493L-0012	Elizabeth A. Repka, as her sole and separate property	Orca Assets, G.P., LLC	Being 217.0 acres of land, more or less, located in the L. Manchaca Survey, Abstract 18 and being the same land described in that certain Special Warranty Deed dated October 25, 1989 from Frank J. Repka to the Frank J. Repka and Elizabeth A. Repka Trust, recorded in Volume 731, Page 498 of the Deed Records, Wilson County, Texas and also in that certain Special Warranty Deed dated January 22, 1996 from Frank J. Repka and Elizabeth A. Repka Trust to Elizabeth A. Repka, recorded in Volume 899, Page 560 of the Deed Records, Wilson County, Texas.	9/21/2010 , 1572/780	Wilson
W493L-0013-0001	Clementine De Nova, as her sole and separate property	Orca Assets, G.P., LLC	160.5 acres, more or less, part of Luis Manchaca, A-18, in Wilson County, Texas, being the same land described by metes and bounds in that certain Deed Dated March 8, 1978, from Elizabeth M. Stortz to Frances M Stortz and Clementine Stortz De Nova, recorded in Volume 509, Page 512 of the Deed Records of Wilson County, Texas.	9/17/10 , 1573/588	Wilson

Exhibit B

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets, GP, LLC and Matador Resources Company

W493L-0013-0002	Mary Frances Stortz, as her sole and separate property	Orca Assets, G.P., LLC	160.5 acres, more or less, part of Luis Manchaca, A-18, in Wilson County, Texas, being the same land Described by metes and bounds in that certain Deed Dated March 8, 1978, from Elizabeth M. Stortz to France M. Stortz and Clementine Stortz De Nova, recorded in Volume 509, Page 512 of the Deed Records of Wilson County, Texas.	9/20/10 , 1573/805	Wilson
W493L-0013-0003	Michael W. Stortz, as his sole and separate property	Orca Assets, G.P., LLC	160.5 acres, more or less, part of Luis Manchaca, A-18, in Wilson County, Texas, being the same land Described by metes and bounds in that certain Deed Dated March 8, 1978, from Elizabeth M. Stortz to France M. Stortz and Clementine Stortz De Nova, recorded in Volume 509, Page 512 of the Deed Records of Wilson County, Texas.	9/20/10 , 1573/585	Wilson
W493L-0013-0004	John F. Stortz, as his sole and separate property	Orca Assets, G.P., LLC	160.5 acres, more or less, part of Luis Manchaca, A-18, in Wilson County, Texas, being the same land Described by metes and bounds in that certain Deed Dated March 8, 1978, from Elizabeth M. Stortz to France M. Stortz and Clementine Stortz De Nova, recorded in Volume 509, Page 512 of the Deed Records of Wilson County, Texas.	9/20/10 , 1573/802	Wilson

Exhibit B-1

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets GP, LLC and Matador Resources Company

Orca Lease No.	LESSOR	LESSEE	GROSS ACRES	NET ACRES	NRI - 8/8ths	ALLOCATED VALUE
G177L-0001	Dan R. Hennig Living Trust	Orca Assets, G.P., LLC	200.726000	200.726000	0.750000000	$1,306,153.39
G177L-0002-1	Nickel Ranch, L.P.	Orca Assets, G.P., LLC	169.780000	169.780000	0.775000000	$1,104,783.25
G177L-0003-1	Robert Greenwell & Michelle Greenwell	Orca Assets, G.P., LLC	40.156000	40.156000	0.775000000	$261,300.96
G177L-0004-1	Eric Abbt and Melinda M. Menchaca	Orca Assets, G.P., LLC	40.000000	39.343000	0.775000000	$256,010.65
G177L-0005	Alois and Annie Marburger	Orca Assets, G.P., LLC	82.876000	82.876000	0.775000000	$539,286.23
K255L-0001	Gertrude Pawelek, George Pawelek, Lorraine Pruski, Vivian Behrends, Helen Moczygemba and Barbara Kotara	Orca Assets, G.P., LLC	280.250000	280.250000	0.750000000	$1,823,627.67
K255L-0002-0001	John Danysh	Orca Assets, G.P., LLC	140.000000	140.000000	0.750000000	$911,000.44
K255L-0003	The Jerome J. Dziuk and Rosalie M. Dziuk Revocable Living Trust and Rosalie Dziuk, individually, Evelyn Ruth Warnken, Elsie Jane Olenick, Larry James Dziuk, Jerome Joseph Dziuk, Jr.	Orca Assets, G.P., LLC	140.240000	140.240000	0.750000000	$912,562.16
K255L-0004	Jefferson Bank, Trustee of the Dee Ann Patterson Trust	Orca Assets, G.P., LLC	280.000000	280.000000	0.750000000	$1,822,000.88
K255L-0005-0001	Minnie Lee Culpepper	Orca Assets, G.P., LLC	168.600000	84.300000	0.750000000	$548,552.41
K255L-0005-0002	Doyle C. Culpepper	Orca Assets, G.P., LLC	<168.600000>	42.150000	0.750000000	$274,276.20
K255L-0005-0003	Virgil W. Culpepper	Orca Assets, G.P., LLC	<168.600000>	42.150000	0.750000000	$274,276.20
K255L-0006	Monroe Sickenius and Florence S. Baumann	Orca Assets, G.P., LLC	500.000000	500.000000	0.750000000	$3,253,573.00
K255L-0007	Red Crest Trust, JPMORGAN CHASE BANK, N.A., Trustee and JPMORGAN CHASE BANK, N.A.	Orca Assets, G.P., LLC	458.100000	458.100000	0.750000000	$2,980,923.58
W493L-0001	Kenneth C. Andrews	Orca Assets, G.P., LLC	45.900000	45.900000	0.750000000	$298,678.00
W493L-0002	Fabian Jendrusch, and wife, Cecilia C. Jendrusch, Thomas J. Jendrusch, Edmund Jendrusch III, Ronald F. Jendrusch, Nancy J. Raynor, Janice Sue Rotter, Stephen Jendrusch	Orca Assets, G.P., LLC	86.400000	86.400000	0.750000000	$562,217.41
W493L-0003-0001	Alice P. Jendrusch, Ronald F. Jendrusch, Nancy J. Raynor, Janice Sue Rotter, Kathleen J. Felux, Stephen Jendrusch	Orca Assets, G.P., LLC	118.100000	59.050000	0.750000000	$384,246.97
W493L-0003-0002	Judith Ann Mosheim Clancy	Orca Assets, G.P., LLC	<118.100000>	2.460377	0.750000000	$16,010.03
W493L-0003-0002	Donna Gail Mosheim Jones	Orca Assets, G.P., LLC	<118.100000>	2.460377	0.750000000	$16,010.03
W493L-0003-0002	David Hugh Mosheim	Orca Assets, G.P., LLC	<118.100000>	2.460377	0.750000000	$16,010.03
W493L-0003-0002	Michael Warner Mosheim	Orca Assets, G.P., LLC	<118.100000>	2.460377	0.750000000	$16,010.03
W493L-0003-0002	William Max Mosheim	Orca Assets, G.P., LLC	<118.100000>	2.460377	0.750000000	$16,010.03
W493L-0003-0002	Jacqueline Kay Mosheim Yeater	Orca Assets, G.P., LLC	<118.100000>	2.460377	0.750000000	$16,010.03
W493L-0003-0002	Patricia M. Mosheim, executrix of the estate of Emil L. Mosheim and trustee under the Patricia M. Mosheim separate trust under the Patricia M. Mosheim and Emil L. Mosheim revocable declaration of trust dated January 23,1997, as amended	Orca Assets, G.P., LLC	<118.100000>	14.762500	0.750000000	$96,061.74
W493L-0003-0004B	Emma May Sheppard, Patricia Kathleen DeLany, Annette Louise DeLany, Diana Lynn DeLany, Ruben Eugene DeLany, Heath Edward DeLany, Linda Marie Klasek Martinez	Orca Assets, G.P., LLC	<118.100000>	28.468000	0.750000000	$185,245.43
W493L-0004	Leroy D. Jendrusch , Arlene F. Jendrusch Jurgajtis, Jerry J. Jendrusch, Gerald C. Jendrusch	Orca Assets, G.P., LLC	250.000000	250.000000	0.750000000	$1,626,786.50
W493L-0005	Fabian Jendrusch, and wife, Cecilia A. Jendrusch, Thomas J. Jendrusch, Edmund Jendrusch III, Alice P. Jendrusch, Ronald F. Jendrusch, Nancy J. Raynor, Janice Sue Rotter, Kathleen J. Felux, Stephen Jendrusch	Orca Assets, G.P., LLC	1.800000	1.800000	0.750000000	$11,712.86

Exhibit B-1

Attached to and made a part of that certain Purchase, Sale and Participation Agreement, dated May    , 2011

by and among Orca ICI Development, JV and Orca Assets GP, LLC and Matador Resources Company

Orca Lease No.	LESSOR	LESSEE	GROSS ACRES	NET ACRES	NRI –8/8ths	ALLOCATED VALUE
W493L-0006	Red Crest Trust, JPMORGAN CHASE BANK, N. A., Trustee, JPMORGAN CHASE BANK, N.A.	Orca Assets, G.P., LLC	99.200000	99.200000	0.750000000	$645,508.88
W493L-0007	Efrem J. Sprencel and wife, Jeanie M. Sprencel	Orca Assets, G.P., LLC	1.020000	1.020000	0.750000000	$6,637.29
W493L-0008	Efrem J. Sprencel, dealing herein with his sole and separate property	Orca Assets, G.P., LLC	107.670000	107.670000	0.750000000	$700,624.41
W493L-0009	Anton L. Lyssy and wife, Maxine Lyssy, Antoinette Kalala and husband, William M. Kalala, Duane Lyssy, Paula Lyssy, Wendy L. Volner, a single woman dealing herein with her sole property	Orca Assets, G.P., LLC	97.880000	97.880000	0.750000000	$636,919.45
W493L-0010	Sheldon Lyssy and wife, Cheryl Lyssy	Orca Assets, G.P., LLC	2.120000	2.120000	0.750000000	$13,795.15
W493L-0011	Red Crest Trust, JPMORGAN CHASE BANK, N. A., Trustee, JPMORGAN CHASE BANK, N.A.	Orca Assets, G.P., LLC	250.000000	250.000000	0.750000000	$1,626,786.50
W493L-0012	Elizabeth A. Repka, as her sole and separate property	Orca Assets, G.P., LLC	217.000000	217.000000	0.750000000	$1,412,050.68
W493L-0013-0001	Clementine De Nova, as her sole and separate property	Orca Assets, G.P., LLC	160.500000	120.375000	0.750000000	$783,297.70
W493L-0013-0002	Mary Frances Stortz, as her sole and separate property	Orca Assets, G.P., LLC	<160.500000>	13.375000	0.750000000	$87,033.08
W493L-0013-0003	Michael W. Stortz, as his sole and separate property	Orca Assets, G.P., LLC	<160.500000>	13.375000	0.750000000	$87,033.08
W493L-0013-0004	John F. Stortz, as his sole and separate property	Orca Assets, G.P., LLC	<160.500000>	13.375000	0.750000000	$87,033.08

EXHIBIT “C”

Attached to and made a part of that certain

Purchase, Sale and Participation Agreement, dated May 16th, 2011 by and among Orca ICI Development, JV and Matador Resources Company

1. All joint venture and area of mutual interest agreements of which any terms remain executory and affect any Property:

Partnership Agreement dated May 19, 2010 between Orca Assets GP, LLC and Inner Channel Investments, Inc., for Orca ICI Development joint venture

2. All gas purchase contracts, oil purchase contracts, gathering contracts, transportation contracts, marketing contracts, disposal or injection contracts and all other contracts affecting any Property which are not, by the terms thereof, subject to termination upon thirty (30) days or less notice:

None

3. All governmental approvals and third party contractual consents required in order to consummate the transactions contemplated by this Agreement:

Consent from the lessors under the Leases listed below:

Lse.#	LESSOR	LESSEE	GROSS	NET	COUNTY	EFF. DATE	LSE DATE	EXP.
D123L-0003	Wayne C. Blank	Orca Assets, G.P., LLC	125.000	125.000000	DeWitt	6/10/2010	6/10/2010	6/10/2013
D123L-0004	Robert L Wheeler, and wife, Dorothy J. Wheeler	Orca Assets, G.P., LLC	59.957	59.957000	DeWitt	6/10/2010	6/10/2010	6/10/2013
D123L-0005	William Avry. Carnes, III	Orca Assets, G.P., LLC	198.640	198.640000	DeWitt	6/10/2010	6/10/2010	6/10/2013
D123L-0010	Susan Cooper Trustee of the Susan Cooper Weaver-DeWitt Trust: Robert Clayton Weaver -DeWitt Trust; Benjamin Cole Weaver-DeWitt Trust, Kathryn Avery Weaver-DeWitt Trust; Charles Ryan Weaver-DeWitt Trust; and Jackson Harrison Weaver-DeWitt Trust	Orca Assets, G.P., LLC	885.300	663.975000	DeWitt	10/1/2010	10/1/2013	10/1/2013
	Susan Cooper Weaver, Trustee of the Robert Clayton Weaver-DeWitt Trust	Orca Assets, G.P., LLC	885.300	44.625000	DeWitt	10/1/2010	10/1/2013	10/1/2013
	Susan Cooper Weaver, Trustee of the Benjamin Cole Weaver-DeWitt Trust	Orca Assets, G.P., LLC	885.300	44.625000	DeWitt	10/1/2010	10/1/2013	10/1/2013
	Susan Cooper Weaver, Trustee of the Kathryn Avery Weaver-DeWitt Trust	Orca Assets, G.P., LLC	885.300	44.625000	DeWitt	10/1/2010	10/1/2013	10/1/2013
	Susan Cooper Weaver, Trustee of the Charles Ryan Weaver-DeWitt Trust	Orca Assets, G.P., LLC	885.300	44.625000	DeWitt	10/1/2010	10/1/2013	10/1/2013
	Susan Cooper Weaver, Trustee of the Jack Harrison Weaver-DeWitt Trust	Orca Assets, G.P., LLC	885.300	44.625000	DeWitt	10/1/2010	10/1/2013	10/1/2013

D123L-0011	Everett Roy Brown	Orca Assets, G.P., LLC	3.153	3.153000	DeWitt	8/17/2010	8/17/2010	8/17/2013
D123L-0013	Curtis R. Wild and Melba Ray Attaway	Orca Assets, G.P., LLC	4.320	4.320000	DeWitt	11/5/2010	11/5/2010	11/5/2013
K255L-0001	Gertrude Pawelek, George Pawelek, Lorraine Pruski, Vivian Behrends, Helen Mocygemba and Barbara Kotara	Orca Assets, G.P., LLC	280.250	280.250000	Karnes	6/2/2010	6/2/2010	6/2/2013
K255L-0002-0001	John Danysh	Orca Assets, G.P., LLC	140.000000	93.333380	Karnes	6/10/2010	6/2/2010	6/2/2013
K255L-0003	The Jerome J. Dziuk and Rosalie M. Dziuk Revocable Living Trust and Rosalie Dziuk, individually, Evelyn Ruth Warnken, Elsie Jane Olenick, Larry James Dziuk, Jerome Joseph Dziuk, Jr.	Orca Assets, G.P., LLC	140.240	140.240000	Karnes	6/2/2010	6/2/2010	6/2/2013
K255L-0004	Jefferson Bank, Trustee of the Dee Ann Patterson Trust	Orca Assets, G.P., LLC	280.000000	280.000000	Karnes	9/15/2010	9/15/2010	9/15/2013
K255L-0006	Monroe Sickenius and Florence S. Baumann	Orca Assets, G.P., LLC	500.000	500.000000	Karnes	7/15/2010	7/15/2010	7/15/2013
K255L-0007	Red Crest Trust, JPMorgan Chase Bank, N. A., Trustee	Orca Assets, G.P., LLC	458.100000	458. 100000	Karnes	10/5/2010	10/5/2010	10/5/2013
W493L-0006	Red Crest Trust, JPMORGAN CHASE BANK, N.A, Trustee, JPMORGAN CHASE BANK, N.A.	Orca Assets, G.P., LLC	99.200000	99.200000	Wilson	7/26/2010	7/26/2010	7/26/2010
W493L-0011	Red Crest Trust, JPMORGAN CHASE BANK, N.A., Trustee, JPMORGAN CHASE BANK, N.A.	Orca Assets, G.P., LLC	250.500000	250.500000	Wilson	9/1/2010	9/1/2010	9/1/2013

4. All agreements pursuant to which third parties have preferential rights or similar rights to acquire any portion of the Property upon the transfer of the Property by Seller to the Buyer as contemplated by this Agreement:

None

Exhibit D

A.A.P.L. FORM 610-1982

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

            , 2011         ,

    year

OPERATOR	Matador Production Company

CONTRACT AREA

COUNTY OF	STATE OF Texas

COPYRIGHT 1982—ALL RIGHTS RESERVED

AMERICAN ASSOCIATION OF PETROLEUM

LANDMEN, 4100 FOSSIL CREEK BLVD., FORT

WORTH, TEXAS, 76137-2791, APPROVED

FORM. A.A.P.L. NO. 610—1982 REVISED

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

Table of Contents

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between Matador Production Company, hereinafter designated and referred to as “Operator”, and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as “Non-Operator”, and collectively as “Non-Operators”.

WITNESSETH:

WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit “A”, and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term “oil and gas” shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

B. The terms “oil and gas lease”, “lease” and “leasehold” shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

C. The term “oil and gas interests” shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

D. The term “Contract Area” shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit “A”.

E. The term “drilling unit” shall mean the area fixed for the drilling of one well by order or rule of any local, state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in vicinity of the Contract Area or as fixed by express agreement of the Drilling Parties.

F. The term “drillsite” shall mean the oil and gas lease or interest on which a proposed well is to be located.

G. The terms “Drilling Party” and “Consenting Party” shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

H. The terms “Non-Drilling Party” and “Non-Consenting Party” shall mean a party who elects not to participate in a proposed operation.

I. The term “PSPA” shall mean that certain Purchase, Sale and Participation Agreement dated             , 2011, by and between Orca ICI Development, JV and Orca Assets G.P., L.L.C. (together “Orca”), as Seller, and Matador Resources Company (“Matador”), as Buyer

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

☐	A. Exhibit “A”, shall include the following information:

(1)	Identification of lands subject to this agreement,

(2)	Restrictions, if any, as to depths, formations, or substances,

(3)	Percentages or fractional interests of parties to this agreement,

(4)	Oil and gas leases and/or oil and gas interests subject to this agreement,

(5)	Addresses of parties for notice purposes.

☐	B. Exhibit “B”, Form of Lease.

☒	C. Exhibit “C”, Accounting Procedure.

☒	D. Exhibit “D”, Insurance.

☒	E. Exhibit “E”, Gas Balancing Agreement.

☐	F. Exhibit “F”, Non-Discrimination and Certification of Non-Segregated Facilities.

☒	H. Exhibit “H”, Well Data Reporting Requirements. (Include)

☒	I. Exhibit “I”, Memorandum of Operating Agreement and Financing Statement

If any provision of any exhibit, except Exhibits “E” , is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE III.

INTERESTS OF PARTIES

B. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A”. In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of royalties, overriding royalty interest and other burdens out of production which shall be borne as provided under the terms of the PSPA.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C. Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D. Subsequently Created Interests:

Subsequently created interests are governed by Article XV.U.

ARTICLE IV.

TITLES

A. Title Examination:

Title examination shall be made on the lands within the Contract Area. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite, or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

☐ Option No. 1: Costs incurred by Operator in procuring abstracts and title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit “C”, and shall not be a direct charge, whether performed by Operator’s staff attorneys or by outside attorneys.

ARTICLE IV

continued

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE IV

continued

☒ Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys / for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions / ) and fees paid to outside landmen shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit “A”. Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases . Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing. Costs incurred by Operator in securing curative matter, spacing or Pooling orders, and Pooling amendments or agreements, including fees paid to outside attorneys and landmen, shall be borne by the Drilling Parties.

No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by Operator, or at Operator’s election, all of the parties who are to participate in the drilling of the well.

B. Loss of Title:

3. Other Losses: All losses of title incurred, , shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE V.

OPERATOR

A. Designation and Responsibilities of Operator:

Matador Production Company shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator and its affiliate Matador Resources Company terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator’s interest to any affiliate, subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A”; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of the Operator that was removed.

3. Number of Votes Required. When there is only one Non-Operator, the vote of two (2) or more parties shall not be required under Article V.B.1 or V.B.2, and the vote of a majority in interest shall prevail.

C. Employees:

The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator, Matador Resources Company, or an affiliate of Matador Resources Company. All work performed or materials supplied by affiliates of Operator shall be performed or supplied at competitive rates and in accordance with customs and standards prevailing in the industry. Operator shall notify Non-Operators in advance of the use of any such affiliates.

D. Drilling Contracts:

All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

ARTICLE VI.

DRILLING AND DEVELOPMENT

A. Initial Well:

The initial Well shall mean each “Earning Well” as defined in the PSPA.

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE VI

continued

B. Subsequent Operations:

1. Proposed Operations: Should any party hereto desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen, sidetrack, recomplete, or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then capable of producing in paying quantities, the party desiring to drill, rework, sidetrack, recomplete, deepen or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and an AFE for the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to rework, plug back, sidetrack, recomplete, or drill deeper may be given by telephone and the response period shall be limited to forty-eight (48) hours, inclusive of Saturday, Sunday, and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing. Whenever used in this Article VI.B, the term “rework” shall be deemed to include “complete”.

If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

2. Operations by Less than All Parties: If any party receiving such notice as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Provided, however, such commencement may be extended upon written notice of same by Operator to the other parties for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

Nothing contained herein shall prohibit Operator or the participating parties from actually commencing the proposed Operation before the expiration of the notice period nor shall the timing of such commencement affect in any way the validity of a Party’s election or deemed election.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours ( inclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party’s interest as shown on Exhibit “A” or (b) carry its proportionate part of Non-Consenting Parties’ interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision and pay all costs incurred as a result of such proposal and the withdrawal thereof.

The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, sidetracked, recompleted. deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE VI

continued

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Par-ties. Upon commencement of operations for the drilling, reworking, deepening, sidetracking, recompleting, completing or plugging back of any such well by Consenting

Parties in accordance with the provisions of this Article, (but in the case of a drilling proposal, only if the well is actually drilled to at least the objective depth stated in the notice) each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party’s interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, ad valorem, royalty, overriding royalty and other interests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

(a) 300% of each such Non-Consenting Party’s share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 300% of each such Non-Consenting Party’s share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party’s relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party’s share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(b) 300 % of that portion of the costs and expenses of drilling, reworking, deepening, sidetracking, plugging back, testing and completing, after deducting any cash contributions received under Article VIII.C., and 300 % of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

An election not to participate in the drilling, or the sidetracking, or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties three hundred percent (300%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

During the period of time Consenting Parties are entitled to receive Non-Consenting Party’s share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party’s share of production not excepted by Article III.D.

In the case of any reworking, sidetracking, completing, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, Free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, sidetracking, completing, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage— and if an owner is a Non-Consenting Party, less such owner’s proportionate share of the cost of plugging and abandoning the well, which proportionate share shall be the same as such owner’s proportionate share in the most recent operations on the well in which such owner participated.

Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, sidetracking, reworking, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well’s working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

A.A.P.L. FORM 610— MODEL FORM OPERATING AGREEMENT— 1982

ARTICLE VI

continued

If and when the Consenting Parties recover from a Non-Consenting Party’s relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it on the first day of the month following the month of payout, and, from and after such reversion, such Non- Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party, all parties to this Agreement, would have been entitled to had it participated in the drilling, completing, sidetracking, reworking, deepening completing or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, or is capable of producing, unless such well conforms to the then-existing well spacing pattern for such source of supply.

The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, completing, deepening, recompleting, and plugging back of such initial well after if has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to be capable of producing in paying quantities.

3. Stand-By Time: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party’s notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2., shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all Consenting Parties.

4. Sidetracking: Except as hereinafter provided, those provisions of this agreement applicable to a “deepening” operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein call “sidetracking”), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

(a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

(b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well’s salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, inclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C. TAKING PRODUCTION IN KIND:

Each party shall have the option to take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and gas for

A.A.P.L. FORM 610— MODEL FORM OPERATING AGREEMENT— 1982

marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production, including transportation costs, shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

A.A.P.L. FORM 610— MODEL FORM OPERATING AGREEMENT—1982

ARTICLE VI

continued

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production. Each party electing to take in kind or separately dispose of its proportionate share of production from the Contract Area shall keep accurate records of volume, selling price, royalty and taxes relative to its share of production

In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil and/or gas produced from the Contract Area, Operator shall have the right, subject to any dedications to a gas purchase contract and, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil and/or gas or sell it to others at any time and from time to time, for the account of the non-taking party at a price negotiated in good faith by the Operator . Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil and/or gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party’s share of oil and/or gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances. This provision is subject to Article XV.F in the Addendum hereto.

In the event one or more parties’ separate disposition of its share of the gas causes split stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party’s respective proportionate share of total gas sales to be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with the gas balancing agreement attached as Exhibit “E”.

D. Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, but only with respect to any well in which a party has elected to participate, including Operator’s books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, and actual monthly oil and gas production and sales volumes, , and shall make available samples then in Operator’s possession or control, of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the Information. Notwithstanding anything to the contrary, a Non-Operator who is a Non-Consenting Party under Article VI.B. shall have no rights under this Article VI.D. with respect to such non-consent operation, except for access to Operator’s records for the exclusive purpose of verification of costs attributable to the operation in which it is a non-participating party.

E. Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or deepened or sidetracked pursuant to Article VI.B.2., any well which has been drilled or deepened or sidetracked under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who elects not to consent to plugging and abandoning such well shall immediately take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B, immediately assuming all costs, risks and liability of such further operations including plugging and abandoning costs.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties who participated in the cost of drilling the well. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. * If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby such lease to be on the Pound Printing Company’s Producers 88 (7/69) form.

*(Should Operator be unable to contact any party or should any party fail to reply, such party shall be deemed to have consented to the proposed abandonment. All such wells approved for abandonment shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well.)

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE VI

continued

The assignments or leases so limited shall encompass the “drilling unit” upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall have the option, but not the obligation, to continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2 above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B. Liens and Payment Defaults:

Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit “C”. To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator’s share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator’s written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator’s proportionate share of expense.

If any party fails or is unable to pay its share of expense within thirty (30) days after rendition of a statement therefor by Operator, Article XV.O shall apply, and the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall, to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing paragraph.

C. Payments and Accounting:

Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit “C”. Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expenses to be paid by Operator in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized Authority for Expenditure (AFE) of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE VII

continued

fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit “C” until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Limitation of Expenditures:

1. Drill or Deepen: Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

☐XX Option No. 1: All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE VII

continued

~~☑ Option No. 2: All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase “reworking, deepening or plugging back” as contained in Article VI.B.2. shall be deemed to include “completing”) shall apply to the operations thereafter conducted by less than all parties.~~

2. Rework or Plug Back: Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

3. Other Operations: Without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Seventy Five Thousand and no/100 Dollars ($75,000.00 ) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Ten Thousand and no/100 Dollars ($10,000.00) but less than the amount first set forth above in this paragraph. An AFE is an estimate only of costs and in no way shall the execution of an AFE limit the liability of any party.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, then the Operator is designated as the party to make such payments for and on behalf of such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.3.

Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operator, the loss of any lease contributed hereto by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such Non- Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party’s working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit “C”.

If Operator and/or any Non-Operator considers any tax assessment improper, Operator and/or any Non-Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit “C”.

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party’s share of oil and/or gas produced under the terms of this agreement.

A.A.P.L. FORM 610—MODEL FORM OPERATING AGREEMENT—1982

ARTICLE VII

continued

G. Insurance:

At all times while operations are conducted hereunder, Operator shall comply with the workmen’s compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit “C”. Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit “D”, attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen’s compensation law of the state where the operations are being conducted and to maintain such other insurance as provided in Exhibit “D” hereto.

In the event automobile public liability insurance is specified in said Exhibit “D”, or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator’s automotive equipment.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto; however no consent shall be necessary to release a lease which has expired or otherwise terminated.

However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter’s interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor’s, lessor’s or surrendering party’s interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement, but shall be deemed to be subject to an Operating Agreement identical to this one, modified only to reflect the ownership and interests resulting from such assignment, lease, or surrender.

B. Renewal or Extension of Leases:

If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement. Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party.

The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions, top leases and/or options of oil and gas leases.

C. Acreage or Cash Contributions:

While this agreement is in force, if any party receives a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the con-tribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions

A.A.P.L. FORM 610— MODEL FORM OPERATING AGREEMENT— 1982

ARTICLE VIII

continued

said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of such party’s share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. Maintenance of Uniform Interests:

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and the party acquiring such interest shall ratify in writing and agree to be bound by the terms of this agreement and the surviving provisions of the PSPA, and the sale, encumbrance, transfer or other disposition shall be made without prejudice to the right of the other parties.

If, at any time the interest of any party is divided among and owned by two or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party’s share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party’s interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A”, of the Internal Revenue Code of 1986 , as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K”, Chapter 1, Subtitle “A”, of the Internal Revenue Code of 1986 , under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

A.A.P.L. FORM 610 —MODEL FORM OPERATING AGREEMENT —1982

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Seventy Five Thousand and no/100 Dollars ($ 75,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder. All claims or suits involving title to any interest subject to this Agreement shall be treated as a claim or suit against all parties hereto. Any party to this Agreement who receives notice of any such claim or suit shall notify the other parties to this Agreement within fifteen (15) days (exclusive of Saturdays, Sundays and legal holidays) of its receipt of such notice.

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspending during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

The term “force majeure”, as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, act of terrorism in the contiguous United States, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit “A”. The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the oil and gas leases subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

☒ Option No. 1: So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

☐ Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in production of oil and/or gas in paying quantities, this agreement shall continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of days from cessation of all production; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, reworking, deepening, plugging back, testing or attempting to complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is producing, or capable of producing oil and/or gas from the Contract Area, this agreement shall terminate unless drilling, deepening, plugging back or reworking operations are commenced within days from the date of abandonment of said well.

It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

A.A.P.L. FORM 610— MODEL FORM OPERATING AGREEMENT—1982

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B. Governing Law:

This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located.

C. Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator’s interpretation or application of rules, rulings, regulations or orders of the Department of Energy or any other local, state or federal agency or regulatory body or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator’s share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the “Crude Oil Windfall Profit Tax Act of 1980”, as same may be amended from time to time (“Act”), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

ARTICLE XV.

OTHER PROVISIONS

See Addendum attached.

A.A.P.L. FORM 610–MODEL FORM OPERATING AGREEMENT–1982

ARTICLE XVI.

MISCELLANEOUS

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

IN WITNESS WHEREOF, this agreement shall be effective as of day of                     , 2011_ .

O P E R A T O R

MATADOR PRODUCTION COMPANY

By: Joseph Wm. Foran
Title: Chairman, President and CEO

N O N - O P E R A T O R S

MATADOR RESOURCES COMPANY

By:	By: Joseph Wm. Foran
Title:	Title: Chairman, President and CEO

ORCA ICI DEVELOPMENT, JV

By:	By:
Title:	Title: President

By:	By:
Title:	Title:

By:
Title:

EXHIBIT “C”

Attached to and made a part of that certain Operating Agreement dated May 20, 2011, by and between

Matador Production Company, as Operator, and Matador Resources Company and Orca ICI Development,

JV, as Non Operators

ACCOUNTING PROCEDURE

JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

“Joint Property” shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint

Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties to this agreement other than the Operator.

“Parties” shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator’s employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2.	Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.	Advances and Payments by Non-Operators

A.

Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month’s operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.

Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Comerica Bank, Texas on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

COPYRIGHT © 1985 by the Council of Petroleum Accountants Societies.

5.	Audits

A.

A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator’s accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators’ audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.	Approval By Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator’s proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Ecological and Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

3.	Labor

A. (1)	Salaries and wages of Operator’s field employees and/or consultants directly employed on the Joint Property, while on the Joint Property, in the conduct of Joint Operations.

(2)	Salaries of First level Supervisors in the field.

(3)	Salaries and wages of Technical Employees and/or consultants directly employed on the Joint Property, while on the Joint Property, if such charges are excluded from the overhead rates.

(4)

Salaries and wages of Technical Employees and/or consultants either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

B.

Operator’s cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.

In any instance where Operator charges the Non-Operators for salaries, wages or other compensation paid to an actual employee of Operator, then such salaries and wages shall be based on an hourly rate equivalent to such employee’s annual salary, provided such hourly rate shall not exceed the market rate for such an employee in the State of Texas

4.	Employee Benefits

Operator’s current costs or established plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator’s labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator’s actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.	Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.

If Material is moved to the Joint Property from the Operator’s warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.

If surplus Material is moved to Operator’s warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.

In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.	Equipment and Facilities Furnished By Operator

A.

Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve percent ( 12.0%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B.

In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator’s gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.	Legal Expense

Expense of handling, investigating and settling litigation or claims, title matters and regulatory work discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator’s legal staff shall be made. All other legal expense shall be the expense of the Joint Account, except as provided in Section I, Paragraph 3.

11.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the advalorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party’s working interest.

12.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker’s Compensation and/or Employers Liability under the respective state’s laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator’s cost not to exceed manual rates.

13.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.	Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

1.	Overhead—Drilling and Producing Operations

i.	As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

( X )	Fixed Rate Basis, Paragraph lA, or
( )	Percentage Basis, Paragraph lB

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

ii.

The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly and outside attorneys employed on the Joint Property:

( )	shall be covered by the overhead rates, or
( X )	shall not be covered by the overhead rates.

iii.

The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel and outside attorneys either temporarily or permanently assigned to and directly employed in the operation of the Joint Property. Charges for “non well-site” work shall require the approval of the non-operating working interest owners.:

( )	shall be covered by the overhead rates, or
( X )	shall not be covered by the overhead rates.

A.	Overhead—Fixed Rate Basis

(1)	Operator shall charge the Joint Account at the following rates per well per month:

Drilling	Well Rate $ 14,000.00
(Prorated	for less than a full month)

Producing	Well Rate $ 1400.00

(2)	Application of Overhead—Fixed Rate Basis shall be as follows:

(a)	Drilling Well Rate

(1)

Charges for drilling wells shall begin on the date the drilling rig is moved on location and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

(2)

Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of completion of testing , except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(b)	Producing Well Rates

(1)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2)

Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(3)

An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4)

A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3)

The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached by the percentage increase or decrease published by COPAS.

2.	Overhead—Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $25,000.00 :

A.	5.0 % of first $100,000 or total cost if less, plus

B.	3.0 % of costs in excess of $100,000 but less than $1,000,000, plus

C.	2.0 % of costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.	Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

A.	5.0 % of total costs through $100,000; plus

B.	3.0 % of total costs in excess of $100,000 but less than $1,000,000; plus

C.	2.0 % of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.	Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV.	PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator’s option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions. See Article XV.G Material Purchases, Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts. Operator shall account for material purchases and transfers in accordance with COPAS Model Form Interpretation 38 (MFI-38), or the price procedure most recently recommended by COPAS.:

A.	New Material (Condition A)

(3)

Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)

Unused new Material, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. .

B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)	Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

(3)	Material not used on and moved from the Joint Property

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)

Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)

Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

(3)	Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D.	Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E.	Pricing Conditions

(1)	Loading or unloading costs may be charged to the Joint Account at the actual loading or unloading costs sustained.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies. strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.	Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

EXHIBIT “D”

INSURANCE PROVISIONS

Operator shall carry the following insurance with respect to all operations on the Contract Area:

A.	Worker’s Compensation Insurance as required by the laws of the State of Texas;

B.	Employer’s Liability Insurance with limits of not less than $1,000,000.00;

C.

Commercial General Liability Insurance, including Sudden & Accidental Pollution and Contractual Liability, with limits of not less than $1,000,000.00 each occurrence and $2,000,000.00 policy aggregate;

D.	Comprehensive Automobile Liability Insurance covering hired and non-owned automobiles and including Employer’s Non-Ownership Liability, with limits of not less than $1,000,000.00 per occurrence;

E.	Excess Liability Insurance: $25,000,000.00 Limit (Umbrella Coverage);

F.	Operators Extra Expense Policy: Operator will carry $ 30,000,000.00 for Care, Custody, and Control; Pollution Liability, and Redrilling Expenses;

G.	Down Hole Equipment Coverage limits for directional and well logging tools will be determined by Operator, but in no event shall coverage be less than fifty percent (50%) of the equipment values;

H.

Operator shall endeavor for all contractors working or performing services hereunder to comply with Worker’s Compensation and Employer’s Liability laws, both state and federal, and Operator shall require said contractors and subcontractors performing work for the joint account to procure and maintain Comprehensive General Liability insurance with policy limits of at least $1,000,000.00 per occurrence/$2,000,000.00 aggregate and said policy or policies, shall include broad form contractual liability assumed under any contract as between the contractor and Operator, and carry such other Umbrella Liability limits of not less than $5,000,000.00. Operator shall require a Master Service Agreement (MSA) and/or Drilling Contract for all contractors working or performing services hereunder or at this site, and said Agreements or Contracts shall contain a mutual indemnity provision covering injury to the employees of each party. Operator shall obtain a release from damage to any Rig from Drilling Contractor.

All insurance required hereby shall be carried at the joint expense and for the benefit of the parties.

The joint account shall be charged with all liabilities and expenditures resulting from any claims, damages or losses against which Operator is not required to carry any insurance.

It is further understood and agreed that Operator is not a warrantor of the financial responsibility of the insurer with whom such insurance is carried. Operator agrees that if at any time during the life of the agreement, it is unable to obtain or maintain such insurance, it shall immediately notify Non-Operators of such fact in writing.

All liability insurance shall be primary and not excess to or contributing with any insurance maintained by the Non-Operator. Such policies shall name the Non-Operator as additional insured (except under Worker’s Compensation) and provide a waiver of subrogation in favor of the Non-Operator, as required by written contract. Such policies shall be maintained in full and effect during the terms of this agreement, and shall not be canceled, altered or amended without 30 days prior written notice having first been furnished all non-operating parties.

END OF EXHIBIT “D”

EXHIBIT “E”

GAS BALANCING AGREEMENT (“AGREEMENT”)

ATTACHED TO AND MADE PART OF THAT CERTAIN

OPERATING AGREEMENT DATED May 20, 2011 BY AND BETWEEN Matador Production Company, Matador Resource Company AND Orca ICI Development, JV (“OPERATING AGREEMENT”) RELATING TO THE Contract AREA, Karnes, Dewitt, Gonzales, Wilson COUNTY, TEXAS

1. DEFINITIONS

The following definitions shall apply to this Agreement:

1.01

“Arm’s Length Agreement” shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

1.02	“Balancing Area” shall mean (select one):

☐

each well subject to the Operating Agreement that produces Gas or is allocated a share of Gas production. If a single well is completed in two or more producing intervals, each producing interval from which the Gas production is not commingled in the wellbore shall be considered a separate well.

☑	all of the acreage and depths subject to the Operating Agreement.

☐

1.03	“Full Share of Current Production” shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

1.04

“Gas” shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. “Gas” does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

1.05	“Makeup Gas” shall mean any Gas taken by an Underproduced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section 4.1 hereof.

1.06	“Mcf” shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

1.07

“MMBtu” shall mean one million British Thermal Units. A British Thermal Unit   shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

1.08

“Operator” shall mean the individual or entity designated under the terms of the Operating Agreement and/or its affiliate Matador Resources Company, or in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the operator of the well(s) located in the Balancing Area.

1.09

“Overproduced Party” shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

1.10	“Overproduction” shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

1.11	“Party” shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

1.12	“Percentage Interest” shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

1.13	“Royalty” shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

1.14

“Underproduced Party” shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

1.15	“Underproduction” shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

1.16	☑ (Optional) “Winter Period” shall mean the month(s) of November and December in one calendar year and the month(s) of January, February, and March in the succeeding calendar year.

2. BALANCING AREA

2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in (Alternative 1) ☑ Mcfs ~~or (Alternative 2) ☐ MMBtus.~~

2.2 In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3. RIGHT OF PARTIES TO TAKE GAS

3.1 Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified, of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation is required) to the transporting pipeline in accordance with the terms of this Agreement.

3.2 Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

3.3 When a Party fails for any reason to take its Full Share of Current Production (as such Share may be reduced by the right of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each Underproduced Party in the proportion that its Percentage Interest in the Balancing Area bears to the total Percentage Interests of all Underproduced Parties desiring to take such Gas. If all such Gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective Percentage Interests in the Balancing Area bear to the total Percentage Interests of such Parties.

3.4 All Gas taken by a Party in accordance with the provisions of this Agreement, regardless of whether such Party is underproduced or overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

3.5 Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage Interest of the Balancing Area’s then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. “Maximum Monthly Availability” shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

3.6 In the event that a Party fails to make arrangements to take its Full Share of Current Production required to be produced to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production, the Operator may sell any part of such Party’s Full Share of Current Production that such Party fails to take for the account of such Party and render to such Party, on a current basis, the full proceeds of the sale, less any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of such Full Share of Current Production. In making the sale contemplated herein, the Operator shall be obligated only to obtain such price and conditions for the sale as are reasonable under the circumstances and shall not be obligated to share any of its markets. Any such sale by Operator under the terms hereof shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one year. Notwithstanding the provisions of Article 3.4 hereof, Gas sold by Operator for a Party under the provisions hereof shall be deemed to be Gas taken for the account of such Party.

4. IN-KIND BALANCING

4.1 Effective the first day of any calendar month following at least thirty (30) days’ prior written notice to the Operator, any Underproduced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to Section 3.3 of this Agreement, a share of current production determined by multiplying twenty-five percent ( 25.0%) of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Underproduced Party and the denominator of which is the total of the Percentage Interests of all Underproduced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than fifty percent ( 50.0%) of its Full Share of Current Production for Makeup Gas. The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Makeup Gas.

4.2 ☐ (Optional—Seasonal Limitation on Makeup—Option 1) Notwithstanding the provisions of Section 4.1, the average monthly amount of Makeup Gas taken by an Underproduced Party during the Winter Period pursuant to Section 4.1 shall not exceed the average monthly amount of Makeup Gas taken by such Underproduced Party during the                    (        ) months immediately preceding the Winter Period.

4.2 ☑ (Optional—Seasonal Limitation on Makeup—Option 2) Notwithstanding the provisions of Section 4.1, no Overproduced Party will be required to provide more than twenty-five percent ( 25.0%) of its Full Share of Current Production for Makeup Gas during the Winter Period.

4.3 ☑ (Optional) Notwithstanding any other provision of this Agreement, at such time and for so long as Operator, or (insofar as concerns production by the Operator) any Underproduced Party, determines in good faith that an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon the demand of the Operator or any Underproduced Party, up to seventy-five percent ( 75%) of such Overproduced Party’s Full Share of Current Production except during the Winter Period as noted in Section 4.2 above.

5. STATEMENT OF GAS BALANCES

5.1 The Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party’s account. Within forty-five (45) days after the month of production, the Operator will furnish a statement for such month showing (1) each Party’s Full Share of Current Production, (2) the total volume of Gas actually taken or sold for each Party’s account, (3) the difference between the volume taken by each Party and that Party’s Full Share of Current Production, (4) the Overproduction or Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No.24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder.

5.2 If any Party fails to provide the data required herein for four (4) consecutive production months, the Operator, or where the Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

6. PAYMENTS ON PRODUCTION

6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

~~6.2 ☐ (Alternative 1—Entitlements) Each Party shall pay or cause to be paid all Royalty due with respect to Royalty owners to whom it is accountable as if such Party were taking its Full Share of Current Production, and only its Full Share of Current Production.~~

6~~.2.1 ☐ (Optional—For use only with Section 6.2—Alternative I—Entitlement) Upon written request of a Party taking less than its Full Share of Current Production in a given month (“Current Underproducer”), any Party taking more than~~

~~its Full Share of Current Production in such month (“Current Overproducer”) will pay to such Current Underproducer an amount each month equal to the Royalty percentage of the proceeds received by the Current Overproducer for that portion of the Current Underproducer’s Full Share of Current Production taken by the Current Overproducer; provided, however, that such payment will not exceed the Royalty percentage that is common to all Royalty burdens in the Balancing Area. Payments made pursuant to this Section 6.2.1 will be deemed payments to the Underproduced Party’s Royalty owners for purposes of Section 7.5.~~

6.2 ☑ (Alternative 2—Sales) Each Party shall pay or cause to be paid Royalty due with respect to Royalty owners to whom it is accountable based on the volume of Gas actually taken for its account.

6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

7. CASH SETTLEMENTS

7.1 Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

7.2 Within sixty (60) days after the notice calling for cash settlement under Section 7.1, the Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Underproduced Party and identifying the month to which such Overproduction is attributed, pursuant to the methodology set out in Section 7.4.

7.3 ☑ (Alternative I—Direct Party-to-Party Settlement) Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Underproduced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Operator of the Gas imbalance settled by the Overproduced Party’s payment.

~~7.3 ☐ (Alternative 2—Settlement Through Operator) Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will send its cash settlement, accompanied by appropriate accounting detail, to the Operator. The Operator will distribute the monies so received, along with any settlement owed by the Operator as an Overproduced Party, to each Underproduced Party to whom settlement is due within ninety (90) days after issuance of the Final Gas Settlement Statement. In the event that any Overproduced Party fails to pay any settlement due hereunder, the Operator may turn over responsibility for the collection of such settlement to the Party to whom it is owed, and the Operator will have no further responsibility with regard to such settlement.~~

~~7.3.1 ☐ (Optional—For use only with Section 7.3, Alternative 2—Settlement Through Operator) Any Party shall have the right at any time upon thirty (30) days’ prior written notice to all other Parties to demand that any settlements due such Party for Overproduction be paid directly to such Party by the Overproduced Party, rather than being paid through the Operator. In the event that an Overproduced Party pays the Operator any sums due to an Underproduced Party at any time after thirty (30) days following the receipt of the notice provided for herein, the Overproduced Party will continue to be liable to such Underproduced Party for any sums so paid, until payment is actually received by the Underproduced Party.~~

7.4 ☑ (Alternative 1—Historical Sales Basis) The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm’s Length Agreement for the Gas taken from time to time by the Overproduced Party in excess of the Overproduced Party’s Full Share of Current Production. Any Makeup Gas taken by the Underproduced Party prior to monetary settlement hereunder will be applied to offset Overproduction chronologically in the order of accrual.

~~7.4 ☐ (Alternative 2—Most Recent Sales Basis) The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm’s Length Agreement for the volume of Gas that constituted Overproduction by the Overproduced Party from the Balancing Area. For the purpose of implementing the cash settlement provision of the Section 7, an Overproduced Party will not be considered to have produced any of an Underproduced Party’s share of Gas until the Overproduced Party has produced cumulatively all of its Percentage Interest share of the Gas ultimately produced from the Balancing Area.~~

7.5 The values used for calculating the cash settlement under Section 7.4 will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Underproduced Party’s Royalty owner(s), to the extent said payments amounted to a discharge of said Underproduced Party’s Royalty obligation, as well as any reasonable marketing, compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

7.5.1 ☑ (Optional—For Valuation Under Percentage of Proceeds Contracts) For Overproduction sold under a gas purchase contract providing for payment based on a percentage of the proceeds obtained by the purchaser upon resale of residue gas and liquid hydrocarbons extracted at a gas processing plant, the values used for calculating cash settlement will include proceeds received by the Overproduced Party for both the liquid hydrocarbons and the residue gas attributable to the Overproduction.

7.5.2 ☑ (Optional—Valuation for Processed Gas—Option 1) For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction will be valued for purposes of cash settlement at the prices received by the Overproduced Party for the sale of the residue gas attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction.

~~7.5.2 ☐ (Optional—Valuation for Processed Gas—Option 2) For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the values used for calculating cash settlement will include the proceeds received by the Overproduced Party for the sale of the liquid hydrocarbons extracted from the Overproduction, less the actual reasonable costs incurred by the Overproduced Party to process the Overproduction and to transport, fractionate and handle the liquid hydrocarbons extracted therefrom prior to sale.~~

7.6 To the extent the Overproduced Party did not sell all Overproduction under an Arm’s Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Balancing Area under Arm’s Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm’s Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

7.7 Interest compounded at the rate of five percent ( 5.0%) per annum or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1 beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Operator or any Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3 contributed to the accrual of the interest.

7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Underproduced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Underproduced Party. If the Parties are unable to agree upon the manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party’s offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section 7.8 will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

7.9 ☑ (Optional—For Balancing Areas Subject to Federal Price Regulation) That portion of any monies collected by an Overproduced Party for Overproduction which is subject to refund by orders of the Federal Energy Regulatory Commission or other governmental authority may be withheld by the Overproduced Party until such prices are fully approved by such governmental authority, unless the Underproduced Party furnishes a corporate undertaking, acceptable to the Overproduced Party, agreeing to hold the Overproduced Party harmless from financial loss due to refund orders by such governmental authority.

7.10 ☑ (Optional—Interim Cash Balancing) At any time during the term of this Agreement, any Overproduced Party may, in its sole discretion, make cash settlement(s) with the Underproduced Parties covering all or part of its outstanding Gas imbalance, provided that such settlements must be made with all Underproduced Parties proportionately based on the relative imbalances of the Underproduced Parties, and provided further that such settlements may not be made more often than once every twenty-four (24) months. Such settlements will be calculated in the same manner provided above for final cash settlements. The Overproduced Party will provide Operator a detailed accounting of any such cash settlement within thirty (30) days after the settlement is made.

8. TESTING

Notwithstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well’s entire Gas stream to meet the reasonable deliverability test(s) required by such Party’s Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after thirty (30) days’ prior written notice to the Operator and shall last no longer than seventy-two (72) hours.

9. OPERATING COSTS

Nothing in this Agreement shall change or affect any Party’s obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

10. LIQUIDS

The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

11. AUDIT RIGHTS

Notwithstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content. Any Underproduced Party shall have the right for a period of two (2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 7 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 11 shall be in addition to those provided for in Section 5.2 of this Agreement.

12. MISCELLANEOUS

12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

12.2 Each Party agrees to defend, indemnify and hold harmless all other Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

12.3 Except as otherwise provided in this Agreement, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator’s duties hereunder, except such as may result from Operator’s gross negligence or willful misconduct. Operator shall not be liable to any Underproduced Party for the failure of any Overproduced Party, (other than Operator) to pay any amounts owed pursuant to the terms hereof.

12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

12.5 Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

12.6 In the event that any “Optional” provision of this Agreement is not adopted by the Parties to this Agreement by a typed, printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in such event. In the event that any “Alternative” provision of this Agreement is not so adopted by the Parties, Alternative 1 in each such instance shall be deemed to have been adopted by the Parties as a result of any such omission. In those cases where it is indicated that an Optional provision may be used only if a specific Alternative is selected: (i) an election to include said Optional provision shall not be effective unless the Alternative in question is selected; and (ii) the election to include said Optional provision must be expressly indicated hereon, it being understood that the selection of an Alternative either expressly or by default as provided herein shall not, in and of itself, constitute an election to include an associated Optional provision.

12.7 This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

12.8 If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

12.9 In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service (select one) ☐ as if such Party were taking its Full Share of Current Production during each relevant tax period in accordance with such regulations, insofar as same relate to entitlement method tax computations; or ☑ based on the quantity of Gas taken for its account in accordance with such regulations, insofar as same relate to sales method tax computations.

13. ASSIGNMENT AND RIGHTS UPON ASSIGNMENT

13.1 Subject to the provisions of Sections 13.2 (if elected) and 13.3 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Underproduced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

13.2 ☑ (Optional—Cash Settlement Upon Assignment) Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 13.1 hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are Parties hereto in such Balancing Area of such fact at least thirty (30) days prior to closing the transaction. Thereafter, any Underproduced Party may demand from such Overproduced Party in writing, within fifteen (15) days after receipt of the Overproduced Party’s notice, a cash settlement of its Underproduction from the Balancing Area. The Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 13, and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13 shall be paid by the Overproduced Party on or before the earlier to occur (i) of sixty (60) days after receipt of the Underproduced Party’s demand or (ii) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 7.3 through 7.6 hereof, and shall bear interest at the rate set forth in Section 7.7 hereof, beginning sixty (60) days after the Overproduced Party’s sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Underproduced Party does not so demand such cash settlement of its Underproduction from the

Balancing Area, such Underproduced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Underproduced Party’s Underproduction in accordance with the provisions of Section 13.1 hereof.

13.3 The provisions of this Section 13 shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

~~14. OTHER PROVISIONS~~

END OF EXHIBIT “E”

EXHIBIT “H”

Attached to and made a part of that certain Operating Agreement dated May 20, 2011,

by and between Matador Production Company, as Operator, and Matador Resources Company and ORCA

ICI Development, JV, as Non Operators

WELL DATA REPORTING REQUIREMENTS

WELL:	All wells
PROSPECT/FIELD:	The entire Contract Area
LOCATION:	Each location
DATE:	For the entire term of the JOA

The following information will be furnished:

1)	AFE, Location Plat, Drilling Permit and other permits or filings:

2)	Well Prognosis (Drilling, Casing, Mud and Evaluation Plan): and each and every geologic prognosis

3)	Drilling Reports and Daily Mud Log:

    Daily telephone, e-mail or fax report

    Composite Drilling and Completion Report at completion of test

4) As and when prepared / produced / available:

All geosteering plots and analyses

Copies of all engineering reports

Copies of all reservoir analyses generated either in house or by third parties will reasonably be made available for review with personnel of Matador at its offices.

Copies of all reserve and economic reports generated either in house or by third parties will reasonably be made available for review with personnel of Matador at its offices.

All electric log analyses generated either in house or by third parties

5)	Samples: if and as requested

6)	Logs and other Services:

    If run, the following should be sent:

	FIELD	FINAL
a) Mud Log	1	4
b) Core Analyses	1	4
c) Drillstem Results	1	4
d) Directional Surveys		4
e) Velocity Survey		4
f) Dipmeter Survey	1	4
g) Electrical Logs (all) (including floppy containing digital log in las format)	1	4
h) Wireline Formation Tests and/or Pressure Tests	1	4
I) Cement Bond Log	1	4

7)	Monthly production reports and pertinent monthly Commission reports.

EXHIBIT “I”

Attached to and made a part of that certain JOINT OPERATING AGREEMENT dated effective as of the 20th day of May, 2011, by and between Matador Production Company, as Operator, and Matador Resources Company, and Orca ICI Development, JV, as Non-Operators (this “Agreement”)

MEMORANDUM OF OPERATING AGREEMENT AND FINANCING STATEMENT

1.0	This Memorandum of Operating Agreement and Financing Statement (hereinafter called “Memorandum”) shall be effective when the Operating Agreement referred to in Paragraph 2.0 below becomes effective.

2.0

The parties hereto have entered into an Operating Agreement, providing for the development and production of crude oil, natural gas and associated substances from the lands described in Exhibit A attached hereto (hereinafter called the “Contract Area”), and designating Matador Production Company as Operator to conduct such operations.

3.0

The Operating Agreement provides for certain liens and/or security interests to secure payment by the parties of their respective share of costs under the Operating Agreement. The Operating Agreement contains an Accounting Procedure along with other provisions which supplement the lien and/or security interest provisions, including non-consent clauses which provide that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest until the consenting parties are able to recover their costs of such operation plus a specified amount. Should any person or firm desire additional information regarding the Operating Agreement or wish to inspect a copy of the Operating Agreement, said person or firm should contact the Operator.

4.0	The purpose of this Memorandum is to more fully describe and implement the liens and/or security interests provided for in the Operating Agreement, and to place third parties on notice thereof.

5.0	In consideration of the mutual rights and obligations of the parties hereunder, the parties hereto agree as follows:

5.1.	The Operator shall conduct and direct and have full control of all Operations on the Contract Area as permitted and required by, and within the limits of the Operating Agreement.

5.2.	The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations and shall be liable only for its proportionate share of costs.

5.3.

Each Non-Operator grants to Operator a lien upon its oil and gas rights in the contract Area, and a security interest in its share of oil and or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in the Accounting Procedure referred to in Paragraph 3.0 above. To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the

Exhibit “I”	Page 1
Joint Operating Agreement

secured indebtedness shall not be deemed an election of remedies or otherwise affect the rights or security interest for the payment thereof.

5.4.

If any Non-Operator fails to pay its share of costs when due, Operator may require other Non-Operators to pay their proportionate part of the unpaid share, whereupon the other Non-Operators shall be subrogated to Operator’s lien and security interest.

5.5.

The Operator grants to Non-Operators a lien and security interest equivalent to that granted to Operator as described in Paragraph 5.3 above, to secure payment by Operator of its own share of costs when due.

6.0	For purposes of protecting said liens and security interest, the parties hereto agree that this Memorandum shall cover all right, title and interest of the debtor(s) in:

6.1.	Property Subject to Security Interests

(A) All personal property located upon or used in connection with the Contract Area.

(B) All fixtures on the Contract Area.

(C) All oil, gas and associated substances of value in, on or under the Contract Area which may be extracted therefrom.

(D) All accounts resulting from the sale of the items described in subparagraph (C) at the wellhead of every well located on the Contract Area or on lands pooled therewith.

(E) All items used, useful, or purchased for the production, treatment, storage, transportation, manufacture, or sale of the items described in subparagraph (C).

(F) All accounts, contract rights, rights under any gas balancing agreement, general intangibles, equipment, inventory, farmout rights, option farmout rights, acreage and or cash contribution, and conversion rights, whether now owned or existing or hereafter acquired or arising, including but not limited to all interest in any partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area or in any property encumbered by this Memorandum.

(G) All severed and extracted oil, gas, and associated substances now or hereafter produced from or attributable to the Contract Area, including without limitation oil, gas and associated substances in tanks or pipelines or otherwise held for treatment, transportation, manufacture, processing or sale.

(H) All the proceeds and products of the items described in the foregoing paragraphs now existing or hereafter arising, and all substitutions therefor, replacements thereof, or accessions thereto.

(I) All personal property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement. Certain of the above-described items are or are to become fixtures on the Contract Area.

(J) The proceeds and products of collateral are also covered.

Exhibit “I”	Page 2
Joint Operating Agreement

6.2.	Property Subject to Liens

(A) All real property within the Contract Area, including all oil, gas and associated substances of value in, on or under the Contract Area which may be extracted therefrom.

(B) All fixtures within the Contract Area.

(C) All real property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement.

7.0

The above items will be financed at the wellhead of the well or wells located on the Contract Area, and this Memorandum is to be filed for record in the real estate records of the county or counties in which the Contract Area is located, and in the Uniform Commercial Code records. All parties who have executed the Operating Agreement and all farmors and option farmors who have granted support within the Contract Area are identified on Exhibit A.

8.0

On default of any covenant or condition of the Operating Agreement, in addition to any other remedy afforded by law or the practice of this state, each party to the agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to take possession of and sell any interest which the defaulting party has in the subject lands and to foreclose this lien in the manner provided by law.

9.0

Upon expiration of the subject Operating Agreement and the satisfaction of all debts, the Operator shall file of record a release and termination on behalf of all parties concerned. Upon the filing of such release and termination, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, the Operator shall have the right to file a continuation statement on behalf of all parties who have executed or ratified this Memorandum.

10.0

It is understood and agreed by the parties hereto that if any part, term, or provision of this Memorandum is by the courts held to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

11.0

This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns. The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who have executed this Memorandum.

12.0

A party having an interest in the Contract Area can ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who may have or may acquire any interest in the Contract Area.

Exhibit “I”	Page 3
Joint Operating Agreement

13.0

This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purposes of recording, only one copy of this Memorandum with individual signature pages attached thereto needs to be filed of record.

[Signature Page Follows]

Exhibit “I”	Page 4
Joint Operating Agreement

MATADOR PRODUCTION COMPANY, a Texas Corporation

By:

         Joseph William Foran, President and CEO

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me on this             day of May, 2011, by Joseph William Foran as President and CEO of MATADOR RESOURCES COMPANY, a Texas corporation, and on behalf of said corporation.

Notary Public, State of Texas

MATADOR RESOURCES COMPANY, a Texas Corporation

By:
Joseph William Foran, President and CEO

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me on this             day of May, 2011, by Joseph William Foran as President and CEO of MATADOR RESOURCES COMPANY, a Texas corporation, and on behalf of said corporation.

Notary Public, State of Texas

ORCA ICI DEVELOPMENT, JV

By:     ORCA ASSETS GP, LLC,

  a Texas Limited Liability Company, Managing Partner

By:
Allen Lawrence Berry, President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

The foregoing instrument was acknowledged before me on this             day of May, 2011, by Allen Lawrence Berry as President of ORCA ASSETS GP, LLC, a Texas limited liability company, as managing partner of ORCA ICI DEVELOPMENT, JV, a Texas general partnership, and on behalf of said partnership.

Notary Public, State of Texas

ADDENDUM

Attached to and made a part of that certain Operating Agreement dated May 20, 2011,

by and between Matador Production Company, as Operator, and

Matador Resources Company and Orca ICI Development, JV, as Non-Operators

(this “Agreement”)

ARTICLE XV

OTHER PROVISIONS

A.	CONFLICTS

In the event of any conflict between the provisions of this Agreement to which this Article XV is attached and the provisions of the Purchase, Sale and Participation Agreement dated May 16, 2011, by and between Orca ICI Development, JV and Orca Assets G.P., L.L.C. (together “Orca”), as Seller, and Matador Resources Company (“Matador”), as Buyer (the “PSPA”), the provisions of the PSPA shall control.

Notwithstanding anything to the contrary in this Agreement, in the event of any conflict between the provisions of this Article XV and any other provisions contained in this Agreement, the provisions of Article XV shall prevail.

B.	INITIAL WELL AND SUBSEQUENT OPERATIONS

The term “Initial Well” has the meaning assigned to it in the Agreement and is incorporated herein by reference. All operations with respect to each Initial Well and any subsequent operations shall be conducted pursuant to the terms and provisions of this Agreement.

C.	PROPOSAL RIGHTS AND PRIORITY OF OPERATIONS

Except for Earning Wells, which may only be proposed by Operator (so long as Operator is not in default of this Agreement or the PSPA), no party shall propose the drilling of more than one (1) well at a time under the terms of this Agreement, nor shall any party propose the drilling of a well during the time another well is being drilled except: (1) by mutual consent of all the Consenting Parties in the well being drilled, or (2) if the proposed well is required to avoid a monetary penalty for failure to drill, to earn or to maintain any Lease or mineral interest within the Contract Area.

Any well proposed by any party shall be in conformance with and according to any drilling and/or spacing units or other rules and regulations established by the Railroad Commission of Texas.

If at any time there is more than one operation proposed in connection with any well drilled subject to this Operating Agreement, then unless all participating parties agree on the sequence of such operations, such proposals shall be considered and disposed of in the following order of priority:

a)	Proposals to do additional testing, coring or logging;

b)	Proposals to attempt a completion in the deepest potentially productive zones in the well;

c)	Proposals to rework;

d)	Proposals to plug back and attempt completions in shallower zones in ascending order;

e)	Proposals to deepen the well, in descending order;

f)	Proposals to sidetrack the well;

g)	Proposals to plug and abandon the well.

It is provided, however, that if at the time said participating parties are considering any of the above elections the hole is in such a condition that a reasonable prudent Operator would not conduct the operations contemplated by the particular election involved for fear of placing the hole in jeopardy or losing same prior to completing the well at the objective depth, such election shall not be given the priority hereinabove set forth. No preference will be given to an operation posing an unreasonable risk to life or property.

D.	MISCELLANEOUS COSTS

The following expenses shall be a direct charge, borne by the Joint Account as provided in Exhibit “C”, and shall not be included as administrative overhead as set forth in Part III of Exhibit “C”.

l.

All reasonable costs incurred by Operator, and necessary in its sole judgment, in obtaining permits, spacing, pooling or other orders or rulings from local, state and federal regulatory bodies or courts regarding the Contract Area.

2.

All reasonable costs incurred by Operator in complying with the Natural Gas Policy Act of 1978, or in complying with federal, state or local law for the obtaining and monitoring of any well classifications required in the Natural Gas Policy Act of 1978; or in complying with any laws administered by, or any rules or regulations promulgated by, through, or under the United States Department of Energy or any other local, state or federal agency or regulatory body regarding the Contract Area.

E.	AFE COST OVERRUNS

Notwithstanding anything herein to the contrary, Operator shall not expend for any drilling, reworking, sidetracking, deepening, or plugging back operation an amount in excess of 125% of the amount authorized for the total operation by virtue of the original or initial AFE without first submitting a Supplemental AFE(s) to the Non-Operator(s) for approval. Any Non-Operator(s) receiving such a Supplemental AFE(s) shall have a period of 48 hours (exclusive of Saturday, Sunday, and legal holidays, however, if a rig is on location, Non-Operator(s) shall make its best efforts to respond within 24 hours) in which to either approve or reject these additional expenditures. Failure to respond shall constitute approval. In the event of non-approval, all subsequent operations conducted pursuant to such Supplemental AFE(s) shall be subject to the provisions of Article VI.B.2 (Operations By Less Than All Parties), with each non-approving party treated as Non-Consenting Party; provided, however, that if a Non-Operator rejects the additional expenditure and the operation being conducted is a Required Operation, the Non-Operator shall assign and forfeit to the parties continuing with the operations all of its interest in the Leases or portions thereof and to the formations and depths covered thereby which would be lost or not earned if such operations are not continued. The provisions of Article VI.B.2 shall, however, continue to apply to any remaining portion of the Contract Area which contributes to production from the well in which such operations are conducted. This paragraph shall not apply to expenditures by the Operator required to deal with explosion, fire, flood or other sudden emergency, whether of the same or different nature.

F.	OPERATOR’S MARKETING OF PRODUCTION/DISTRIBUTION OF REVENUE

Except to the extent a Non-Operator elects to take production attributable to its proportionate share in kind, and notwithstanding anything to the contrary contained herein, Operator (1) shall market Non-Operator’s share of any oil, gas and/or associated hydrocarbons produced from any well drilled pursuant to the terms of this Agreement contemporaneously with and on the same terms and conditions as Operator is marketing its own or its affiliate’s share of oil, gas and/or associated hydrocarbons from the well(s) within the Contract Area; and (2) shall disburse all proceeds (less applicable severance and production taxes and, subject to the limitations set forth below, any transportation, marketing or other post-production charges) received from the sale of such oil, gas and associated hydrocarbons to Non-Operators and, subject to applicable Lease provisions, their respective royalty owners in proportion to their revenue interests in the Contract Area. A Non-Operator taking in kind shall promptly remit to the Operator its share of royalty to be paid by Operator to the royalty owners.

Operator is fully authorized to negotiate and enter into sales agreements for oil, gas and/or associated hydrocarbons on behalf of all Non-Operators hereto covering all such production from the Contract Area. Operator may choose to sell to unaffiliated marketing companies, pipeline companies, end users or any other purchasers deemed acceptable in Operator’s sole opinion. Subject to the limitations set forth below, such sales made by Operator on behalf of Non-Operators shall bear a proportionate share of any post-production expenses charged to or deducted by these entities. All sales of oil, gas and/or associated hydrocarbons arranged by Operator shall be made on behalf of all Non-Operators hereto in proportion to their interest in the Contract Area. Operator shall negotiate the sale of oil, gas and/or associated hydrocarbons on a good faith, reasonable efforts basis, but Operator shall have no fiduciary obligation to obtain the best price obtainable for such oil, gas and/or associated hydrocarbons on behalf of Non-Operators or their royalty owners. Non-Operators recognize that factors other than price are valid considerations in gas marketing. Notwithstanding anything herein to the contrary, it is understood and agreed that Non-Operator shall bear and pay its proportionate share of (i) all actual direct costs and expenses incurred by Operator or its affiliates, including, without limitation, fuel, compression and similar post-production costs, (ii) all reasonable indirect costs and expenses, including, without limitation, gathering or transportation fees charged by Operator or its affiliates, with respect to gathering lines and facilities constructed outside the Contract Area at such rates as are reasonable under the circumstances and (iii) all actual third party charges, including charges for transportation and marketing.

If Operator markets oil, gas and/or associated hydrocarbons on behalf of Non-Operators, Non-Operators agree to indemnify and save Operator and its affiliates harmless from any claim, demands, actions, judgments, costs and expenses (including, but not limited to, any fees, costs or expenses incurred in the enforcement of any indemnity or provision thereof) (“Claims”) that Operator may sustain as a result of its marketing efforts under this Agreement, excluding, however, any Claims arising from Operator’s gross negligence or willful misconduct. Further, Non-Operators warrant that they have the right to dispose of their share of production from all wells drilled in the Contract Area. These indemnity and warranty provisions will survive the termination of this Agreement for the period of time when Operator markets oil, gas and/or associated hydrocarbons on behalf of Non-Operators, without regard to when then Claims may be asserted but subject to the ordinary rules of liberative prescription or other applicable statutes of limitation.

If, at any time, Operator is required by any court, governmental agency or other entity to refund the proceeds received by Operator pursuant to the sale of oil, gas or hydrocarbons hereunder, Non-Operator agrees to reimburse Operator for that portion of the refund, including any applicable interest or penalties, attributable to the oil, gas and/or hydrocarbons sold by Operator on behalf of Non-Operator, within sixty (60) days from a reimbursement request from Operator and presentation of the applicable final order from such court, governmental agency or other entity ordering such refund. Said reimbursement obligation will survive the termination of this Agreement.

G.	MATERIAL PURCHASES, TRANSFERS AND DISPOSITION

1.

New Material Purchases. Notwithstanding anything contained in Exhibit “C” attached to this Agreement, Accounting Procedure Joint Operations, all prices for New Material (Condition A), including but not limited to tubular goods, line pipe and other material, shall be based on actual costs. All transportation costs therefor shall be calculated on an actual cost basis. Prices for Good Used (Condition B) and other Used Material (Condition C) shall be based on actual costs.

2.

Material Provided by Operator. Notwithstanding anything contained in Exhibit “C” attached to this Agreement, Accounting Procedure Joint Operations, the price charged to Non-Operators for any materials furnished from inventories owned by the Operator will not exceed the fair market price of the materials being furnished.

To the extent of a conflict between the provisions of this Section G and the provisions in Exhibit “C” attached to this Agreement, Accounting Procedure Joint Operations, the provisions of this Section G shall govern and control.

H.	FURTHER ASSURANCES

The parties agree to execute such other and further instruments and other documents as are reasonably necessary to carry out the commercial purposes of this Agreement.

I.	TRANSFER OF CERTAIN INTERESTS

Tag-Along Rights. Any interest subject to this Agreement, or any part of such interest, which is owned or comes to be owned by any party hereto, or any parent, subsidiary, or affiliate thereof (each a “Subject Owner” herein), is referred to here as a “Subject Interest” and shall be subject to the following limitations on transfer:

a. Before the Subject Owner thereof may sell (with any transfer of ownership for value being considered a sale for purposes of these limitations on transfer) any Subject Interest to one or more persons or entities that are not Subject Owners, the Subject Owner (“Selling Owner” herein) first must notify the other parties hereto (each an “Other Owner”)of the offer by the prospective purchaser(s) by written notice (“Sale Notice” herein) delivered to each Other Owner on or before the 30th day before the consummation of the sale, which Sale Notice to each Other Owner must include (i) the purchase price for the Subject Interest, and (ii) the other terms and conditions of the proposed sale.

b. Selling Owner will request the prospective purchaser to include in the purchase and sale agreement a requirement that any other interest that the prospective purchaser acquires in the Leases shall be at the same terms as included in the Sale Notice.

J.	NO PARTNERSHIP

The rights, duties, obligations and liabilities of the parties hereunder shall be several, not joint or collective. It is not the purpose or intention of this Agreement to create any mining partnership, commercial partnership or other partnership relation and none shall be inferred from the agreement to file an election to be excluded from the application of certain United States tax laws. Each party agrees to elect to be excluded from the application of Subchapter K of Chapter 1 Subtitle A of the Internal Revenue Code of 1986, and all amendments thereto.

K.	BINDING ARBITRATION

Any dispute with respect to this Agreement, or the making or validity thereof, or its interpretation, or any breach thereof, by and between Operator and any Non-Operators, shall be determined and settled by binding arbitration pursuant to the rules and guidelines of the American Arbitration Association. Any award or decision rendered shall be final and conclusive upon the parties and a judgment to enforce such award or decision may be entered in any court having jurisdiction.

L.	AREA OF INTEREST

The Area of Interest is defined and provided for in the PSPA, and this Agreement shall apply to any properties which come to be jointly owned thereunder.

M.	DISBURSEMENTS OF ROYALTIES

Except as to Subsequently Created Interests (which are subject to Article XV.U hereof), if a purchaser of any oil, gas or other hydrocarbons produced from the Contract Area declines to make disbursement of all royalties, overriding royalties and other payments out of, or with respect to production from the Contract Area, Operator will, if any Non-Operator so desires, make such disbursements on behalf of said Non-Operator at its direction, provided, Non-Operator shall execute such documents as may be necessary in the opinion of Operator to enable Operator to receive payment for such oil, gas or other hydrocarbons directly from said purchaser. In that event, Operator will use its best efforts to make disbursements correctly but will be liable for incorrect disbursements only in the event of gross negligence or willful misconduct.

N.	PRODUCTION PROCEEDS

In the event any well drilled in accordance with this Operating Agreement is a producer, the Operator agrees that it shall market Non-Operator's share of gas and shall arrange for transportation of such share on the same terms as Operator markets its share of gas to non-affiliates; provided, however, that Non-Operator must have given Operator written approval of the terms of the applicable sales and transportation agreements, and any revisions or amendments thereto. Notwithstanding the foregoing, any party to this Operating Agreement may negotiate and enter into a sales contract with third parties for the sale of its share of oil and/or gas.

O.	DEFAULTS AND REMEDIES

If any party (including the Operator) fails to pay its share of any cost, including any advance which it is obligated to make under any provision of this agreement, within the period required for such payment hereunder, then in addition to the other remedies provided in this Operating Agreement, the Operator (or any Non-Operator if the Operator is the party in default) may pursue any of the following remedies:

(1)	Suspension of Rights:

Operator (or the Non-Operators, if Operator is the party in default) may deliver to the party in default, by certified mail return receipt requested, a written Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within fifteen (15) days of the delivery of such Notice of Default, Operator (or the Non-Operator if Operator is the party in default) may suspend any or all of the rights of the defaulting party granted by this agreement until the default is cured, without prejudice to the right of the non-defaulting party to continue to enforce the obligations of the defaulting party theretofore accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall, in addition, have the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately after the expiration of the fifteen (15) days. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, even if the party has previously elected to participate in such operation, the right to receive proceeds of production from any well subject to this agreement, and the right to elect to participate in an operation proposed under Article VI.B.1 of this agreement after the Notice of Default has been delivered to the defaulting party.

(2)	Suit for Damages:

Operator (or the Non-Operators if Operator is the party in default) may sue to collect the amounts in default together with all consequential damages suffered by the non-defaulting parties as a result of the default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Section I.(3) of the Accounting Procedures attached hereto.

(3)	Deemed Non-consent:

Operator (or any Non-Operator if the Operator is the party in default) may deliver, by certified mail return receipt requested, a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the fifteen day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling of a new well or the plugging back, sidetracking, reworking, or deepening of a well which is to be or has been plugged as a dry hole, or for the completion or recompletion of any well, the nonpaying party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VII.D. to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made.

Until the delivery of such Notice of Non-consent Election to the non-paying party and commencement of the operations, such party shall have the right to cure its default by paying the unpaid billing plus interest at the rate set forth in Section I.3 of the attached Accounting Procedures plus any costs or damages incurred by the Non-Consenting Parties as a result of the default. Any interest relinquished pursuant to this provision shall be offered by Operator (or by the Non-Operators if Operator is the defaulting party) to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest as if such defaulting party had elected not to participate under Article VI.B, and shall be liable to contribute their shares of the defaulted amount.

(4)	Good Faith Disputes:

In the event a party disputes in good faith the existence of a default on its part that is the subject of a Notice of Default, such party may avoid the imposition of the remedies for such default contained in this agreement by paying the disputed amount (plus any escrow fee related thereto) into an escrow account at a bank requiring the signatures of both such party and the Operator (or, if the Operator is the party in default, a Non-Operator designated by the Non-Operators). Such funds shall be distributed from escrow to the party entitled thereto upon the resolution of the issue raised by the objecting party.

(5)	Costs and Attorney’s Fees:

In the event any party shall ever be required to bring legal proceedings in order to collect any sums due from any other party or any other legal proceeding to enforce any other right under this agreement, then the prevailing party in such action shall also be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure. Venue for all litigation will be Bexar County, Texas.

P.	REQUIRED OPERATIONS

Notwithstanding anything contained in this Operating Agreement to the contrary, if, during the term of this Operating Agreement, a proposal is made for the drilling, deepening, reworking, plugging back, sidetracking or recompleting of a well or wells or any other operation proposed or required within ninety (90) days of the expiration of any right and/or interests subject to this Operating Agreement in order to (1) continue a Lease or Leases in force and effect and/or comply with any obligation thereof (2) maintain a unitized area or any portion thereof in force and effect, or (3) earn an interest in and to oil and/or gas and other minerals which may be owned by any third party or preserve any rights to such interest which, failing such operations, would revert to a third party, or (4) comply with an order issued by a regulatory body having jurisdiction over the premises, failing which certain rights would terminate within such period, (hereinafter referred to as “Required Operation”) the following shall apply:

Should less than all the parties hereto elect to participate and pay their proportionate part of the costs to be incurred in such Required Operation as elsewhere herein provided, any party(s) desiring to participate shall have the right to do so in the manner provided elsewhere herein, at their sole cost, risk and expense.

Promptly upon commencement of an Required Operation, each party not participating in said Required Operation shall deliver to the party or parties participating in said Required Operation an assignment of all of the right, title and interest of said non-participating party in and to the Leases and/or other rights and interests or portions thereof, which are maintained, perpetuated or earned as a result of said Required Operation, provided however, nothing herein shall require a party to assign an interest in that portion of a Lease already maintained in effect by production or otherwise maintained in effect. The right, title and interest assigned and conveyed shall be shared by the participating parties in the proportion that the interest of each bears to the total interest of all of the participating parties. Upon commencement of the Required Operation the assignment shall be executed and delivered to the participating parties by each party not electing to participate and shall be in form acceptable to the participating party or parties, free and clear of any overriding royalty interest, production payments, mortgages, liens or other encumbrances placed thereupon or arising out of the assigning party’s ownership and operations subsequent to the date of this Operating Agreement, with the exception of the lessors’ royalties any burdens arising under the Leases covered hereby, but otherwise without warranty of title, either express or implied. The Leases, rights and interests in which an interest is assigned pursuant to the terms hereof shall no longer be subject to this Operating Agreement, but said Leases, rights and interests shall be solely subject to a separate operating agreement which accurately reflects the interests of the party or parties in the Required Operation, and which is otherwise identical to this Operating Agreement. It is agreed that the written notice and/or AFE’s covering Required Operations to be sent to the parties for their election to participate therein as provided in Article VI.B.1. will be clearly marked or identified as a proposal for a Required Operation as herein defined.

Q.	OBLIGATORY WELL(S)

Each of the DeWitt Earning Wells and the KGW Earning Wells (together “Earning Wells”) shall be an Obligatory Well, required by the PSPA to be drilled, and each shall be an Initial Well for purposes of this Operating Agreement.

R.	SALE OR ASSIGNMENT OF INTEREST

Any sale, assignment, transfer or disposition of interest hereunder shall be made subject to and in accordance with the terms and provisions hereof and of the agreements and Leases subject hereto. The terms, covenants, and conditions of this agreement shall be covenants running with the lands covered hereby and the leasehold estates therein, and with each sale, assignment, or transfer of said lands or leasehold estates. A sale, assignment or transfer of interest by any party hereto will not relieve or release such party of its obligations previously incurred hereunder. The assigning party shall be and remain liable for the obligations and liabilities incurred by it prior to the date of the sale, assignment or transfer until all monies due and accounts payable accruing to such party out of the development and operations of the Lease(s) subject hereto shall have been paid in full by the party assigning its interest and the Operator has been furnished with a certified copy of the recorded instrument evidencing such sale, assignment or transfer.

S.	OPERATOR’S RIGHT TO RECEIVE AND NET OUT REVENUE

In addition to the remedies provided in Article VII.B. and this paragraph, upon default by any Non-Operator, Operator shall have the right (while said Non-Operator is in default, and even if said Non-Operator is taking in kind hereunder) to receive from all purchasers of production the proceeds attributable to the interest of said defaulting Non-Operator(s), and said Non-Operators(s) hereby agree to authorize and direct the purchasers of production to make direct payment to Operator of their respective shares of all proceeds from the sale of production from defaulting parties interests covered by this agreement. Operator is authorized to deduct each month from the proceeds so received from the purchasers of production all operating costs and charges assessable to said Non-Operator(s), permitted under this agreement, and remit to the Non-Operator(s) their respective net share of proceeds.

T.	SECURITY INTEREST

Each Non- Operator grants to the Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of the personal property and fixtures on or used in connection therewith, to secure performance of all of its obligations under this agreement, including but not limited to payment of expense, interest and fees, the assignment or relinquishment of interest in oil and gas Leases as required hereunder, the proper performance of operations hereunder and payment of lease burdens to which such Non-Operator is subject. Such lien and security interest granted by each Non-Operator hereto shall extend not only to such party’s oil and gas rights in the Contract Area (which for greater certainty shall include all of each party’s leasehold interest, working interest, and operating rights in the Contract Area now owned or hereafter acquired) and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the oil and gas when extracted, and equipment (including, without limitation, all wells, tools, and tubular goods) and also to all accounts (including, without limitation, accounts arising from the sale of production at the wellhead), contract rights, inventory and general intangibles constituting a part of, relating to or arising out of said oil and gas rights, extracted oil and gas and equipment, or which are otherwise owned or held by any such party and which relate to the Contract Area or any lands pooled or unitized therewith or any lands otherwise now or hereafter subject to this agreement.

Some of the personal property encumbered hereby may become fixtures, and the interest of each party in and to the oil, gas and other hydrocarbons when extracted, and the accounts arising from the sale hereof, may be financed at the well head of the wells located in the Contract Area or on lands pooled or unitized therewith. Further, the lien and security interest of each of said parties shall extend to all proceeds and products of all of the property and collateral described in this paragraph as being subject to said lien and security interest.

The Operator, to the extent it deems necessary to perfect the lien and security agreement provided herein, may file this agreement or a recordable memorandum as a lien or mortgage in the applicable real estate records and, to the extent permitted by law, as a financing statement with the proper officer under the Uniform Commercial Code. Further, each Non-Operator agrees on request of the Operator to execute the attached recordable Memorandum of Operating Agreement attached as Exhibit “I” hereto, or other appropriate instrument in order to perfect the security interest and lien hereby granted under the applicable Uniform Commercial Code or state recording law.

U.	SUBSEQUENTLY CREATED INTERESTS

Notwithstanding the provisions of this agreement to the contrary, if any party hereto shall, subsequent to the effective date of this agreement, create an overriding royalty interest, production payment, net proceeds interest, or other similar interest or if such an interest was created prior to the effective date of this agreement but was neither recorded in the County in which the Contract Area is located nor disclosed in writing to all parties hereto at the time of execution hereof (any such interest shall hereafter be referred to as a “Subsequently Created Interest”), such Subsequently Created Interest shall be specifically subject to all of the terms and conditions of this agreement, as follows:

1. If non-consent operations are conducted pursuant to any provision of this agreement, and the party conducting such operations becomes entitled to receive the production attributable to the interest out of which the Subsequently Created Interest is derived, such party shall receive same free and clear of such Subsequently Created Interest. The party creating same shall bear and pay all such Subsequently Created Interests and shall indemnify and hold the other parties hereto free and harmless from any and all liability resulting therefrom.

2. If the owner of the interest from which a Subsequently Created Interest is derived fails to pay, when due, its share of expenses chargeable hereunder, the lien granted the other parties hereto under the provisions of Article VII.B or under the appropriate state statutes shall cover and affect the Subsequently Created Interest and the rights of the parties shall be the same as if the Subsequently Created Interest had not been created.

3. If the owner of the interest from which a Subsequently Created Interest is derived (i) elects to abandon a well under the provisions of Article VI.E hereof, (ii) elects to surrender a Lease (or portion thereof) under the provision of Article VIII.A hereof, (iii) elects not to pay rentals attributable to its interest in any Lease and thereby is required to assign the Lease or that portion or interest therein for which it elects not to pay rentals to those parties paying such rental, or (iv) elects not to participate in a required operation, any assignment resulting from such election shall be free and clear of the Subsequently Created Interest.

The owner creating such Subsequently Created Interest shall indemnify and hold the other parties hereto harmless from any claim or cause of action by the owner of the Subsequently Created Interest.

EXHIBIT E

STATE OF TEXAS

COUNTY OF DEWITT

ASSIGNMENT AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, THAT:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, and the agreements set forth below, the receipt and sufficiency of which are hereby acknowledged,

MATADOR RESOURCES COMPANY, whose mailing address is One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, appearing herein through its duly authorized representative (“Assignor”),

does hereby sell, transfer, assign, convey and deliver unto:

ORCA ICI DEVELOPMENT, JV, a Texas general partnership, whose mailing address is 5005 Riverway, Suite 440, Houston, Texas 77056, appearing herein through its duly authorized representative (“Assignee”),

(a)

an undivided five percent (5%) working interest in and to the oil, gas and mineral leases and subleases, including renewals, extensions, ratifications and amendments to such leases and subleases, described in Exhibit A attached hereto (the “Leases”) INSOFAR AND ONLY INSOFAR as such Leases cover (i) the wellbore of the             [DeWitt Earning Well reaching 500,000 BOE], Wellbore API No.             (the “Well”), situated in DeWitt County, Texas, and (ii) cover or relate to all intervals, formations, strata and depths located in the stratigraphic equivalent of the [formation into which such well was completed in accordance with Section 11(e) of the Purchase Sale and Participation Agreement between the parties], (b) all natural gas, casinghead gas, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous

1

or liquid, produced and severed from or allocable to the Leases within the drilling and spacing unit established for the Well by the Texas Railroad Commission (the “Hydrocarbons”), (c) all tangible personal property situated at, or used in connection with, the Well, including, without limitation, all facilities, foundations, surface equipment, down-hole equipment, tanks, pumps, compressors, separators, gathering lines, gas lines, water lines, pipelines, buildings, inventory and all other tangible property used or obtained in connection with the Well (the “Equipment”), limited, however, to the Equipment for which Assignee incurred and paid, or Assignor incurred, carried and paid on behalf of Assignee, a portion of the expenses related thereto and (d) all rights-of-way, easements, surface use agreements, salt water disposal well agreements, permits and division orders (collectively, the “Agreements”), limited, however, to the Agreements for which Assignee incurred and paid, or Assignor incurred, carried and paid on behalf of Assignee, a portion of the expenses relating thereto (such undivided 5% interest in all of the property and rights described in clauses (a) through (d) is referred to as the “Interests”).

TO HAVE AND TO HOLD the Interests unto Assignee, its successors and assigns, forever.

This Assignment and Bill of Sale is made subject to the following:

1.

This Assignment and Bill of Sale is made and accepted without any representation or warranty, express or implied, relating to the fitness for particular use or physical condition of the Equipment; it being understood that the Interests in the Equipment are conveyed “AS IS, WHERE IS”, Assignee hereby acknowledging reliance solely upon its own inspection of the Equipment, and not on any warranties or representations as to the fitness for particular use or physical condition of the Equipment from Assignor.

2.

Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular title to the Interests unto Assignee against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or

2

under Assignor, but not otherwise. Assignor represents and warrants that the Interests are free and clear of any liens, security interests, mortgages or other encumbrances created by, through or under Assignor, but not otherwise.

3.

Except for the Interests conveyed hereunder, Assignor otherwise retains and reserves unto itself and excludes from this conveyance all of Assignor’s right, title and interest in the Leases, Well, Hydrocarbons, Equipment and Agreements.

4.

This Assignment and Bill of Sale is executed and delivered in accordance with the requirements of and subject to the terms and provisions of that certain Purchase, Sale and Participation Agreement dated as of May 16, 2011, by and between Orca ICI Development, JV and Orca Assets GP, LLC, collectively, as Seller, and Matador Resources Company, as Buyer, and that certain Joint Operating Agreement dated as of May __, 2011 between the same parties. It is also subject to [list other agreements, if applicable, such as unit agreements, orders and decisions of regulatory authorities establishing or relating to units, unit operating agreements, operating agreements, communitization agreements, gas purchase agreements, oil purchase agreements, gathering agreements, transportation agreements, processing or treating agreements, farmout agreements and farmin agreements and any other agreements relating to the Leases, Well and Hydrocarbons].

5.

The Interests conveyed hereby shall bear their proportionate part of all royalties, overriding royalties and all other burdens on production from the Well reflected in the deed records of the county in which the Wells is located, which burdens on each of the Leases shall equal 5% of 8/8ths in the aggregate.

6.

The Interests may be further assigned by Assignee and the terms and provisions of this Assignment and Bill of Sale shall be covenants running with the land and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7.

Assignor shall execute, acknowledge and deliver to Assignee such further instruments, and take such other action, as may be reasonably requested to more effectively assure to said party all of the properties, rights, titles and interests intended to be assigned and conveyed hereby.

SIGNATURE PAGE TO FOLLOW

3

IN WITNESS WHEREOF, this instrument is executed by the parties as of             , 201    .

MATADOR RESOURCES COMPANY

By:
Name:
Title:

ORCA ICI DEVELOPMENT, JV

By:	ORCA ASSETS GP, LLC,
Managing Partner

By:
Name:
Title:

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ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BE IT KNOWN, that on this             day of             , 201    , before me, the undersigned notary public, personally came and appeared             , to me personally known, who, being by me first duly sworn, did depose and say that he is the             of Matador Resources Company, a Texas corporation, and that the said instrument was signed on behalf of said corporation with due authorization and acknowledged same as the free act and deed of said corporation.

NOTARY PUBLIC in and for the State of Texas
Name:
Commission Expires:
Notary No.:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BE IT KNOWN, that on this             day of             , 201    , before me, the undersigned notary public, personally came and appeared             , to me personally known, who, being by me first duly sworn, did depose and say that he is the             of Orca ICI Development, JV, a Texas general partnership, and that the said instrument was signed on behalf of said partnership with due authorization and acknowledged same as the free act and deed of said partnership.

NOTARY PUBLIC in and for the State of Texas
Name:
Commission Expires:
Notary No.:

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EXHIBIT F

STATE OF TEXAS	§
§
COUNTY OF DEWITT	§

ASSIGNMENT AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, THAT:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, and the agreements set forth below, the receipt and sufficiency of which are hereby acknowledged,

MATADOR RESOURCES COMPANY, whose mailing address is One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, appearing herein through its duly authorized representative (“Assignor”),

does hereby sell, transfer, assign, convey and deliver unto:

ORCA ICI DEVELOPMENT, JV, a Texas general partnership, whose mailing address is 5005 Riverway, Suite 440, Houston, Texas 77056, appearing herein through its duly authorized representative (“Assignee”),

(a)

an undivided fifteen percent (15%) working interest in and to the oil, gas and mineral leases and subleases, including renewals, extensions, ratifications and amendments to such leases and subleases, described in Exhibit A attached hereto (the “Leases”) INSOFAR AND ONLY INSOFAR as such Leases cover (i) the wellbore of the             [DeWitt Earning Well reaching 750,000 BOE], Wellbore API No.             (the “Well”), situated in DeWitt County, Texas, and (ii) cover or relate to all intervals, formations, strata and depths located in the stratigraphic equivalent of the [formation into which such well was completed in accordance with Section 11(e) of the Purchase Sale and Participation Agreement between the parties], (b) all natural gas, casinghead gas, natural gas liquids, condensate, products, crude oil and other hydrocarbons,

1

whether gaseous or liquid, produced and severed from or allocable to the Leases within the drilling and spacing unit established for the Well by the Texas Railroad Commission (the “Hydrocarbons”), (c) all tangible personal property situated at, or used in connection with, the Well, including, without limitation, all facilities, foundations, surface equipment, down-hole equipment, tanks, pumps, compressors, separators, gathering lines, gas lines, water lines, pipelines, buildings, inventory and all other tangible property used or obtained in connection with the Well (the “Equipment”), limited, however, to the Equipment for which Assignee incurred and paid, or Assignor incurred, carried and paid on behalf of Assignee, a portion of the expenses related thereto and (d) all rights-of-way, easements, surface use agreements, salt water disposal well agreements, permits and division orders (collectively, the “Agreements”), limited, however, to the Agreements for which Assignee incurred and paid, or Assignor incurred, carried and paid on behalf of Assignee, a portion of the expenses relating thereto (such undivided 15% interest in all of the property and rights described in clauses (a) through (d) is referred to as the “Interests”).

TO HAVE AND TO HOLD the Interests unto Assignee, its successors and assigns, forever.

This Assignment and Bill of Sale is made subject to the following:

1.

This Assignment and Bill of Sale is made and accepted without any representation or warranty, express or implied, relating to the fitness for particular use or physical condition of the Equipment; it being understood that the Interests in the Equipment are conveyed “AS IS, WHERE IS”, Assignee hereby acknowledging reliance solely upon its own inspection of the Equipment, and not on any warranties or representations as to the fitness for particular use or physical condition of the Equipment from Assignor.

2.

Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular title to the Interests unto Assignee against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or

2

under Assignor, but not otherwise. Assignor represents and warrants that the Interests are free and clear of any liens, security interests, mortgages or other encumbrances created by, through or under Assignor, but not otherwise.

3.

Except for the Interests conveyed hereunder, Assignor otherwise retains and reserves unto itself and excludes from this conveyance all of Assignor’s right, title and interest in the Leases, Well, Hydrocarbons, Equipment and Agreements.

4.

This Assignment and Bill of Sale is executed and delivered in accordance with the requirements of and subject to the terms and provisions of that certain Purchase, Sale and Participation Agreement dated as of May 16, 2011, by and between Orca ICI Development, JV and Orca Assets GP, LLC, collectively, as Seller, and Matador Resources Company, as Buyer, and that certain Joint Operating Agreement dated as of May __, 2011 between the same parties. It is also subject to [list other agreements, if applicable, such as unit agreements, orders and decisions of regulatory authorities establishing or relating to units, unit operating agreements, operating agreements, communitization agreements, gas purchase agreements, oil purchase agreements, gathering agreements, transportation agreements, processing or treating agreements, farmout agreements and farmin agreements and any other agreements relating to the Leases, Well and Hydrocarbons].

5.

The Interests conveyed hereby shall bear their proportionate part of all royalties, overriding royalties and all other burdens on production from the Well reflected in the deed records of the county in which the Wells is located, which burdens on each of the Leases shall equal 15% of 8/8ths in the aggregate.

6.

The Interests may be further assigned by Assignee and the terms and provisions of this Assignment and Bill of Sale shall be covenants running with the land and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7.

Assignor shall execute, acknowledge and deliver to Assignee such further instruments, and take such other action, as may be reasonably requested to more effectively assure to said party all of the properties, rights, titles and interests intended to be assigned and conveyed hereby.

SIGNATURE PAGE TO FOLLOW

3

IN WITNESS WHEREOF, this instrument is executed by the parties as of             , 201    .

MATADOR RESOURCES COMPANY

By:
Name:
Title:

ORCA ICI DEVELOPMENT, JV

By:	ORCA ASSETS GP, LLC

By:
Name:
Title:

4

ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BE IT KNOWN, that on this             day of             , 201    , before me, the undersigned notary public, personally came and appeared             , to me personally known, who, being by me first duly sworn, did depose and say that he is the             of Matador Resources Company, a Texas corporation, and that the said instrument was signed on behalf of said corporation with due authorization and acknowledged same as the free act and deed of said corporation.

NOTARY PUBLIC in and for the State of Texas
Name:
Commission Expires:
Notary No.:

STATE OF TEXAS	§
§
COUNTY OF	§

BE IT KNOWN, that on this             day of             , 201    , before me, the undersigned notary public, personally came and appeared             , to me personally known, who, being by me first duly sworn, did depose and say that he is the             of Orca ICI Development, JV, a Texas general partnership, and that the said instrument was signed on behalf of said partnership with due authorization and acknowledged same as the free act and deed of said partnership.

NOTARY PUBLIC in and for the State of Texas
Name:
Commission Expires:
Notary No.:

1

EXHIBIT G

STATE OF TEXAS	§
§
COUNTY OF	§

ASSIGNMENT AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, THAT:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, and the agreements set forth below, the receipt and sufficiency of which are hereby acknowledged,

MATADOR RESOURCES COMPANY, whose mailing address is One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, appearing herein through its duly authorized representative (“Assignor”),

does hereby sell, transfer, assign, convey and deliver unto:

ORCA ICI DEVELOPMENT, JV, a Texas general partnership, and ORCA ASSETS GP, LLC, a Texas limited liability company, collectively, whose mailing address is 5005 Riverway, Suite 440, Houston, Texas 77056, each appearing herein through duly authorized representative (“Assignee”),

(a)

an undivided twenty five percent (25%) working interest in and to the oil, gas and mineral leases and subleases, including renewals, extensions, ratifications and amendments to such leases and subleases, described in Exhibit A attached hereto (the “Leases”) INSOFAR AND ONLY INSOFAR as such Leases cover (i) the wellbore of the             [KGW Earning Well], Wellbore API No.             (the “Well”), situated in             County, Texas, and (ii) 110 acres surrounding the wellbore for such Well in the form of a rectangle with the Well in the center, (b) all natural gas, casinghead gas, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous or liquid, produced and severed from or allocable to the Leases within the drilling and spacing unit established for the Well by the Texas Railroad

1

Commission (the “Hydrocarbons”), (c) all tangible personal property situated at, or used in connection with, the Well, including, without limitation, all facilities, foundations, surface equipment, down-hole equipment, tanks, pumps, compressors, separators, gathering lines, gas lines, water lines, pipelines, buildings, inventory and all other tangible property used or obtained in connection with the Well (the “Equipment”), limited, however, to the Equipment for which Assignee incurred and paid, or Assignor incurred, carried and paid on behalf of Assignee, a portion of the expenses related thereto and (d) all rights-of-way, easements, surface use agreements, salt water disposal well agreements, permits and division orders (collectively, the “Agreements”), limited, however, to the Agreements for which Assignee incurred and paid, or Assignor incurred, carried and paid on behalf of Assignee, a portion of the expenses relating thereto (such undivided 25% interest in all of the property and rights described in clauses (a) through (d) is referred to as the “Interests”).

TO HAVE AND TO HOLD the Interests unto Assignee, its successors and assigns, forever.

This Assignment and Bill of Sale is made subject to the following:

1.

This Assignment and Bill of Sale is made and accepted without any representation or warranty, express or implied, relating to the fitness for particular use or physical condition of the Equipment; it being understood that the Interests in the Equipment are conveyed “AS IS, WHERE IS” Assignee hereby acknowledging reliance solely upon its own inspection of the Equipment, and not on any warranties or representations as to the fitness for particular use or physical condition of the Equipment from Assignor.

2.

Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular title to the Interests unto Assignee against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise. Assignor represents and warrants that the Interests are free and clear of any liens, security interests, mortgages or other encumbrances created by, through or under Assignor, but not otherwise.

2

3.

Except for the Interests conveyed hereunder, Assignor otherwise retains and reserves unto itself and excludes from this conveyance all of Assignor’s right, title and interest in the Leases, Well, Hydrocarbons, Equipment and Agreements.

4.

This Assignment and Bill of Sale is executed and delivered in accordance with the requirements of and subject to the terms and provisions of that certain Purchase, Sale and Participation Agreement dated as of May __, 2011, by and between Orca ICI Development, JV and Orca Assets GP, LLC, collectively, as Seller, and Matador Resources Company, as Buyer, and that certain Joint Operating Agreement dated as of May __, 2011 between the same parties. It is also subject to [list other agreements, if applicable, such as unit agreements, orders and decisions of regulatory authorities establishing or relating to units, unit operating agreements, operating agreements, communitization agreements, gas purchase agreements, oil purchase agreements, gathering agreements, transportation agreements, processing or treating agreements, farmout agreements and farmin agreements and any other agreements relating to the Leases, Well and Hydrocarbons].

5.

The Interests conveyed hereby shall bear their proportionate part of all royalties, overriding royalties and all other burdens on production from the Well reflected in the deed records of the county in which the Wells is located, which burdens on each of the Leases shall equal 25% of 8/8ths in the aggregate.

6.

The Interests may be further assigned by Assignee and the terms and provisions of this Assignment and Bill of Sale shall be covenants running with the land and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7.

Assignor shall execute, acknowledge and deliver to Assignee such further instruments, and take such other action, as may be reasonably requested to more effectively assure to said party all of the properties, rights, titles and interests intended to be assigned and conveyed hereby.

3

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this instrument is executed by the parties as of             , 201    .

MATADOR RESOURCES COMPANY

By:
Name:
Title:

ORCA ICI DEVELOPMENT, JV

By:
Name:
Title:

ORCA ASSETS GP, LLC

By:
Name:
Title:

4

ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BE IT KNOWN, that on this             day of             , 201    , before me, the undersigned notary public, personally came and appeared             , to me personally known, who, being by me first duly sworn, did depose and say that he is the             of Matador Resources Company, a Texas corporation, and that the said instrument was signed on behalf of said corporation with due authorization and acknowledged same as the free act and deed of said corporation.

NOTARY PUBLIC in and for the State of Texas
Name:
Commission Expires:
Notary No.:

STATE OF TEXAS	§
§
COUNTY OF	§

BE IT KNOWN, that on this             day of             , 201    , before me, the undersigned notary public, personally came and appeared             , to me personally known, who, being by me first duly sworn, did depose and say that he is the             of Orca ICI Development, JV, a Texas general partnership, and that the said instrument was signed on behalf of said partnership with due authorization and acknowledged same as the free act and deed of said partnership.

NOTARY PUBLIC in and for the State of Texas
Name:
Commission Expires:
Notary No.:

1

STATE OF TEXAS	§
§
COUNTY OF	§

BE IT KNOWN, that on this             day of             , 201    , before me, the undersigned notary public, personally came and appeared             , to me personally known, who, being by me first duly sworn, did depose and say that he is the             of Orca Assets GP, LLC, a Texas limited liability company, and that the said instrument was signed on behalf of said limited liability company with due authorization and acknowledged same as the free act and deed of said limited liability company.

NOTARY PUBLIC in and for the State of Texas
Name:
Commission Expires:
Notary No.:

2

EXHIBIT H

STATE OF TEXAS	§
§
COUNTY OF	§

REASSIGNMENT AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that for and in consideration of the sum of Ten and No/100 Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and for which full acquittance and discharge is hereby granted,

MATADOR RESOURCES COMPANY, a Texas corporation, whose mailing address is One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, TX 75240, appearing herein through its duly authorized representative (“Assignor”)

does hereby grant, sell, transfer, assign, convey and deliver unto:

ORCA ICI DEVELOPMENT, JV, a Texas general partnership, whose mailing address is 5005 Riverway, Suite 440, Houston, Texas 77056, appearing herein through its duly authorized representative (“Assignee”)

an undivided Twenty-Five Percent (25%) interest in the following leases, hereinafter called the “KGW Leases” (the “Assigned Interest”):

See attached Exhibit A

TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns, forever.

This reassignment (this “Reassignment”) is made and accepted subject to the following:

1. This Reassignment is made by Assignor and accepted by Assignee without any representation or warranty, express, implied or statutory, relating to the fitness for particular use or physical condition of any well on the KGW Leases or the equipment related thereto, it being understood that the interest in any such well and the equipment is conveyed “AS IS, WHERE IS,” and WITH ALL FAULTS, without any warranties, express or implied or statutory, all of which are expressly disclaimed. Assignee hereby acknowledges reliance solely upon its own inspection of such wells, and not on any warranties or representations as to the fitness for particular use or physical condition of such wells from Assignor.

2. This Reassignment is made by Assignor and accepted by Assignee without any warranty of title, either express or implied, and without recourse, except that Assignor warrants title as to all parties claiming by, through or under Assignor, free and clear of all encumbrances, but is made with full substitution and subrogation in and to all of Assignor’s rights and actions of warranty.

3. This Reassignment is executed and delivered in accordance with the terms and provisions of that certain Purchase, Sale and Participation Agreement dated as of May __, 2011, by and between Assignee, as Seller, and Assignor, as Buyer (the “Purchase, Sale and Participation Agreement”). Capitalized terms not otherwise defined herein have the meaning assigned to them in the Purchase, Sale and Participation Agreement.

4. This Reassignment is made subject to all of the terms, conditions and obligations contained in the KGW Leases and Assignee assumes its proportionate share of any obligations thereunder, to the extent of the Assigned Interest.

1

5. This Reassignment is made subject to all of the terms, covenants, conditions and provisions of that certain Operating Agreement dated May             , 2011 by and between Assignor and Assignee as non-operators and Assignor’s affiliate Matador Production Company as operator.

6. This Reassignment is made subject to all existing royalty and overriding royalty burdens applicable to the KGW Leases in existence as of the date of this Reassignment and which are of record or of which Assignee has actual or constructive notice.

7. This Reassignment is made subject to all of the applicable rules, regulations, or laws of and, if applicable, approval by any federal, state or municipal agency or body having jurisdiction over the KGW Leases.

8. The terms, provisions, conditions, covenants and obligations of this Reassignment shall constitute real obligations correlative and incidental to the rights assigned and reserved herein and shall inure to the benefit of and be binding upon Assignor and Assignee, and their respective successors and assigns. Any successor owner to any of the rights assigned or reserved herein shall expressly agree to be bound by the terms, provisions, conditions, covenants and obligations of this Reassignment, to the extent of the Assigned Interest.

Assignor and Assignee agree to execute and deliver such other and further instruments and will do such other and further acts as may be necessary or desirable to carry out more effectively the intents and purposes of this Reassignment.

This Reassignment, including all of the terms, conditions, covenants, limitations and provisions, shall be considered covenants running with the KGW Leases and the lands covered thereby and shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

This Reassignment is made with full substitution and subrogation of Assignee, its legal representatives, successors and assigns in and to all covenants and warranties heretofore given or made in respect to any of the Assigned Interest, and Assignor hereby assigns and conveys to Assignee all such covenants and warranties and all of Assignor’s rights thereunder which correspond to the Assigned Interest conveyed to Assignee hereunder.

This Reassignment may be executed in any number of counterparts and each counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

[Signature Page Follows]

2

IN WITNESS WHEREOF, this Reassignment is executed by the parties on the dates set forth in their respective acknowledgements hereto.

ASSIGNOR:

MATADOR RESOURCES COMPANY

By:
Name:
Title:

ASSIGNEE:

ORCA ICI DEVELOPMENT, JV

By:	ORCA ASSETS GP, LLC

By:
Name:
Title:

3

ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me on this         day of             , 201    , by                         as                         of MATADOR RESOURCES COMPANY, a Texas corporation, and on behalf of said corporation.

Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me on this             day of             , 201    , by                         as                         of ORCA ASSETS GP, LLC, a Texas limited liability company, as managing partner of ORCA ICI DEVELOPMENT, JV, a Texas general partnership, and on behalf of said partnership.

Notary Public, State of Texas

4

EXHIBIT A

Description of KGW Leases

[insert schedule of KGW Leases]

INSOFAR AND ONLY INSOFAR AS the KGW Leases do not provide rights in and to the wellbore of any of the KGW Earning Wells or the 110 acres surrounding the wellbore for such KGW Earning Wells in the form of a rectangle with the KGW Earning Well in the center, previously assigned to Assignee.

5

EXHIBIT I

STATE OF TEXAS	§
§
COUNTY OF DEWITT	§
COUNTY OF KARNES	§
COUNTY OF GONZALES	§
COUNTY OF WILSON	§

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that for and in consideration of the sum of Ten and No/100 Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and for which full acquittance and discharge is hereby granted,

ORCA ICI DEVELOPMENT, JV, a Texas general partnership, whose mailing address is 5005 Riverway, Suite 440, Houston, Texas 77056, appearing herein through its duly authorized representative (“Assignor”)

does hereby grant, sell, transfer, assign, convey and deliver unto:

MATADOR RESOURCES COMPANY, a Texas corporation, whose mailing address is One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, TX 75240, appearing herein through its duly authorized representative (“Assignee”)

(i)

an undivided Fifty Percent (50%) of 8/8ths of Assignor’s right, title and interest in and to the oil, gas and mineral leases and subleases, including renewals, extensions, ratifications and amendments to such leases and subleases, and further including working interests, rights of assignment and Assignment, net revenue interests and undeveloped locations under or in oil, gas and mineral leases, and interests in rights to explore for and produce oil, gas or other minerals covering approximately 2,794.728 gross acres and 2,794.728 net acres in DeWitt County, Texas insofar and only insofar as such rights, titles and interests are described in Exhibit “A” (all references in this Assignment to Exhibit “A” shall be deemed to include Exhibit “A-1”) attached and made a part hereof (all of such right, title and interest described in this Section (i) being hereinafter referred as the “DeWitt Leases” or in some cases “DeWitt Lease” if the context requires, but excluding the 220 acres associated with the Lewton #1H well as identified in the Farmout Agreement dated March 18, 2011, by and between Buyer and Seller);

(ii)

One Hundred Percent (100%) of 8/8ths of Assignor’s right, title and interest in and to the oil, gas and mineral leases and subleases, including renewals, extensions, ratifications and amendments to such leases and subleases, and further including working interests, rights of assignment and Assignment, net revenue interests and undeveloped locations under or in oil, gas and mineral leases, and interests in rights to explore for and produce oil, gas or other minerals covering approximately 3,938.081 gross acres and 3,938.081 net acres in Karnes, Gonzales and Wilson Counties, Texas insofar and only insofar as such rights, titles and interests are described in Exhibit “B” (all references in this Assignment to Exhibit “B” shall be deemed to include Exhibit “B-1”) attached and made a part hereof (all of such right, title and interest described in this Section (ii) being hereinafter referred to herein as the “KGW Leases” or in some cases “KGW Lease” if the context requires; the DeWitt Leases and KGW Leases (or assigned interest therein) being hereinafter referred to collectively as the “Leases” or in some cases “Lease” if the context requires) (all of the interests described in Section (i) and Section (ii), hereinafter the “Assigned Interest”);

TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns, forever.

1

This Assignment (this “Assignment”) is made and accepted subject to the following:

1. This Assignment is made by Assignor and accepted by Assignee without any warranty of title, either express or implied, and without recourse, except that Assignor warrants title as to all parties claiming by, through or under Assignor free and clear of all encumbrances, but is made with full substitution and subrogation in and to all of Assignor’s rights and actions of warranty.

2. This Assignment is executed and delivered in accordance with the terms and provisions of that certain Purchase, Sale and Participation Agreement dated as of May __, 2011, by and between Assignor, as Seller, and Assignee, as Buyer (the “Purchase, Sale and Participation Agreement”). Capitalized terms not otherwise defined herein have the meaning assigned to them in the Purchase, Sale and Participation Agreement.

3. This Assignment is made subject to all of the terms, conditions and obligations contained in the Leases and Assignee assumes its proportionate share of any obligations thereunder, to the extent of the Assigned Interest.

4. This Assignment is made subject to all of the terms, covenants, conditions and provisions of that certain Operating Agreement dated May             , 2011 by and between Assignor and Assignee as non-operators and Assignee’s affiliate Matador Production Company as operator.

5. This Assignment is made subject to all existing royalty and overriding royalty burdens applicable to the Leases in existence as of the date of this Assignment and which are of record or of which Assignee has actual or constructive notice.

6. This Assignment is made subject to all of the applicable rules, regulations or laws of and, if applicable, approval by any federal, state or municipal agency or body having jurisdiction over the Leases.

7. The terms, provisions, conditions, covenants and obligations of this Assignment shall constitute real obligations correlative and incidental to the rights assigned and reserved herein and shall inure to the benefit of and be binding upon Assignor and Assignee, and their respective successors and assigns. Any successor owner to any of the rights assigned or reserved herein shall expressly agree to be bound by the terms, provisions, conditions, covenants and obligations of this Assignment, to the extent of the Assigned Interest.

Assignor and Assignee agree to execute and deliver such other and further instruments and will do such other and further acts as may be necessary or desirable to carry out more effectively the intents and purposes of this Assignment.

This Assignment, including all of the terms, conditions, covenants, limitations and provisions, shall be considered covenants running with the Leases and the lands covered thereby and shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

This Assignment is made with full substitution and subrogation of Assignee, its legal representatives, successors and assigns in and to all covenants and warranties heretofore given or made in respect to any of the Assigned Interest, and Assignor hereby assigns and conveys to Assignee all such covenants and warranties and all of Assignor’s rights thereunder which correspond to the Assigned Interest conveyed to Assignee hereunder.

This Assignment may be executed in any number of counterparts and each counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

[Signature Page Follows]

2

IN WITNESS WHEREOF, this Assignment is executed by the parties on the dates set forth in their respective acknowledgements hereto.

ASSIGNOR:

ORCA ICI DEVELOPMENT, JV

By:
Name:
Title:

ORCA ASSETS GP, LLC

By:
Name:
Title:

ASSIGNEE:

MATADOR RESOURCES COMPANY

By:
Name:
Title:

3

ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me on this             day of             , 201    , by             as             of ORCA ASSETS GP, LLC, a Texas limited liability company, as managing partner of ORCA ICI DEVELOPMENT, JV, a Texas general partnership, and on behalf of said partnership.

Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me on this             day of             , 201    , by             as             of MATADOR RESOURCES COMPANY, a Texas corporation, and on behalf of said corporation.

Notary Public, State of Texas

4

Exhibit J

EXHIBIT “K”

Attached to and made a part of that certain

Purchase, Sale and Participation Agreement, dated May 16th, 2011 by and among Orca ICI Development, JV and Matador Resources Company

“Other Obligations”

1. Those certain operational requirements and obligations under that certain Oil, Gas and Mineral Lease dated October 1, 2010, between Susan Cooper Weaver, Trustee of (i) the Susan Cooper Weaver – Dewitt Trust, (ii) the Robert Clayton Weaver – Dewitt Trust, (iii) the Benjamin Cole Weaver – Dewitt Trust, (iv) the Kathryn Avery Weaver – Dewitt Trust, (v) the Charles Ryan Weaver – Dewitt Trust, and (vi) the Jack Harrison Weaver – Dewitt Trust, as Lessor, and Orca Assets GP, LLC, as Lessee, as memorialized in that certain Memorandum of Oil, Gas and Mineral Lease dated October 1, 2010, executed by said Lessor and Lessee, and recorded as Instrument No. 71978, Official Public Records of DeWitt County, Texas, and in Volume 325, Page 308, Official Public Records of DeWitt County, Texas.

Exhibit L

EXHIBIT “            ”

ATTACHED TO AND MADE A PART OF THAT CERTAIN

AGREEMENT DATED             , 2011, AMONG            , AS

            , AND             , AS

TAX PARTNERSHIP AGREEMENT

1. GENERAL PROVISIONS

1.1 Designation of Documents. This exhibit is referred to in, and is part of, that certain             Agreement identified above. Such agreement (including all exhibits thereto, other than this exhibit) shall be hereinafter referred to as the “Agreement,” and this exhibit is hereinafter referred to as this “Exhibit.” Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2 Relationship of the Parties. The parties to the Agreement shall be hereinafter referred to as “Party” or collectively as “Parties.” The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of federal income taxation and certain state income tax laws which incorporate or follow federal income tax principles as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the “Partnership.” For every other purpose of the Agreement, the Parties understand and agree that their legal relationship to each other under applicable state law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s)-sublessee(s) and not a partnership; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its obligations.

1.3 Priority of Provisions of this Exhibit. If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and conditions of this Exhibit and the terms and conditions of the Agreement, the terms and conditions of this Exhibit shall govern and control unless specifically provided otherwise in the Agreement.

1.4 Survivorship.

1.4.1 Any termination of the Agreement shall not affect the continuing application of these Partnership provisions for the termination and liquidation of the Partnership.

1.4.2 Any termination of the Agreement shall not affect the continuing application of these Partnership provisions for the resolution of all matters regarding federal and state income reporting.

1.4.3 These Partnership provisions shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.

1.5 Term. The effective date of the Partnership shall be the effective date of the Agreement. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation of the Partnership.

2. INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS

2.1 Tax Returns. The Tax Matters Partner (“TMP”), as designated in Section 3.1, shall prepare and file all required federal and state partnership income tax returns. The TMP shall use all reasonable efforts to furnish, within thirty (30) days prior to the due date (with extensions) of each return, a copy of the tax return as proposed. The TMP shall also use reasonable efforts to provide such other information as may be requested by any other Party to enable the requesting Party to compute estimated quarterly taxable income of the Partnership.

2.2 Fair Market Value Capital Accounts. The TMP shall establish and maintain for each Party fair market value (“FMV”) capital accounts and tax basis capital accounts. Upon request, the TMP shall submit to the requesting Party, along with a copy of any proposed Partnership income tax return, an accounting of such Party’s FMV capital accounts as of the end of the return period.

2.3 Information Requests. Each Party agrees to furnish to the TMP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under this Agreement as may be required for the proper preparation of such returns and capital accounts.

2.4 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each year.

3. TAX MATTERS PARTNER

3.1 Tax Matters Partner.             is designated TMP as defined in Internal Revenue Code (the “Code”) §6231(a)(7). In the event of any change in the TMP, the Party serving as TMP at the beginning of a given taxable year shall continue as TMP with respect to all matters concerning such year. The TMP and other Parties shall use their best efforts to comply with responsibilities outlined in this Exhibit and Code §§6222 through 6233 and 6050K (and the Treasury Regulations thereunder). Notwithstanding the TMP’s obligation to use its best efforts in the fulfillment of its responsibilities, the TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses. TMP shall be reimbursed for expenses incurred in fulfilling the requirements of this Exhibit as provided for in the Agreement.

3.2 Information Request by the TMP. The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information (including information specified in Code §§6230(e) on partner identification and 6050K for transfers of Partnership interests) the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service (“IRS”).

3.3 TMP Agreements with IRS.

3.3.1 The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of the other Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of such Party.

3.3.2 In the event that any other Party enters into a settlement agreement with the Secretary of the Treasury with respect to any Partnership items, as defined in Code §6231(a)(3), such Party shall notify the TMP of the terms within ninety (90) days from the date of such settlement.

3.4 Inconsistent Treatment of Partnership Items. If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party’s intended treatment of a Partnership item with the treatment of that item by the Partnership. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

3.5 Request for Administrative Adjustment. No Party shall file pursuant to Code §6227 a request for an administrative adjustment of Partnership items without first notifying the other Parties. If the other Parties agree with the requested adjustment, the TMP shall file the request on behalf of the Partnership. If consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request, if shorter, any Party, including the TMP, may file a request for administrative adjustment on its own behalf.

3.6 Judicial Proceedings. Any Party intending to file a petition under Code §§ 6226, 6228, or any other Code section with respect to any Partnership item, or other tax matters involving the Partnership, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within a reasonable time to allow the other Parties to participate in the choice of the forum for such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by the TMP. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

4. TAX AND FMV CAPITAL ACCOUNT ELECTIONS

4.1 General Elections. For both income tax return and capital account purposes, the Partnership shall elect:

(a) to deduct currently intangible drilling and development costs (“IDC”);

(b) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;

(c) the accrual method of accounting;

(d) to report income on a calendar year basis;

(e) under Code §754 to adjust the basis of Partnership property, with the adjustments provided in Code §734 for a distribution of property and in Code §743 for a transfer of a Partnership interest. In case of distribution of property the TMP shall adjust all tax basis capital accounts. In the case of a transfer of a Partnership interest the acquiring Party(ies) shall establish and maintain its (their) tax basis capital account(s).

No Party shall make any election to be excluded from the partnership tax provisions of the Code or to cause the Partnership to be treated as anything other than as a partnership for United States tax purposes.

4.2 Depletion. Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treasury Regulation §1.704-1(b)(2)(iv)(k)(2), determined under the principles of Code §612 and based on the FMV capital account basis of each depletable property. Solely for purposes of this calculation, remaining reserves shall be as determined consistently by the TMP.

4.3 Other Tax or FMV Capital Account Elections or Consents. Any election other than those referenced above must be approved by all Parties.

5. CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS

5.1 Capital Contributions. The respective capital contributions of each Party to the Partnership shall be (a) each Party’s interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership and, (b) all amounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. For this purpose,             shall be treated as purchasing an interest in the Subject Properties in exchange for the Cash Payment, and             shall be treated as contributing such purchased interest in the Subject Properties to the Partnership.             shall be treated as contributing the remaining interest in the Subject Properties to the Partnership. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party’s agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2 FMV Capital Accounts. The FMV capital accounts shall be increased and decreased as follows:

5.2.1 The FMV capital accounts shall be increased by: (i) the amount of money and the fair market value of any property contributed by each Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject); (ii) a Party’s Section 6.1 allocated share of Partnership income and gain, or items thereof; and (iii) that Party’s share of Code §705(a)(1)(B) items.

5.2.2 The FMV capital accounts shall be decreased by: (i) the amount of money and the fair market value of property distributed to each Party (net of liabilities assumed by such Party or to which the property is subject); (ii) that Party’s Section 6.1 allocated share of Partnership loss and deductions, or items thereof; and (iii) that Party’s share of Code §705(a)(2)(B) items.

5.2.3 “Fair market value” when it applies to property contributed by a Party to the Partnership shall be assumed to equal the adjusted tax basis, as defined in Code §1011, of that property unless the Parties agree otherwise as indicated below or in a separate written agreement attached hereto. The Parties agree that the oil and gas leases comprising the             Prospect and the             Prospect shall have a fair market value of $            per acre.

6. PARTNERSHIP ALLOCATIONS

6.1 FMV Capital Account Allocations. Each item of income, gain, loss, or deduction shall be allocated to each Party as follows:

6.1.1 Actual or deemed income from the sale, exchange, distribution or other disposition of production, and any tax credits under the Code relating thereto, shall be allocated to the Party entitled under the Agreement to such production or the proceeds from the sale of such production. The amount of income from the sale and FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties’ FMV capital accounts.

6.1.2 Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost under the Agreement.

6.1.3 Depreciation shall be allocated to each Party in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset under the Agreement.

6.1.4 Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.

6.1.5 Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property.

6.1.6 Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage or fractional interests under the Agreement.

6.1.7 Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such costs or expenses under the Agreement.

6.1.8 Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party under the Agreement.

6.2 Tax Return and Tax Basis Capital Account Allocations.

6.2.1 Unless otherwise expressly provided in this Section 6.2, the allocations of Partnership items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocations under Section 6.1. However, the Partnership’s gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Section 6.1, if any, is allocated to the contributing Party to the extent of such Party’s pre-contribution gain or loss.

6.2.2 The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party’s share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3 The Parties recognize that under Code §613A(c)(7)(D) the computation of gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. Furthermore, as provided in Treasury Regulation §1.704-1(b)(4)(v) for oil and gas properties, the amount realized is allocated as follows: (i) An amount that represents recovery of adjusted simulated depletion basis is allocated (without being credited to the capital accounts) to the Parties in proportion to the Parties’ allocable shares of the remaining simulated depletion basis, taking into account the amounts credited to their respective FMV capital accounts under Section 5.2 and their respective simulated depletion allocations under Section 6.1.4, and (ii) any remaining realization is allocated in accordance with Section 6.1.6.

6.2.4 Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.

6.2.5 Any recapture of depreciation, IDC, and any other item of deduction or credit shall, to the extent possible, be allocated among the Parties in accordance with their sharing of the depreciation, IDC, or other item of deduction or credit which is recaptured.

6.2.6 Any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Section 6.2.2.

6.2.7 For Partnership properties with FMV capital account values different from their adjusted tax bases, the Parties intend that the allocations described in this Section 6.2 constitute a “reasonable method” of allocating gain or loss under Treasury Regulation §1-704-3(a)(1).

6.2.8 The income attributable to take-in-kind production will not be reflected on the Partnership tax returns.

7. TERMINATION AND LIQUIDATING DISTRIBUTION

7.1 Termination of the Partnership. Termination shall occur only upon the mutual agreement of the Parties. Upon any such termination, the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Sections 7.2, 7.3 and 7.4.

7.2 Reversion. First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by the other Parties under the Agreement shall be returned to the contributor.

7.3 Balancing. Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TMP shall take the actions specified under this Section 7.3 in order to cause the ratios of the Parties’ FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party’s FMV capital account is represented by a fraction, the numerator of which is the Party’s FMV capital account balance and the denominator of which is the sum of all Parties’ FMV capital account balances. This is hereafter referred to as the “balancing of the FMV capital accounts” and, when completed, the FMV capital accounts of the Parties shall be referred to as “balanced.”

7.3.1 The fair market value of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such fair market value, shall be allocated in accordance with Sections 6.1.5 and 6.1.6. If hereafter any Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with of Treasury Regulation §1.704-1(b)(2)(ii)(b)(3) such Party is obligated to contribute an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account. Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Sections 7.3.2 and 7.3.3 shall apply.

7.3.2 If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.

7.3.3 Unless Section 7.3.2 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.3.4 If a property is to be valued under Section 7.3.1 or distributed pursuant to Sections 7.3.2 or 7.3.3 the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TMP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.4 Final Distribution. After the FMV capital accounts of the Parties have been adjusted pursuant to Section 7.3, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

8. TRANSFERS

8.1 Transfer of Partnership Interests. Transfers of Partnership interests shall be governed by the Agreement and shall be treated as a transfer of an interest in the Partnership and not as an interest in the properties which are subject to the provisions of this Exhibit. A Party transferring its interest, or any part thereof, shall notify the TMP in writing within two weeks after such transfer.

Addendum to Purchase Sale and Participation Agreement

This Addendum to Purchase Sale and Participation Agreement (the “Addendum”) is entered into this 16th day of May, 2011 by and between Matador Resources Company, a Texas corporation (“Buyer”), and Orca ICI Development JV, a Texas general partnership (“Seller”).

WHEREAS, the Buyer and Seller have entered into that certain Purchase Sale and Participation Agreement dated of even date herewith (the “Agreement”) with respect to the sale of certain oil and gas leases in DeWitt, Karnes, Wilson and Gonzales Counties, and

WHEREAS, an Exhibit to the Agreement is a form of Joint Operating Agreement, to be entered into between the parties (the “JOA”); and

WHEREAS, in addition to the terms and conditions set forth and agreed to in the Agreement, Buyer and Seller desire to make certain additional agreements set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Post-Closing JOA Revisions. Buyer and Seller have identified the following described issue in the JOA, which the parties agree to address in detail, in the form of an amendment to the JOA as attached to the Agreement, the precise language of which the parties shall jointly develop and approve in good faith, and incorporate as a modification to the existing language of the JOA. The parties agree to cooperate to complete such an amendment within ten (10) business days after the Closing Date.

In the event the Operator under the JOA proposes an operation on a well (other than an Initial Well), and the non-operator does not consent to and participate in such operation, and thereafter, the Operator proposes to engage in the type of operation(s) described in Section VI.B of the JOA with respect to such well, then the non-operator may then consent to and elect to participate in those subsequent operations described in Section VI.B of the JOA, without suffering any non-consent penalty. The AFE for the subsequent operation shall include a pro-rata portion of the costs associated with the earlier operation(s) that the non-operator did not consent to and participate in, without the non-consent penalty attached thereto, to the extent those costs would have been necessary in order to perform the subsequent operation standing alone.

2. Tax Partnership Agreement. Buyer and Seller understand and acknowledge that the transactions contemplated in the Agreement will result in a deemed partnership between Buyer and Seller for federal income tax purposes. In order to adequately plan for and address the tax issues that may result therefrom, the parties agree to work in good faith to approve and execute a mutually-acceptable tax partnership agreement, substantially in the form attached hereto, within ten (10) business days after the Closing Date.

3. Miscellaneous. Terms which are defined in the Agreement shall have the same meanings when used herein.

Addendum to Contract

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IN WITNESS WHEREOF, Buyer and Seller have executed this Addendum as of the date first appearing above.

Seller:

ORCA ICI DEVELOPMENT, JV

By:   ORCA ASSETS G.P., LLC,

          its Managing Partner

By:
Lawrence Berry, President

Buyer:

MATADOR RESOURCES COMPANY

By:
Joseph Wm. Foran
Chairman, President & CEO

Addendum to Contract

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